              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON          .

                                        REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            GRYPHON GOLD CORPORATION
                 (Name of Small Business Issuer in its charter)

         NEVADA                                   1041                             92-0185596
 (State or jurisdiction                    (Primary Standard                     I.R.S. Employee
    of incorporation                   Industrial Classification               Identification No.)
    or organization)                          Code Number)

                 390 UNION BLVD., SUITE 360
                    LAKEWOOD, CO, 80228                                              303-679-9819
          (Address of principal executive offices)               (Registrant's telephone number, including area code)

                             PARACORP INCORPORATED
                            318 N CARSON STREET #208
                           CARSON CITY, NEVADA 89701
                             PHONE: (775) 883-0104
           (Name, address and telephone number of agent for service)
                             ---------------------
                                   COPIES TO:

        KENNETH SAM, ESQ.              PHILIPPE TARDIF, ESQ.             ANDREW FOLEY, ESQ.               DAVID REDFORD, ESQ.
      CHRIS DOERKSEN, ESQ.               LANG MICHENER LLP               PAUL WEISS RIFKIND                   GOODMANS LLP
      DORSEY & WHITNEY LLP          SUITE 2500, 181 BAY STREET          WHARTON GARRISON LLP         355 BURRARD STREET, SUITE 1900
  1420 FIFTH AVENUE, SUITE 3400          TORONTO, ONTARIO            1285 AVENUE OF THE AMERICAS      VANCOUVER, BRITISH COLUMBIA
        SEATTLE, WA 98101                 CANADA, M5J 2T7              NEW YORK, NY 10019-6064               CANADA V6C 2G8
         (206) 903-8800                   (416) 307-4085                   (212) 373-3078                    (604) 608-4560

                             ---------------------
    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
                             ---------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
                             ---------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM
                    TITLE OF SECURITIES                       AGGREGATE OFFERING       AMOUNT OF
                      TO BE REGISTERED                             PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock, $0.001
  par value, and one-half Class A Warrant(2)................     $17,250,000           $2,030.33
------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of the Units(2).....
------------------------------------------------------------------------------------------------------
Class A Warrants included as part of the Units(2)(3)........
------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying the Class A Warrants
  included in the Units(2)(3)...............................     $10,781,250           $1,268.96
------------------------------------------------------------------------------------------------------
Agent Compensation Options(3)...............................      $1,725,000            $203.04
------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying Agent Compensation
  Options(3)................................................
------------------------------------------------------------------------------------------------------
  TOTAL.....................................................     $29,756,250           $3,502.33
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) Public offering of Units, each Unit consisting of one share of Common Stock, $0.001 par value, and one-half Class A Warrant.

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the warrants or options.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 (SUBJECT TO COMPLETION) DATED AUGUST 17, 2005

PRELIMINARY PROSPECTUS

                            GRYPHON GOLD CORPORATION

                                  $15,000,000

                                            UNITS

     This is the initial public offering of our securities. We are offering up
to       units at a price of $      per unit. Each unit will consist of one (1)
share of our common stock and one-half of one (1/2) non-transferable Class A Warrant, each whole Class A Warrant is exercisable to acquire one share of
common stock at a price of $      until 5:00 p.m. (New York time) on       . We
are offering our units for sale concurrently in the United States under the terms of this prospectus and in each province of Canada under the terms of a prospectus filed with Canadian securities regulatory authorities. Desjardins Securities Inc. has agreed to act as our agent in connection with our offering on a commercially reasonable "best efforts" basis in Canada, and Desjardins Securities International Inc., the U.S. affiliate of Desjardins Securities Inc., will act as agent in the United States. This means that the agent has not committed to buy any of our units, but shall use commercially reasonable efforts to sell our units for us.

     The offering price of the units and the terms of the Class A Warrants will be determined by negotiation between Gryphon Gold and the agent in the context of the market. These prices may not reflect the market price of our common stock after our offering.

     Our Class A Warrants are non-transferable. We will use commercially reasonable efforts to maintain an effective registration statement at the time you seek to exercise your warrants; however, we cannot assure you that we will be able to do so.

     No public trading market currently exists for our units, common stock or warrants. We cannot assure you that our common stock will be listed on any exchange.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS AND UNCERTAINTIES" BEGINNING ON PAGE 7.

                                                                             AGENCY         NET PROCEEDS
                                                       PRICE TO PUBLIC   COMMISSIONS(1)   TO COMPANY(2)(3)
                                                       ---------------   --------------   ----------------
Per Unit.............................................    $                 $                $
Total Offering(2)(4).................................    $15,000,000       $1,200,000       $13,800,000

---------------

(1) We have agreed to pay selling commissions to the agent equal to 8% for sales of our units, plus expenses. In addition, we agreed to issue Desjardins Securities Inc. agent compensation options exercisable to acquire a number of shares of common stock equal to 10% of the number of units sold. The agent compensation options are exercisable to acquire shares of common stock
    at $      per share until       .
(2) We have granted the agent an over-allotment option, exercisable until the date which is 30 days following the closing of this offering, to purchase on the same terms a number of additional units equal to up to 15% of the number of units sold in the offering. If the agent exercises the over-allotment option in full, the total offering will be $17,250,000 and net proceeds to us (including deduction of expenses of the offering), will be approximately $15,070,000.
(3) After deducting the agent's commission but before deducting the expenses of the offering which are estimated at $800,000. The expenses of the offering and the agent's commission will be paid by us.
(4) The offering will not be completed unless Units having an aggregate purchase
    price of a minimum of $      are sold. If subscriptions for such minimum
    number of Units have not been received by the termination date, being the date which is 90 days following the date of the (final) prospectus, the offering may not continue without the consent of those who have subscribed for Units on or before such date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                    DESJARDINS SECURITIES INTERNATIONAL INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
RISK FACTORS AND UNCERTAINTIES..............................    7
FORWARD-LOOKING STATEMENTS..................................   16
GRYPHON GOLD CORPORATION....................................   17
DESCRIPTION AND DEVELOPMENT OF THE BUSINESS.................   17
GOLD INDUSTRY AND THE GOLD MARKET...........................   20
BOREALIS PROPERTY...........................................   22
USE OF PROCEEDS.............................................   57
DIVIDEND POLICY.............................................   58
CONSOLIDATED CAPITALIZATION.................................   58
DILUTION....................................................   59
PRIOR SALES OF SECURITIES...................................   60
LEGAL PROCEEDINGS...........................................   61
DIRECTORS AND OFFICERS......................................   61
EXECUTIVE COMPENSATION......................................   67
PRINCIPAL STOCKHOLDERS......................................   70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   72
DESCRIPTION OF SECURITIES...................................   73
THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES...............................................   77
MANAGEMENT'S DISCUSSION AND ANALYSIS........................   78
DESCRIPTION OF PROPERTY.....................................   82
TRANSFER AGENT AND REGISTRAR................................   82
LEGAL.......................................................   82
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-UNITED
  STATES HOLDERS............................................   83
SHARES ELIGIBLE FOR FUTURE SALE.............................   87
PLAN OF DISTRIBUTION........................................   89
EXPERTS.....................................................   91
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL MATTERS.....................................   91
WHERE YOU CAN FIND MORE INFORMATION.........................   92
GLOSSARY OF TECHNICAL TERMS.................................   93
INDEX TO FINANCIAL STATEMENTS...............................  F-1

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

                             ---------------------

                FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

     In this prospectus all references to "$" or "dollars" mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars. All references to "Cdn.$" refer to the Canadian dollar. All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

                           EXCHANGE RATE INFORMATION

     The following table sets forth, for each of the years indicated, the year end exchange rate, the average closing rate and the high and low closing exchange rates of one Canadian dollar in exchange for U.S. currency as quoted by the Bank of Canada. On August 15, 2005, the closing rate was Cdn.$1.00 equals United States $0.8338.

                                                    CALENDAR YEAR ENDED    FISCAL YEAR ENDED
                                                        DECEMBER 31            MARCH 31
                                                    --------------------   -----------------
                                                      2004        2003      2005      2004
                                                    --------    --------   -------   -------
High..............................................   0.8504      0.7726    0.8504    0.7866
Low...............................................   0.7165      0.6381    0.7164    0.6763
Average...........................................   0.7685      0.7138    0.7822    0.7392
Year End..........................................   0.8319      0.7713    0.8267    0.7626

                            METRIC CONVERSION TABLE

     For ease of reference, the following conversion factors are provided:

METRIC UNIT                   U.S. MEASURE          U.S. MEASURE          METRIC UNIT
-----------                   ------------          ------------          -----------
1 hectare...................  2.471 acres           1 acre                0.4047 hectares
1 metre.....................  3.2881 feet           1 foot                0.3048 metres
1 kilometre.................  0.621 miles           1 mile                1.609 kilometres
1 gram......................  0.032 troy oz.        1 troy ounce          31.1 grams
1 kilogram..................  2.205 pounds          1 pound               0.4541 kilograms
1 tonne.....................  1.102 short tons      1 short ton           0.907 tonnes
1 gram/tonne................  0.029 troy ozs./ton   1 troy ounce/ton      34.28 grams/tonne

                                    SUMMARY

     This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors and Uncertainties" section and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in shares of our common stock.

SUMMARY OF OUR BUSINESS

     We are a gold company focused on acquiring, exploring and developing gold properties in the United States. Our objective is to establish a producing gold company through the development and extraction of gold deposits, beginning with our Borealis Property.

     Our principal asset is the Borealis Property located in the Walker Lane Gold Belt in the Borealis District of Western Nevada. Nevada has a well established history of gold production and an existing infrastructure to accommodate mining operations. Several gold deposits have been previously defined through extensive drilling on the Borealis Property. Prior owners drilled over 2,200 holes with a total drilled length of over 600,000 ft. We have compiled an electronic database of these drill results and other technical information to better understand the resource potential at the Borealis Property. In the 1980's, previous operators of the Borealis Property mined approximately 600,000 ounces of gold from near-surface oxide deposits. Of the 14 known deposits on the Borealis Property, 8 have been the source of historical production. Operations at the mine were shut down in 1991 and a full site reclamation was completed in 1994.

     In May 2005, Ore Reserves Engineering delivered to us a technical report prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators. The technical report identified 44,694,000 tons of ore containing measured and indicated resources with an average gold grade of
0.024 opt for an aggregate of 1,249,000 contained ounces of gold, and 34,384,000 tons of ore containing inferred resources with an average of 0.021 opt for an aggregate of 729,000 contained ounces of gold.

     We acquired our interest in the Borealis Property from Golden Phoenix Minerals, Inc. in a series of transactions, which began in July 2003. During 2004, we completed drilling, technical and engineering work necessary to prepare a Plan of Operation to allow the construction and operation of an open pit heap leach mine on the Borealis Property. We submitted the Plan of Operation to the United States Forest Service in August 2004, and we are continuing our work to satisfy the requirements of the various agencies, including the approval of the Nevada Division of Environmental Protection. We anticipate that the principal mine operating permits will be granted in early 2006.

     We are preparing a feasibility study on the previously mined area of the Borealis Property to further delineate the gold resources available for the operation of a mine, to upgrade some or all of the mineralized material to proven and probable reserves, design the open pit mine, heap leach pads and gold recovery plant and to estimate the capital and operating costs of the proposed mining scenario. Metallurgical test work completed to date indicates the material is amenable to conventional heap-leach recovery methods. Once we have completed a feasibility study and, if warranted have made a decision to begin development, we intend to develop our Borealis Property and place it into production. We estimate that we may be able to commence mine operations during the second half of 2006.

  CORPORATE STRENGTHS

     We believe that we have the following business strengths that will enable us to achieve our objectives:

     - Our management team has significant mining industry experience ranging from exploration to mine development and operation.

     - As the Borealis Property was the site of surface mining operations from 1981 to 1990, the process to receive permits and start operations on previously mined operations is less difficult than getting permits for a previously undisturbed area. The environmental related regulatory review and approval process, which should allow us to resume surface mining and on site gold recovery, is well advanced and is rapidly moving through state and federal permit requirements. We have received approvals for surface exploration and water wells and have successfully progressed through the required agency and public review process for those permits.

     - Our land position is extensive, covering approximately 14,900 acres. Many surface showings of gold mineralization on the property have already been identified and may provide opportunities for discovery of additional gold deposits. Our property has multiple types of gold deposits including oxidized material, partial oxidized material, and predominantly sulfide material; all of which may allow us flexibility in our future plans for mine development and expansion.

  NON-RESERVES BOREALIS PROPERTY

     The below noted mineralized material is contained in several deposits within the limits of a specific study area defined as the central core group of mining claims for historical mining operations that took place in the 1980's, and was estimated using guidelines established in, and is compliant with, Canadian NI 43-101 standards. These gold deposits within the specific study area include: the West Alluvial Deposit, Borealis, Crocodile Ridge, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, Gold View, Graben, Middle Ridge and Northeast Ridge. The estimate also includes material containing gold in the heaps and dumps which are located within the boundaries of the study area.

     Known gold deposits outside the boundaries of the study area with historical estimates include Cerro Duro, Jaimes Ridge, Purdy Peak and Boundary Ridge Zone. These four deposits are all located on mining claims that we control. The historical estimates have not been verified by our current study and should not be relied upon.

     We report mineralized material under two separate standards to meet the requirements for reporting in both the U.S. and Canada. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101, commonly referred to as NI 43-101. Canadian and United States standards are substantially different, and none of our property has any probable or proven reserves under either Canadian or United States standards.

          US SEC INDUSTRY GUIDE 7 NON-RESERVES -- MINERALIZED MATERIAL

     The following table summarizes our estimated US SEC Industry Guide 7 non-reserves (mineralized material) as of May 23, 2005:

                                                                 BOREALIS PROPERTY
                                                              -----------------------
                                                               AVERAGE
NON-RESERVES                                                  GOLD GRADE      TONS
------------                                                  ----------   ----------
                                                                    (OZ AU/TON)
Mineralized Material(1).....................................    0.025      79,078,000

---------------

(1) See Glossary of Technical Terms -- SEC Industry Guide 7 Definition for definitions of non-reserves -- mineralized material.

     The following tables summarize our estimated Canadian NI 43-101 non-reserves (measured, indicated and inferred mineral resources) as of May 23, 2005:

          CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF MEASURED AND INDICATED MINERAL RESOURCES: The table below uses the terms "measured mineral resources" and "indicated mineral resources." We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

 CANADIAN NI 43-101 NON-RESERVES -- MEASURED AND INDICATED MINERAL RESOURCES(1)

                                                              BOREALIS PROPERTY
                                                     ------------------------------------
                                                       AVERAGE                  CONTAINED
NON-RESERVES(3)                                      GOLD GRADE       TONS      OUNCES(2)
---------------                                      -----------   ----------   ---------
                                                     (OZ AU/TON)                 (000'S)
Measured mineral resources.........................     0.024      25,279,000      615.8
Indicated mineral resources........................     0.033      19,415,000      633.4
Measured and indicated mineral resources...........     0.028      44,694,000    1,249.2

---------------

(1) See Glossary of Terms for definitions of non-reserves -- mineral resources, measured mineral resources and indicated mineral resources.

(2) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

(3) The total measured and indicated mineral resources for our properties have been estimated at a cut-off grade ranging from 0.005 to 0.01 opt based on economic constraints that we believe are realistic.

          CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF INFERRED MINERAL
     RESOURCES: The section uses the term "inferred mineral resources." We advise investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part or all of the inferred mineral resource exists or is economically or legally mineable.

        CANADIAN NI 43-101 NON-RESERVES -- INFERRED MINERAL RESOURCES(1)

                                                              BOREALIS PROPERTY
                                                     ------------------------------------
                                                       AVERAGE                  CONTAINED
NON-RESERVES                                         GOLD GRADE       TONS      OUNCES(2)
------------                                         -----------   ----------   ---------
                                                     (OZ AU/TON)                 (000'S)
Inferred mineral resources(3)......................     0.021      34,384,000      729.1

---------------

(1) See Glossary of Terms for definitions of non-reserves -- inferred mineral resources.

(2) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

(3) The total inferred mineral resources for our properties have been estimated at a cut-off grade ranging from 0.005 to 0.01 opt based on economic constraints that we believe are realistic.

SUMMARY FINANCIAL DATA

     The following table summarizes our financial data. You should read the following selected financial data together with our consolidated financial statements and the related notes appearing at the end of this prospectus and the "Management's Discussion and Analysis" section and other financial data included in this prospectus.

                                                 PERIOD FROM        THREE
                                                APRIL 24, 2003      MONTHS      FROM APRIL 24, 2003
                            FISCAL YEAR ENDED   (INCEPTION) TO      ENDED         (INCEPTION) TO
                                MARCH 31,         MARCH 31,        JUNE 30,          JUNE 30,
                                  2005               2004            2005              2005
                            -----------------   --------------   ------------   -------------------
                                                                 (UNAUDITED)        (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Revenue...................     $         0       $         0      $        0        $         0
Net loss..................      (2,341,120)       (1,039,925)       (817,918)        (4,198,963)
Basic and diluted loss per
  common share............           (0.15)            (0.13)          (0.03)
Weighted average shares
  outstanding(1)..........      15,287,736         7,879,432      26,150,210

                                                        AT MARCH 31,         AT JUNE 30,
                                                   -----------------------   -----------
                                                      2005         2004         2005
                                                   ----------   ----------   -----------
                                                                             (UNAUDITED)
BALANCE SHEET DATA:
Cash.............................................  $3,065,436   $  975,551   $5,859,298
Working capital..................................   1,702,953    1,065,082    4,743,631
Total assets.....................................   4,985,808    1,588,107    7,721,545
Non-current liabilities..........................           0            0            0
Stockholders' equity.............................   3,532,615    1,379,275    6,574,174

---------------

(1) As of June 30, 2005, we had 27,722,370 shares issued and outstanding.

THE OFFERING

     This prospectus covers Units with the aggregate value of $15,000,000, each Unit consisting of one share of common stock and one-half of one non-transferable Class A Warrant, offered in our initial public offering, plus an over allotment option equal to 15% of the total number of Units sold in the offering. The offering will not be completed unless Units having an aggregate
minimum purchase price of $     are sold. If subscriptions for such minimum
number of Units have not been received by the termination date, being the date which is 90 days following the date of this prospectus, the offering may not continue without the consent of those who have subscribed for Units on or before such date.

SECURITIES OFFERED               Units consisting of:

                                 - one share of common stock, and

                                 - one-half of one non-transferable Class A
                                   Warrant.

                                 Each whole Class A Warrant is exercisable to
                                 acquire one share of common stock at $     per
                                 share and will expire on      .

OFFERING PRICE                   $     per Unit

COMMON STOCK OUTSTANDING AS OF
AUGUST 17, 2005                  27,722,370 shares

                                               MAXIMUM OFFERING(1)

NUMBER OF UNITS OFFERED

NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING AFTER
OFFERING

NUMBER OF CLASS A WARRANTS
OUTSTANDING AFTER OFFERING

NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING ASSUMING
EXERCISE OF ALL OF THE CLASS A
WARRANTS
---------------

(1) At an offering price of $         per Unit. Also, assumes no exercise by the
    agent of its option to purchase up to 15% of the number of units sold in the offering to cover over-allotments, if any. The offering will not be completed unless Units having an aggregate purchase price of a minimum of
    $         are sold.

USE OF PROCEEDS                  We expect to use the net proceeds from this
                                 offering to finance exploration and development of our Borealis Property. In addition, we will use the proceeds from this offering for general corporate purposes, including working capital needs. See "Use of Proceeds."

DIVIDEND POLICY                  We currently intend to retain any future
                                 earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

OFFERING RESTRICTIONS            The Units are being offered to the public in
                                 Canada under a Canadian prospectus. The Units are being offered in the United States in the states of New York, Massachusetts, California,
                                 Texas, Colorado, Illinois, Utah, Arizona and
                                 Florida only to "qualified institutional buyers" as that term is defined in Rule 144A of the Securities Act of 1933, as amended.

     The number of shares of our common stock that will be outstanding immediately after this offering includes 27,722,370 shares of common stock outstanding as of August 17, 2005. This calculation excludes:

     - 2,300,000 shares of common stock issuable upon vested exercise of options outstanding as of August 17, 2005 at a weighted average exercise price of $0.75 per share;

     - 6,694,193 shares of common stock issuable upon exercise of warrants outstanding as of August 17, 2005 at a weighted average exercise price of $0.89 per share;

     - 700,000 shares of common stock available for future grant under our Stock Option Plan as of August 17, 2005;

     - an exercise by the agent of its over-allotment option to purchase up to additional units from us to cover over-allotments, if any, assuming
       an offering price of $     per unit; and

     - shares of common stock issuable to the agent pursuant to the compensation
       option granted to the agent hereunder at a price of $     per share.

     Unless otherwise indicated, all information in this prospectus assumes no exercise of the Class A Warrants, the over-allotment option or the agent compensation options.

RISKS RELATED TO INVESTMENT

     INVESTMENT IN OUR SECURITIES SHOULD BE CONSIDERED HIGHLY SPECULATIVE. Investing in our common stock involves risks, including but not limited to:

     - we have no proven or probable reserves;

     - the feasibility of mining at the Borealis Property has not been established;

     - the Borealis Property is currently not in production;

     - our exploration activities may not be commercially successful;

     - we may need to raise further funds to meet our business objectives, including the capital cost required for Borealis, and we have no assurance that we will be able to raise such funds;

     - exploration, development and mining involve a high degree of risk;

     - the price of gold is volatile and we may be adversely affected by fluctuations in those prices;

     - title to our properties may be subject to other claims;

     - we currently depend on a single property -- the Borealis Property;

     - we have not obtained all of the required permits and governmental approvals for our planned operations at our Borealis Property;

     - there is no active market for our securities;

     - if we do not maintain an effective registration statement covering the warrants offered in our Units, or comply with applicable state securities laws, you may not be able to exercise the warrants or you may be restricted from selling the underlying common stock; and

     - other risks more specifically described under "Risk Factors and Uncertainties" beginning on page 7.

     Our principal business offices are located at 390 Union Blvd., Suite 360, Lakewood, CO 80228, and our telephone number is 303-679-9819. We also have an administrative and financing office in Canada at Suite 810, 1130 West Pender Street, Vancouver, BC V6E 4A4.

                         RISK FACTORS AND UNCERTAINTIES

     Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

     Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

     Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

  THE FEASIBILITY OF MINING HAS NOT BEEN ESTABLISHED.

     We have no probable or proven reserves on our property. The mineral resources identified to date on the Borealis Property do not have demonstrated economic viability, and we cannot provide any assurance that mineral reserves will be identified on the property. The feasibility of mining has not been, and may never, be established. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. If we are unable to upgrade some or all of our mineralized material to proven and probable reserves in sufficient quantities to justify commercial operations, we may not be able to develop a mine at the Borealis Property, which would have a material adverse effect on our financial condition and results of operations.

  THE BOREALIS PROPERTY IS CURRENTLY NOT IN PRODUCTION.

     The Borealis Mine actively produced gold in the 1980's, but we currently have no commercial production at the Borealis Property and have never recorded any revenues. We expect to continue to incur losses unless and until such time as our properties enter into commercial production and generate sufficient revenues to fund our continuing operations. The development of new mining operations at the Borealis Property will require the commitment of substantial resources for operating expenses and capital expenditures, which may increase in subsequent years as needed consultants, personnel and equipment associated with advancing exploration, development and commercial production of our properties are added. The amounts and timing of expenditures will depend on the progress of ongoing exploration and development, the results of consultants' analysis and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, our acquisition of additional properties, and other factors, many of which are beyond our control. We may not be able to generate any revenues or achieve profitability.

  OUR OPERATIONS MAY REQUIRE FURTHER CAPITAL BEYOND WHAT WE RAISE IN THIS OFFERING, IF ANY.

     We are an early stage company and currently do not have sufficient capital to fully fund the Plan of Operation at the Borealis Property. Although the minimum proceeds of this offering are expected to provide us with sufficient capital to fund the mining, processing, development and exploration of the Borealis Property, we may require substantial additional financing. Failure to obtain sufficient financing may result in the delay or indefinite postponement of exploration, development or production on any or all of the Borealis Property and any properties we may acquire in the future or even a loss of property interest. This includes the Borealis Property, as our lease over claims covering the principal deposits will expire in 2009 unless we are engaged in active mining operations at that time. We have not obtained firm bids or third party verification for completing work on the Borealis Property, and we cannot be certain that the amounts we allocate in our use of proceeds will be sufficient to fund this work. We cannot be certain that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable or acceptable to us.

  OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL.

     Our long-term success depends on our ability to identify additional mineral deposits that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently nonproductive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of gold exploration is determined in part by the following factors:

     - the identification of potential gold mineralization based on superficial analysis;

     - availability of government-granted exploration permits;

     - the quality of our management and our geological and technical expertise; and

     - the capital available for exploration.

     Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We cannot assure you that we will discover or acquire any mineralized material in sufficient quantities to justify commercial operations.

  EXPLORATION, DEVELOPMENT AND MINING INVOLVE A HIGH DEGREE OF RISK.

     Our operations will be subject to all the hazards and risks normally encountered in the exploration, development and production of gold and other base or precious metals, including, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability. Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

     The parameters used in estimating mining and processing efficiency are based on testing and experience with previous operations. While the parameters used have a reasonable basis, various unforeseen conditions can occur that may materially affect the estimates. In particular, past operations indicate that care must be taken to ensure that proper ore grade control is employed and that proper steps are taken to ensure that the leaching operations are executed as planned.

     If we make a decision to develop the Borealis Property, we plan to process the sulfide gold mineralization using technology that has been demonstrated to be commercially effective at other gold deposits in Nevada. These techniques may not as efficient or economical as we project, and we may never achieve profitability.

  WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN GOLD PRICES.

     The value and price of our units, common shares and warrants, our financial results, and our exploration, development and mining activities may be significantly adversely affected by declines in the price of gold and other precious metals. Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone's ability to predict. The prices used in making the resource estimates are disclosed and differ from daily prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated resource quantities, which are affected by a number of additional factors. For example, a 10 percent change in price may have little impact on the estimated resource quantities and affect only the resultant positive cash flow, or it may result in a significant change in the amount of resources. Because mining occurs over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons including a belief that the low price is temporary and/or the greater expense incurred in closing a property permanently.

     Mineralized material calculations and life-of-mine plans using significantly lower gold and precious metal prices could result in material write-downs of our investments in mining properties and increased amortization, reclamation and closure charges.

     In addition to adversely affecting our mineralized material estimates and its financial condition, declining metal prices can impact operations by requiring a reassessment of the commercial feasibility of a particular project. Such a reassessment may be the result of a management decision related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in development or may interrupt operations, if any, until the reassessment can be completed.

  TITLE TO THE BOREALIS PROPERTY MAY BE SUBJECT TO OTHER CLAIMS.

     Although we believe we have exercised commercially reasonable due diligence with respect to determining title to properties we own or control and the claims that are subject to the Borealis mining lease, there is no guarantee that title to such properties will not be challenged or impugned. The Borealis Property may be subject to prior unrecorded agreements or transfers or native land claims and title may be affected by undetected defects. There may be valid challenges to the title of the Borealis Property which, if successful, could impair development and/or operations. This is particularly the case in respect of those portions of the Borealis Property in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

     All of the mineral rights to the Borealis Property consist of "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. General Mining Law, including the requirement of a proper physical discovery of valuable minerals within the boundaries of each claim and proper compliance with physical staking requirements. Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law. In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.

  ESTIMATES OF MINERALIZED MATERIALS ARE SUBJECT TO GEOLOGIC UNCERTAINTY AND INHERENT SAMPLE VARIABILITY.

     Although the estimated resources at the Borealis Property have been delineated with appropriately spaced drilling, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There also may be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations. Acceptance of these uncertainties is part of any mining operation.

  MINERAL RESOURCES ARE ONLY ESTIMATES WHICH MAY BE UNRELIABLE.

     Although the mineralized material figures included in this prospectus have been carefully prepared by Ore Reserves Engineering, these amounts are estimates only, and we cannot be certain that any specified level of recovery of gold or other mineral from mineralized material will in fact be realized or that the Borealis Property or any other identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body that can be economically exploited. Mineralized material, which is not mineral reserves, does not have demonstrated economic viability. Any material change in the quantity of mineralization, grade or stripping ratio, or the gold price may affect the economic viability of our properties. In addition, we cannot be certain that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

     Even though gold has been mined and successfully recovered for several years at the Borealis Property, until an unmined deposit is actually mined and processed the quantity of mineral resources and reserves and grades must be considered as estimates only. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of the Borealis Property. In addition, we cannot be certain that gold recoveries or other metal recoveries in small scale laboratory tests will be duplicated in a larger scale test under on-site conditions or during production.

  WE CURRENTLY DEPEND ON A SINGLE PROPERTY -- THE BOREALIS PROPERTY.

     Our only mineral property is the Borealis Property. Even though the Borealis Property encompasses several areas with known gold mineralization, unless we acquire additional properties or projects or discover additional deposits at the Borealis Property, we will be solely dependent upon the success of the Borealis Property as a source of future revenue and profits, if any. We cannot provide any assurance that we will establish any reserves or successfully commence mining operations on the Borealis Property or that we will ever obtain an interest in any other property with mineral potential in order to diversify our business.

  GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR BUSINESS AND PLANNED
  OPERATIONS.

     We believe that we currently comply with existing environmental and mining laws and regulations at the Borealis Property and that our proposed development of the property will also meet those standards. Our mining, processing, development and mineral exploration activities, if any, are subject to various laws governing prospecting, mining, development, production, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters. We cannot assure you that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration, production or development. At present, there is no royalty payable to the United States on production from unpatented mining claims, although legislative attempts to impose a royalty have occurred in recent years. Amendments to current laws and regulations governing operations and activities of exploration, development mining and milling or more stringent implementation thereof could have a material adverse impact on our business and financial condition and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production assuming we achieve production or require abandonment or delays in development of new mining properties.

     We have not obtained all of the required permits and governmental approvals for our planned operations at the Borealis Property.

     Government approvals and permits are currently, and may in the future be, required in connection with our operations, if any. We still require environmental operating permits, approval of our plan of operations and a water pollution control permit to commence development of our Borealis Property. To the extent other approvals are required and not obtained; we may be curtailed or prohibited from commencing or continuing mining operations or from proceeding with planned exploration or development of mineral properties.

  OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL RISKS.

     All phases of our operations, if any, will be subject to federal, state and local environmental regulation. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. We cannot be certain that future changes in environmental regulation, if any, will not adversely affect our operations, if any. Environmental hazards may exist on the Borealis Property and on properties which we hold and may hold interests in the future that are unknown to us at present and that have been caused by previous or existing owners or operators of the properties.

     Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

     Production, if any, at our mines will involve the use of hazardous materials. Should these materials leak or otherwise be discharged from their containment systems then we may become subject to liability for hazards that we may not be insured against or for clean up work that may not be insured.

  WE WILL BE REQUIRED TO LOCATE MINERAL RESERVES FOR OUR LONG-TERM SUCCESS.

     Because mines have limited lives based on proven and probable mineral reserves, we will have to continually replace and expand our mineral reserves, if any, if and when the Borealis Property produces gold and other base or precious metals. Our ability to maintain or increase its annual production of gold and other base or precious metals once the Borealis Property is restarted, if at all, will be dependent almost entirely on its ability to bring new mines into production.

     The Borealis Property has an estimated nominal mine life of approximately ten years, which is based solely on preliminary engineering studies and commodity price assumptions which may not be correct. An increasing gold price or discovery of additional mineralized material could have the effect of extending mine life; while a decreasing gold price could shorten mine life.

  WE DO NOT INSURE AGAINST ALL RISKS.

     Our insurance will not cover all the potential risks associated with a mining company's operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, we expect that insurance against risks such as environmental pollution or other hazards as a result of exploration and production may be prohibitively expensive to obtain for a company of our size and financial means. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon its financial condition and results of operations.

  WE COMPETE WITH LARGER, BETTER CAPITALIZED COMPETITORS IN THE MINING INDUSTRY.

     The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, base and precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

  WE ARE DEPENDENT ON OUR KEY PERSONNEL.

     Our success depends on our key executives: Albert Matter, Allen Gordon, Donald Ranta, Anthony Ker and Thomas Sitar. The loss of the services of one or more of such key management personnel could have a material adverse effect on our business. Our ability to manage exploration and development activities, and hence our success, will depend in large part on the efforts of these individuals. We face intense competition for qualified personnel, and we cannot be certain that we will be able to attract and retain such personnel.

  OUR GROWTH WILL REQUIRE NEW PERSONNEL.

     We are expecting significant growth in our number of employees if we determine that a mine at the Borealis Property is commercially feasible and we elect to develop the property. This growth will place substantial demands on us and our management. Our ability to assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees. We will also have to adopt and implement new systems in all aspects of our operations. This will be particularly critical in the event we decide not to use a contract miner at the Borealis Property. We have no assurance that we will be able to recruit the personnel required to execute our programs or to manage these changes successfully.

  OUR DIRECTORS AND OFFICERS MAY HAVE CONFLICTS OF INTEREST

     Certain of the directors and officers of Gryphon Gold have served as officers and directors for other companies engaged in natural resource exploration and development and may also serve as directors and/or officers of other companies involved in natural resource exploration and development. For example, Christopher Herald is the President and CEO of Crown Resources and Richard Hughes is President of Klondike Gold Corp. and a director of Alamos Gold Inc. Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

  DEFINITIONAL STANDARDS FOR REPORTING MINERALIZED MATERIAL DIFFER BETWEEN UNITED STATES REPORTING STANDARDS AND THE CANADIAN STANDARDS USED IN THIS PROSPECTUS.

     We use the terms "measured mineral resources," "indicated mineral resources" and "inferred mineral resources" in this prospectus to comply with reporting standards in Canada. We advise investors that while those terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission, or the SEC, does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources, or inferred mineral resources in this prospectus is economically or legally mineable.

  NEW LEGISLATION, INCLUDING THE SARBANES-OXLEY ACT OF 2002, MAY MAKE IT DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS.

     We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies. Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the Securities and Exchange Commission that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

  WHILE WE BELIEVE WE HAVE ADEQUATE INTERNAL CONTROL OVER FINANCIAL REPORTING, WE WILL BE REQUIRED TO EVALUATE OUR INTERNAL CONTROLS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002, AND ANY ADVERSE RESULTS FROM SUCH EVALUATION COULD RESULT IN A LOSS OF INVESTOR CONFIDENCE IN OUR FINANCIAL REPORTS AND HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR SHARES OF COMMON STOCK.

     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we expect that beginning with our annual report on Form 10-KSB for the fiscal year ended March 31, 2007, we will be required to furnish a report by management on our internal controls over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. Such report must also contain a statement that our auditors have issued an attestation report on our management's assessment of such internal controls. Public Company Accounting Oversight Board Auditing Standard No. 2 provides the professional standards and related performance guidance for auditors to attest to, and report on, our management's assessment of the effectiveness of internal control over financial reporting under Section 404.

     While we believe our internal control over financial reporting is effective, we are still compiling the system and processing documentation and performing the evaluation needed to comply with Section 404, which is both costly and challenging. We cannot be certain that we will be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that such internal control is effective. If we are unable to assert that our internal control over financial reporting is effective as of March 31, 2007 (or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

     Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

RISKS RELATED TO THIS OFFERING

  YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SECURITIES.

     An investment in our common stock is highly speculative and may result in the loss of your entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in us.

  WE HAVE NO ACTIVE MARKET FOR OUR SECURITIES.

     There is currently no market for Gryphon Gold's common shares and we cannot be certain that an active market will develop or be sustained after the offering. We anticipate that the primary market for our common stock will be in Canada. We cannot assure you that any active trading market will ever develop in the United States.

     The lack of an active public market could have a material adverse effect on the price and liquidity of the common shares. The price of the common stock to the public and the commission to the Agent was established by negotiation between Gryphon Gold and the Agent, and may not be indicative of fair market value or future market prices.

  IF WE DO NOT MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT COVERING THE WARRANTS OFFERED IN OUR UNITS, OR COMPLY WITH APPLICABLE STATE SECURITIES LAWS, YOU MAY NOT BE ABLE TO EXERCISE THE WARRANTS OR YOU MAY BE RESTRICTED FROM SELLING THE UNDERLYING COMMON STOCK.

     In order for you to exercise the Class A Warrants, the shares of common stock underlying them must be covered by an effective registration statement filed with the United States Securities and Exchange Commission unless an exemption from such requirements is otherwise available. If the issuance of shares is not exempt under state securities laws, the shares must be properly registered with state securities regulators. At present, we plan to maintain an effective registration statement when the Class A Warrants are exercised. However, we cannot provide any assurance that state exemptions will be available, the state authorities will permit us to register the underlying shares, or that an effective registration statement will be in place at all relevant times. These factors may limit your ability to exercise the Class A Warrants unless an applicable registration exemption is available. Even if such an exemption is available, the underlying shares of common stock may be subject to regulatory resale restrictions that would effectively limit your ability to sell the shares. The Class A Warrants are non-transferable.

  OUR OFFICERS AND DIRECTORS OWN APPROXIMATELY 30% OF OUR ISSUED AND OUTSTANDING COMMON STOCK AND SHAREHOLDERS HOLDING MORE THAN 5% OF OUR COMMON STOCK OWN APPROXIMATELY 37% OF OUR ISSUED AND OUTSTANDING STOCK, WHICH MAY LIMIT YOUR ABILITY TO INFLUENCE CORPORATE MATTERS.

     As of August 17, 2005, Allen Gordon, our President and Chief Executive Officer and a director, owned 2,250,000 shares of common stock and options exercisable to acquire an additional 350,000 shares of our common stock; Albert Matter, our Executive Chairman and Chairman of our Board, owned 2,250,000 shares of common stock and options exercisable to acquire an additional 350,000 shares of our common stock; and our other officers and directors, collectively, as a group, owned 3,830,000 shares of our common stock and options to acquire 1,500,000 shares of our common stock. Together, as of August 17, 2005, our officers and directors own 8,330,000 shares of our common stock (approximately 30.0% of our issued and outstanding shares of common stock) and options exercisable to acquire an additional 2,200,000 shares of common stock (approximately 7.4% of our issued and outstanding shares of common stock, if fully exercised). In addition, Standard Bank plc holds 3,846,154 shares of our common stock and warrants exercisable to acquire 1,923,077 shares of common stock (approximately 13.9% of our issued and outstanding shares of common stock, or 19.5% assuming the exercise of the warrants) and Bolder Opportunities I Limited Partnership holds 2,000,000 shares of common stock and warrants exercisable to acquire 250,000 shares of common stock (approximately 7.2% of our issued and outstanding common stock, or 8.0% assuming the exercise of the warrants). Together, Allen Gordon, Albert Matter, Standard Bank and Bolder Opportunities I hold 10,346,154 shares of common stock or approximately 37% of our issued and outstanding common stock, excluding options or warrants. These shareholders could control the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also could prevent or cause a change in control. The interests of these shareholders may conflict with the interests of our other shareholders.

     Third parties may be discouraged from making a tender offer or bid to acquire us because of this concentration of ownership.

     After the completion of this offering, as a result of the sale of the units by us, our officers and directors, as a group, together with Standard Bank plc will have their aggregate holdings of our outstanding shares of common stock
reduced to      % assuming we sell the maximum number of units offered, but excluding exercise by the agents of their option to purchase up to additional units from us to cover over-allotments, if any.

  PURCHASERS OF SHARES OF COMMON STOCK OFFERED IN THIS OFFERING WILL SUFFER AN IMMEDIATE DILUTION DUE TO THIS OFFERING.

     Purchasers of the shares of common stock offered hereby will incur an immediate and substantial dilution in the net tangible book value per share of the shares of common stock from the initial public offering price.

"Dilution" per share to new investors in this offering represents the difference between the amount per share paid by new investors for a share of our common stock and the as-adjusted, net tangible book value per common share immediately following our offering. Set forth under the heading "Dilution" in this prospectus, we have provided information to new investors, assuming the successful sale of our units assuming the sale of the maximum number of units, but excluding the exercise by the agent of its option to purchase up to additional units from us to cover over-allotments, if any. In these calculations, we have counted one share per unit but have not included any of the warrants included in the units. After giving effect to the sale of units, assuming we sold the maximum number of units, the as adjusted, net
tangible book value of our common stock would have been          or $
per share at June 30, 2005. Although these calculations show an immediate increase in the pro forma net tangible book value per common share of
$         , they also disclose the immediate dilution per common share purchased
by new investors of $         . See "Dilution" below.

  FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE THEREBY DECREASING THE VALUE OF YOUR INVESTMENT.

     The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. There
will be an aggregate of          shares of common stock outstanding immediately
after this offering if the maximum amount is raised, assuming we sold the
maximum number of units offered at an offering price of $         per unit. All
of the shares of common stock sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates," as defined in Rule 144 of the Securities Act. The remaining shares of our common stock outstanding will be "restricted securities" as defined in Rule 144. After the lock up periods imposed on our existing shareholders, these shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exceptions under the Securities Act.

  IF WE FAIL TO OBTAIN A LISTING ON AN ESTABLISHED STOCK EXCHANGE, YOU MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX ON THE DISPOSITION OF YOUR SECURITIES.

     We believe that we currently are a "United States real property holding corporation" under Section 897(c) of the Internal Revenue Code, referred to as a USRPHC, and that there is a substantial likelihood that we will continue to be USRPHC. Generally, gain recognized by a Non-U.S. Holder on the sale or other taxable disposition of common stock should be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates if we qualify as a USRPHC at any time during the 5-year period ending on the date of the sale or other taxable disposition of the common stock (or the Non-US. Holder's holding period for the common stock, if shorter). Under an exception to these rules, if the common stock is "regularly traded on an established securities market," the common stock should be treated as stock of a USRPHC only with respect to a Non-U.S. Holder that held (directly or under certain constructive ownership rules) more than 5% of the common stock during the 5-year period ending on the date of the sale or other taxable disposition of the common stock (or the Non-US. Holder's holding period for the common stock, if shorter). There can be no assurances that the common stock will be "regularly traded on an established securities market." See "United States Federal Income Tax Consequences To Non-United States Holders" below.

  BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR COMMON SHARES BECAUSE THEY ARE CONSIDERED A PENNY STOCK AND ARE SUBJECT TO THE PENNY STOCK RULES.

     Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

     A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

  IN THE EVENT THAT YOUR INVESTMENT IN OUR SHARES IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR SHARES FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

     We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

                           FORWARD-LOOKING STATEMENTS

     We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved identify "forward-looking" statements. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a statutory safe harbor for forward-looking statements. This prospectus contains "forward-looking information" which may include, but is not limited to, statements with respect to the following:

     - the timing and possible outcome of pending regulatory and permitting matters;

     - the timing and outcome of our feasibility study;

     - the parameters and design of our planned initial mining facilities on the Borealis Property;

     - future financial or operating performances of Gryphon Gold, its subsidiaries and its projects;

     - the estimation of mineral resources and the realization of mineral reserves, if any, based on mineral resource estimates;

     - the timing of exploration, development and production activities and estimated future production, if any;

     - estimates related to costs of production, capital, operating and exploration expenditures;

     - requirements for additional capital;

     - government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses;

     - title disputes or claims;

     - limitations of insurance coverage; and

     - the future price of gold, silver or other metals.

     Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors and Uncertainties" beginning at page 7 of this prospectus, "Gryphon Gold Corporation" beginning at page 17 of this prospectus and "Management's Discussion and Analysis" beginning at page 78 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

     Our management has included projections and estimates in this prospectus, which are based primarily on management's experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Securities and Exchange Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

     We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

                            GRYPHON GOLD CORPORATION

NAME AND INCORPORATION

     Gryphon Gold Corporation was formed under the laws of the State of Nevada on April 24, 2003.

     Our principal business offices are located at 390 Union Blvd., Suite 360, Lakewood, CO 80228, and our telephone number is 303-679-9819. We also have an administrative and financing office in Canada at Suite 810, 1130 West Pender Street, Vancouver, BC V6E 4A4.

     We own 100% of the issued and outstanding shares of our operating subsidiary, Borealis Mining Company. We have no other subsidiary. Borealis Mining Company was formed under the laws of the State of Nevada on June 5, 2003.

                  DESCRIPTION AND DEVELOPMENT OF THE BUSINESS

HISTORY AND BACKGROUND OF THE COMPANY

     We were established as a private company in April 2003 by our two co-founders, Albert Matter and Allen Gordon, to acquire and develop gold properties in the United States.

     During the period from our inception on April 24, 2003 through March 31, 2004, we funded our capital needs by raising $2,419,200 in private placements, issuing 14,376,000 shares of common stock at prices ranging from $0.10 per share to $0.225 per share.

     In July 2003, through our wholly-owned subsidiary Borealis Mining, we acquired from Golden Phoenix an option to earn up to a 70% joint venture interest in the mining lease for the Borealis Property (July 2003 Option and Joint Venture Agreement) by making qualified development expenditures on that property.

     In October 2003, we engaged Behre Dolbear & Company, Inc., mining consultants, to prepare a preliminary scoping study for the redevelopment of the Borealis Property. Behre Dolbear prepared a report entitled Preliminary Scoping Study dated June 7, 2004, which we refer to as the "Behre Dolbear Report," in accordance with the requirements of NI 43-101.

     During 2004, we completed drilling, technical and engineering work necessary to prepare a Plan of Operation in respect of the development of an open pit, a heap leach mine on the Borealis Property. We submitted the Plan of Operation to the U.S. Forest Service on August 27, 2004, and we continue to work on satisfying all the requirements of the various approval agencies and completing all necessary reviews, including the approval of the Nevada Division of Environmental Protection. We anticipate that the principal mine operating permits will be granted in early 2006.

     Following the course established by the recommendations in the Behre Dolbear Report, and based on additional geologic field work that was completed in 2004, we retained Ore Reserves Engineering, consulting resource modeling engineers, to complete an updated resource estimate model in accordance with NI 43-101. In May 2005, Ore Reserves Engineering delivered the report titled "Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada" which we refer to as the "Technical Report" throughout this prospectus.

     During our fiscal year ended March 31, 2005, we raised $175,000 by issuing 500,000 shares of common stock to an executive officer at $0.35 per share under the terms of his employment agreement. We raised an additional $4,430,375 by issuing 6,815,962 units in a series of private placements. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the issue date and nine months following the date on which common stock is listed on a public stock exchange.

     On January 10, 2005, Borealis Mining entered into a purchase agreement with Golden Phoenix which gave Borealis Mining the right to purchase the interest of Golden Phoenix in the Borealis Property for $1,400,000. Golden Phoenix transferred its interest in the Borealis Property to Borealis Mining on January 28, 2005. Borealis Mining paid $400,000 of the purchase price to Golden Phoenix upon closing of the purchase, with four additional payments of $250,000 due to Golden Phoenix on a quarterly basis thereafter.

     As of August 17, 2005, Borealis had completed the first two payments and the final two payments of $250,000 are due on October 28, 2005 and January 27, 2006, respectively. Gryphon Gold guaranteed Borealis Mining's payment obligations to Golden Phoenix in the Borealis Property by depositing as security 150,000 shares or fifteen percent (15%) of the issued shares of Borealis Mining into escrow. As Borealis Mining makes each quarterly payment of $250,000, one quarter of the escrowed shares shall be returned to us. As of August 17, 2005, 75,000 shares have been released from the escrow.

     As sole shareholder of Borealis Mining, we control all of the lease rights to a portion of the Borealis Property, subject to advance royalty, production royalty, and other payment obligations imposed by the lease. Our acquisition of the interest of Golden Phoenix in the Borealis Property terminated the July 2003 Option and Joint Venture Agreement. In addition to our leasehold interest to a portion of the Borealis Property, we also own through Borealis Mining numerous unpatented mining claims that make up the balance of the Borealis Property, and all of the documentation and samples from years of exploration and development programs carried out by the previous operators of the Borealis Property, totaling thousands of pages of data including, but not limited to, geophysical surveys, mineralogical studies and metallurgical testing reports.

     During our fiscal quarter ended June 30, 2005, we raised $3,919,765 by issuing 6,030,408 units in a series of private placements. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the issue date and nine months following the date on which common stock is listed on a public stock exchange.

     On July 11, 2005, we accepted a joint proposal for a feasibility study from the firms of Samuel Engineering, Inc. and Knight Piesold and Company. Samuel Engineering provides services including metallurgical process development and design, and Knight Piesold provides mining, metallurgical and environmental engineering services. Both companies have worked together recently on completing similar studies. While work has begun on the feasibility study, we are in the process of formalizing a definitive agreement with Samuel Engineering and Knight Piesold.

     Effective August 11, 2005, we increased our authorized capital to consist of 150,000,000 shares of common stock, par $0.001, and 15,000,000 shares of preferred stock, par $0.001.

BUSINESS OBJECTIVES

     We are in the business of acquiring and developing gold properties in the United States. Our objective is to establish a producing gold company through the development and extraction of gold deposits, beginning with our Borealis Property. We aim to achieve our objective by upgrading our mineralized material to proven and probable reserves at our Borealis Property through completion of a feasibility study. Once we have completed a feasibility study and, if warranted, have made a decision to begin development, we intend to develop our Borealis Property and place it into production. The Plan of Operations does not present an economic analysis, and we have not placed any information in the Plan of Operations regarding Capex, Operating costs, ore grade, anticipated revenues, or projected cash flows. The Plan of Operation, as submitted to the US Forest Service, was based on the general economic concepts as presented in the Behre Dolbear Report.

CORPORATE STRENGTHS

     We believe that we have the following business strengths that will enable us to achieve our objectives.

     - Our management team has significant mining industry experience ranging from exploration to mine development and operation.

     - As the Borealis Property was the site of surface mining operations from 1981 to 1990, the process to receive permits and start operations on previously mined operations is less difficult than getting permits for a previously undisturbed area. The environmental related regulatory review and approval process, which should allow us to resume surface mining and on site gold recovery, is well advanced and is rapidly moving through state and federal permit requirements. We have received approvals for surface exploration and water wells and have successfully progressed through the required agency and public review process for those permits.

     - Our land position is extensive, covering approximately 14,900 acres. Many surface showings of gold mineralization on the property have already been identified and may provide opportunities for discovery of additional gold deposits. Our property has multiple types of gold deposits including oxidized material, partial oxidized material, and predominantly sulfide material; all of which may allow us flexibility in our future plans for mine development and expansion.

     We have specifically focused our activities on Nevada, which was rated the highest jurisdiction in the world for mining investment attractiveness by an independent survey(1). Mining is an integral part of Nevada's economy. In 2003, the mining industry increased Nevada's output by $5.35 billion including both direct and indirect impacts, up from $4.8 billion in 2002. Nevada ranks third in the world in gold production, after South Africa and Australia. Located in the State of Nevada are well known geological trends such as the Carlin Trend, Battle Mountain, Getchell Trend and the Walker Lane Trend. The Borealis Property is also located along the Aurora-Bodie trend which crosses the principal Walker Lane Trend as shown in the illustration below. Borealis, Bodie, Aurora, and other historical producing districts, are aligned along this northeast-southwest belt of significant gold deposits.

---------------

(1) Survey conducted by the Fraser Institute Annual Survey of Mining Companies 2004/2005 Publication Date: March 2005 Publication Format: Survey (an independent public policy organization based in Vancouver). The survey ranked 64 jurisdictions including, selected U.S. states, Australian states, Canadian provinces. The regions were rated based on mineral potential and effects of government policies on mineral exploration investment.

                          (NEVADA MINERAL TRENDS MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005; Gryphon Gold, 2005)

                       GOLD INDUSTRY AND THE GOLD MARKET

GOLD INDUSTRY

     Gold is used as a monetary standard for many nations and is also used in jewelry, dentistry, and in electronics. Gold is unusual in that it is both a commodity and a monetary asset. Gold is virtually indestructible and the majority of gold previously mined still exists above ground in some form or another. Because gold is relatively easy to transport, upward spikes in price are often met by the resale of existing stock.

GOLD PRICES AND MARKET STATISTICS

     In 2004, gold prices, as expressed in U.S. dollars per ounce, continued to strengthen, ending the year 12.9% higher over 2003 at an average of $410 per ounce, as quoted on the London Bullion Market (the primary trading and pricing market in the world), marking the fourth year of consecutive gains in price. In December of 2004, gold prices peaked as high as $454. The average spot price in 2004 as quoted on the London Bullion Market was $409.53 per ounce, compared to $363.83 in 2003. The London P.M fix on August 2, 2005 was $431 per oz of gold.

     The chart below shows the historical price of gold for the period from January 1996 to July 2005 and the net long non-commercial positions (measured in tons of gold) throughout the period.

                         (HISTORICAL GOLD PRICE CHART)
---------------

(Source: Bloomberg)

SUPPLY AND DEMAND FUNDAMENTALS

     It is estimated that at the end of 2004, above-ground stocks represented a total quantity of approximately 153,000 tonnes, of which 63% had been mined since 1950. The supply of gold that satisfies demand each year comes both from mine production and from the recycling of metal that has been mined in previous years. The gold from recycling forms a small proportion of total annual supply flows. Investment holdings, or private investor stocks, account for 16% of the total stocks of gold. Over the last five years, annual world investment demand has accounted for 13% of total demand, worth around $5.4 billion. This calculation of world investment demand includes identified bar hoarding and official coins. Other elements of gold demand can also be attributed to investment, including medals/imitation coins and changes in stocks held in gold exchange traded funds. It is estimated that investment demand increased from a low of 4.8% of total end-use demand in 2000 to 14% in 2004. Jewelry fabrication has historically been the largest component of demand. The industrial component includes electronics, dentistry, other industrial and decorative applications and medals and imitation coins. The following charts show the last ten years of world supply of gold and world demand for gold:

                      (WORLD GOLD SUPPLY AND DEMAND CHART)
---------------

(Source: Gold Field Mineral Services Gold Survey 2005)

                               BOREALIS PROPERTY

     UNLESS STATED OTHERWISE, INFORMATION OF A TECHNICAL OR SCIENTIFIC NATURE RELATED TO THE BOREALIS PROPERTY IS SUMMARIZED OR EXTRACTED FROM THE "TECHNICAL REPORT ON THE MINERAL RESOURCES OF THE BOREALIS GOLD PROJECT" DATED MAY 23, 2005, PREPARED BY MR. ALAN C. NOBLE, P.E. OF ORE RESERVES ENGINEERING IN LAKEWOOD, CO, A "QUALIFIED PERSON", AS DEFINED IN NI 43-101. MR. NOBLE IS INDEPENDENT FROM US. THE TECHNICAL REPORT WAS PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF NI 43-101. Management's plans, expectations and forecasts related to our Borealis Property are based on assumptions, qualifications and procedures which are set out only in the full Technical Report. For a complete description of assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Technical Report which is available for review on the System for Electronic Document Analysis and Retrieval (SEDAR) located at the following website: www.sedar.com. Alternatively, the Technical Report may be inspected during normal business hours at the offices of Lang Michener LLP, Suite 2500, 181 Bay Street, Toronto, Ontario during the period of distribution of our common stock and for 30 days thereafter.

     The Borealis Property in Nevada is our principal asset, which we hold through our subsidiary, Borealis Mining. In the 1980's previous operators of the Borealis Property mined approximately 600,000 ounces of gold from near-surface oxide deposits. In this prospectus, the previously mined area is referred to as the "Borealis site", the "previously disturbed area" or the "previously mined area", while our references to the Borealis Property refer to the entire property we own or lease through Borealis Mining. Echo Bay Mines Limited ceased active mining operations in 1991. Full site reclamation was completed in 1994. Reclamation bonds were released and Echo Bay relinquished its lease in 1996.

     At Borealis, there is one large hydrothermal system, containing at least 14 known gold deposits, some of which are contiguous. There has been historical production from 8 of these deposits. As there are several other showings of gold mineralization across the property, there is an opportunity to identify additional gold deposits.

BOREALIS PROPERTY DESCRIPTION AND LOCATION

     The Borealis Property is located in Mineral County in southwest Nevada, 12 miles northeast of the California border. The Borealis Property covers approximately 14,900 acres. The approximate center of the property is at longitude 118 DEGREES 45' 34" North and latitude 38 DEGREES 22' 55" West. The figure below shows the location and access to the Borealis Property.

                     LOCATION MAP OF THE BOREALIS PROPERTY

                                     (MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

     The Borealis Property is comprised of 747 unpatented mining claims of approximately 20 acres each, totaling about 14,900 acres, and one unpatented millsite claim of approximately 5 acres. Of the 747 unpatented mining claims, 122 claims are owned by others but leased to Borealis Mining, and 625 of the claims were staked by Golden Phoenix or Gryphon Gold and transferred to Borealis Mining.

     Our rights, through Borealis Mining as the owner or lessee of the claims, allow us to explore, develop and mine the Borealis Property, subject to the prior procurement of required operating permits and approvals, compliance with the terms and conditions of the mining lease, and compliance with applicable federal, state, and local laws, regulations and ordinances. We believe that all of our claims are in good standing.

     The 122 leased claims are owned by John W. Whitney, Hardrock Mining Company and Richard J. Cavell, whom we refer to as the Borealis Owners. Borealis Mining leases the claims from the Borealis Owners under a Mining Lease dated January 24, 1997 and amended as of February 24, 1997. The mining lease was assigned to Borealis Mining by the prior lessee, Golden Phoenix. The mining lease contains an "area of interest" provision, such that any new mining claims located or acquired by Borealis Mining within the area of interest after the date of the mining lease shall automatically become subject to the provisions of the mining lease.

     The term of the mining lease extends to January 24, 2009 and continues indefinitely thereafter for so long as any mining, development or processing is being conducted on the leased property on a continuous basis.

     The remainder of the Borealis Property consists of 625 unpatented mining claims and one unpatented millsite claim staked by Golden Phoenix or Gryphon Gold. Claims staked by Golden Phoenix were transferred to Borealis Mining in conjunction with our January 28, 2005 purchase of all of Golden Phoenix's interest in the Borealis Property. A total of 151 claims of the total 625 claims held by Gryphon Gold are contiguous with the claim holdings, are located outside of the area of interest, and are not subject to any of the provisions of the lease.

     All of the mining claims (including the owned and leased claims) are unpatented, such that paramount ownership of the land is in the United States of America. Claim maintenance payments and related documents must be filed annually with the Bureau of Land Management (BLM) and with Mineral County, Nevada to keep the claims from terminating by operation of law. Borealis Mining is responsible for those actions. At present, the annual BLM maintenance fees are $125 per claim, or $93,500 per year for all of the Borealis Property claims (747 unpatented mining claims plus one millsite claim). Required documents were submitted and the fee was paid to the BLM on August 6, 2005 fulfilling the 2006 maintenance requirements. In addition, a county filing fee of $8.50 per claim plus document fees totaling $6,366 was paid to Mineral County on August 6, 2005, in fulfillment of the annual filing requirements.

  ROYALTY OBLIGATIONS

     The leased portion of the Borealis Property is currently subject to advance royalty payments of approximately $8,614 per month, payable to the Borealis Owners. These advance royalty payments are subject to annual adjustments based on change in the United States Consumer Price Index.

     The terms of the mining lease require the payment of a net smelter returns production royalty by Borealis Mining to the Borealis Owners in respect of the sale of gold (and other minerals) extracted from those claims within the area of interest specified in the mining lease. The royalty rate for gold is determined by dividing the monthly average market gold price by 100, with the result expressed as a percentage. The royalty amount is determined by multiplying that percentage by the amount of monthly gold production from the claims in the "area of interest" and by the monthly average market gold price, after deducting all smelting and refining charges, various taxes and certain other expenses. For example, using an assumed monthly average market gold price of $400, the royalty rate would be 4%. Using an assumed monthly production of 5,000 ounces of gold from the leased claims, the monthly royalty amount would be 5,000 ounces times $400 per ounce, less allowable deductions, multiplied by 4%.

     At present, there is no royalty payable to the United States or the State of Nevada on production from unpatented mining claims, although legislative attempts to impose a royalty have occurred in recent years.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

     Primary access to the Borealis Property is gained from an all weather county gravel road located about two miles south of Hawthorne from State Highway
359. Hawthorne is about 133 highway miles southeast of Reno. The Borealis Property is about 16 road miles from Hawthorne.

     The elevation on the property ranges from 7,200 ft to 8,200 ft above sea level. This relatively high elevation produces moderate summers with high temperatures in the 907F (327C) range. Winters can be cold and windy with temperatures dropping to 07F (-187C). Average annual precipitation is approximately 10 inches, part of which occurs as up to 60 inches of snowfall. Historically, the Borealis Property was operated throughout the year with only limited weather related interruptions.

     Topography ranges from moderate and hilly terrain with rocky knolls and peaks, to steep and mountainous terrain in the higher elevations.

     The vegetation throughout the project area is categorized into several main community types: pinyon/ juniper woodland, sagebrush, ephemeral drainages and areas disturbed by mining and reclaimed. Predominate species include pinyon pine, Utah juniper, greasewood, a variety of sagebrush species, crested wheat grass and fourwing saltbush.

     During the initial phase of operations, if any, we anticipate that power could be generated on site. There is a power line crossing the Borealis Property within 2 miles of the center of the planned operations, which we will evaluate as an alternative power source during our planned engineering feasibility work. Water is available from two water basins located approximately 5 miles and 7 miles south of the planned mine site, respectively. Water for historical mining operations was supplied from the basin 5 miles away from the site. We have obtained a permit from the Nevada Division of Water Resources to access water from the basin 7 miles away and are in the process of obtaining a permit to access water from the other basin as well.

     The Borealis site has been reclaimed by the prior operator to early 1990's standards. The pits and the project boundary are fenced for public safety. Currently, access to the pits and leach heap areas is gained through a locked gate. No buildings or power lines or other mining related facilities located on the surface remain. All currently existing roads in the project area are two -- track roads with most located within the limits of the old haul roads that have been reclaimed.

     The nearest available services for both mine development work and mine operations are in the small town of Hawthorne, via a wide well-maintained gravel road. Hawthorne has substantial housing available, adequate fuel supplies and sufficient infrastructure to meet basic supply requirements. Material required for property development and mine operations are generally available from suppliers located in Reno, Nevada.

HISTORY OF THE DISTRICT AND BOREALIS PROPERTY

     The original Ramona mining district, now known as the Borealis mining district, produced less than 1,000 ounces of gold prior to 1981. In 1978 the Borealis gold deposit was discovered by S. W. Ivosevic (1979), a geologist working for Houston International Minerals Company (a subsidiary of Houston Oil and Minerals Corporation). The property was acquired from the Whitney Partnership, which later became the Borealis Owners, following Houston's examination of the submitted property. Initial discovery of ore-grade gold mineralization in the Borealis district and subsequent rapid development resulted in production beginning in October 1981 as an open pit mining and heap leaching operation. Tenneco Minerals acquired the assets of Houston International Minerals in late 1981, and continued production from the Borealis mine. Subsequently, several other gold deposits were discovered and mined by open pit methods along the generally northeast-striking Borealis trend, and also several small deposits were discovered further to the northwest in the Cerro Duro area. Tenneco's exploration in early 1986 discovered the Freedom Flats deposit beneath thin alluvial cover on the pediment southwest of the Borealis mine. In October 1986, Echo Bay Mines acquired the assets of Tenneco Minerals.

     With the completion of mining of the readily available oxide ore in the Freedom Flats deposit and other deposits in the district, active mining was terminated in January 1990, and leaching operations ended in late 1990. Echo Bay left behind a number of oxidized and sulfide-bearing gold mineral resources. All eight open pit operations are reported to have produced 10.7 million tons of ore averaging 0.059 ounces of gold per ton (opt Au). Gold recovered from the material placed on heaps was approximately 500,000 ounces, plus an estimated 1.5 million ounces of silver. Reclamation of the closed mine began immediately and continued for several years. Echo Bay decided not to continue with its own exploration, and the property was farmed out as a joint venture in 1990-91 to Billiton Minerals, which drilled 28 reverse circulation (RC) exploration holes on outlying targets for a total of 8,120 ft. Billiton stopped its farm-in on the property with no retained interest.

     Subsequently Santa Fe Pacific Mining, Inc. entered into a joint venture with Echo Bay in 1992-93, compiled data, constructed a digital drill-hole database and drilled 32 deep RC and deep core holes, including a number of holes into the Graben deposit. Echo Bay completed all reclamation requirements in 1994 and then terminated its lease agreement with the Borealis Owners in 1996.

     In 1996 J.D. Welsh & Associates, Inc. negotiated an option-to-lease agreement for a portion of the Borealis Property from the Borealis Owners. Prior to 1996, J.D. Welsh had performed contract reclamation work for Echo Bay and was responsible for monitoring the drain-down of the leach heaps. Upon signing the lease, J.D. Welsh immediately joint ventured the project with Cambior Exploration U.S.A., Inc. Cambior performed a major data compilation program and several gradient IP surveys. In 1998 Cambior drilled 10 holes which succeeded in extending one existing deposit and in identifying new zones of gold mineralization.

     During the Cambior joint venture period, in late 1997, Golden Phoenix entered an agreement to purchase a portion of J.D. Welsh's interest in the mining lease. J.D. Welsh subsequently sold its remaining interest in the mining lease to a third party, which in turn sold it to Golden Phoenix, resulting in Golden Phoenix controlling a 100% interest in the mining lease beginning in 2000. Golden Phoenix personnel reviewed project data, compiled and updated a digital drill-hole database (previous computer-based resource modeling databases), compiled exploration information and developed concepts, maintained the property during the years of low gold prices, and developed new mineral resource estimates for the entire property.

     In July 2003 Borealis Mining acquired an option to earn an interest in a joint venture in a portion of the Borealis Property and in January 2005 Borealis Mining acquired full interest in the mining lease and mining claims comprising the Borealis Property. See, "Description and Development of the Business:
History and Background of the Company," above.

     We have expended considerable effort consolidating the available historical data and flat files since acquiring our interest in the Borealis Property. This data has been scanned, and converted into a searchable electronic form. The electronic database has formed the basis of re-interpretation of the district geologic setting, and helped to form the foundation for a new understanding of the district's potential. We acquired this data from Golden Phoenix in May 2003.

  HISTORICAL GOLD PRODUCTION

     The Borealis Property is not currently a producing mine. Historical data is presented for general information and is not indicative of existing grades or expected production. We have no probable or proven reserves on any of our properties. We cannot be assured that minerals will be discovered in sufficient quantities to justify commercial operations.

                        PHOTOGRAPH OF BOREALIS DISTRICT.
          VIEW TO THE EAST, WITH FREEDOM FLATS PIT IN THE FOREGROUND.
              THE PHOTOGRAPH SHOWS THE SITE AS IT WAS CIRCA 1991.

                  (BOREALIS DISTRICT PHOTOGRAPH -- CIRCA 1991)

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

     Several gold deposits have been previously defined through drilling on the Borealis Property by prior owners. Some gold deposits have been partially mined. Reports on past production vary. The past gold production from pits on the Borealis Property, as reported by prior owners is tabulated below. The total of past gold production was approximately 10.6 million tons of ore averaging 0.057 ounces per ton (opt) gold. Mine production resulting from limited operations in 1990 is not included. Although no complete historical silver production records still exist at this time, the average silver content of ore mined from all eight pits appears in the range of five ounces of silver for each ounce of gold. We have not included silver in our mine planning to date, but intend to monitor the potential viability of silver recovery, if warranted, as our feasibility study and more detailed mine planning progress.

                REPORTED PAST BOREALIS PRODUCTION, 1981-1990(1)

CRUSHED AND AGGLOMERATED ORE(2)                        TONS       GRADE     CONTAINED GOLD
-------------------------------                     ----------   --------   --------------
                                                                 (OPT AU)        (OZ)
Borealis..........................................   1,488,900    0.103        153,360
Freedom Flats.....................................   1,280,000    0.153        195,800
Jaime's/Cerro Duro/Purdy..........................     517,900    0.108         55,900
East Ridge........................................     795,000    0.059         46,900
Gold View.........................................     264,000    0.047         12,400
                                                    ----------    -----        -------
TOTAL.............................................   4,345,800    0.107        464,360
                                                    ==========    =====        =======
RUN OF MINE ORE(3)
EAST RIDGE........................................   2,605,000    0.021         54,700
POLARIS (DEEP ORE FLATS)..........................     250,000    0.038          9,500
GOLD VIEW.........................................     396,000    0.009          3,500
NORTHEAST RIDGE...................................   3,000,000    0.025         75,000
                                                    ----------    -----        -------
TOTAL.............................................   6,251,000    0.023        142,700
                                                    ==========    =====        =======
GRAND TOTAL.......................................  10,596,800    0.057        607,060
                                                    ==========    =====        =======

---------------

(1) The numbers presented in this table are based on limited production records. A later report in 1991 published by the Geologic Society of Nevada reports that production totaled 10.7 million tons with an average grade of 0.059 opt.

(2) Crushed and agglomerated ore is that material which has been reduced in size by crushing, and as a result may contain a significant portion of very fine particles which is then, with the aid of a binding agent such as cement, reconstituted into larger particles and subsequently leached in a heap. The agglomerated ore typically has greater strength allowing for higher stacked heaps and may allow better percolation of leach solutions if the ore has high clay content.

(3) Run of mine ore is that material which was fragmented by blasting only, and then stacked on the heaps without being further reduced in size by crushing or other beneficiation processes.

  BOREALIS PROPERTY DEVELOPMENT BACKGROUND

     In October 2003, we engaged Behre Dolbear & Company, Inc., mining consultants, to develop a preliminary scoping study for the redevelopment of the Borealis Property. Behre Dolbear prepared a report titled "Preliminary Scoping Study" dated June 7, 2004, which we refer to as the "Behre Dolbear Report," in accordance with the requirements of NI 43-101. Qingping Deng, a "Qualified Person" as defined in NI 43-101, who is independent from us, authored the Behre Dolbear Report.

     The following information is based on the Behre Dolbear Report. Portions of the following information are based on assumptions, qualifications and procedures which are set out only in the Behre Dolbear Report. For a complete description of assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Behre Dolbear Report which is available for review on the System for Electronic Document Analysis and Retrieval (SEDAR) located at the following website: www.sedar.com. Alternatively, the Behre Dolbear Report may be inspected during normal business hours at the offices of Lang Michener LLP, Suite 2500, 181 Bay Street, Toronto, Ontario during the period of distribution of our common stock and for 30 days thereafter.

     In its report, Behre Dolbear performed a resource estimate in which it identified, measured and indicated mineral resources on the Borealis Property and concluded that the Borealis Property had excellent exploration potential. As a result of enhanced geologic interpretations based on detailed geologic analysis, re-logging of available core and RC samples, and drilling of the preexisting heaps and dumps, the mineral resources at Borealis as reported in the Technical Report were increased as presented in further detail below under the heading "Mineral Resources."

     Behre Dolbear also analyzed the historical data on the property and produced a series of recommendations to evaluate and potentially develop the Borealis Property. The principal recommendations of the Behre Dolbear Report were to:

     1. Pursue a three phase business plan to evaluate:

          (a) the existing leach pads and mine dump materials for the possibility of releaching and gold production,

          (b) the remaining oxide ores that could be mined and transported to the new leach pad, and

          (c) the deeper high grade sulfide mineralization.

     2. Pursue the following mining scenario on the Borealis Property (assuming we determine that development of the proposed mining scenario is commercially feasible):

          (a) process pre-existing heaps and dumps to provide initial feed to the heap leach recovery plant;

          (b) expand the mining operations to include the oxidized resources in areas outside the heaps and dumps in order to generate funds for further exploration and development; and

          (c) explore and develop the deeper sulfide mineralization of the Graben area.

     Following the recommendations in the Behre Dolbear Report, and based on additional geologic field work, we retained Ore Reserves Engineering, consulting resource modeling engineers, to complete an updated resource estimate model in accordance with NI 43-101. In May 2005, Ore Reserves Engineering delivered a report titled the "Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada." The results of this analysis are reported below under the heading "Mineral Resources." The Behre Dolbear Report, which preceded the Technical Report, was reviewed by Alan C. Noble, the author of the Technical Report. The mineral resources estimates referred to in the conclusions of the Behre Dolbear Report were determined to be reasonable by Alan C. Noble (in the case of the heaps and dumps referred to under the heading "Mineral Resources") and were improved upon (in the case of the other zones referred to under the heading "Mineral Resources").

     According to the Behre Dolbear Report, the principal steps to the development of the Borealis Property consist of:

     - completing the permitting process;

     - continuing our drilling program and developing a feasibility study on the previously disturbed area of the Borealis Property, also referred to as the "Borealis site";

     - building the mine facilities, if warranted by project economics, on the Borealis site.

     It is our intention to continue with the recommendations established in the Behre Dolbear Report with the objective of developing the Borealis Property, subject to further optimizing of the mining scenario contemplated as more detailed information becomes available. We aim to complete these principal steps by the second half of 2006.

GEOLOGICAL SETTING

-- REGIONAL GEOLOGY

     The Borealis mining district lies within the northwest-trending Walker Lane mineral belt of the western Basin and Range province, which hosts numerous gold and silver deposits. Mesozoic metamorphic rocks in the region are intruded by Cretaceous granitic plutons. In the Wassuk range the Mesozoic basement is principally granodiorite with metamorphic rock inclusions. Overlying these rocks are minor occurrences of Tertiary rhyolitic tuffs and more extensive andesite flows. Near some fault zones, the granitic basement rocks exposed in the eastern part of the district are locally weakly altered and limonite stained.

     The oldest exposed Tertiary rocks are rhyolitic tuffs in small isolated outcrops which may be erosional remnants of a more extensive unit. The rhyolitic tuffs may be correlative with regionally extensive Oligocene rhyolitic ignimbrites found in the Yerington area to the north and within the northern Wassuk Range. On the west side of the Wassuk Range, a thick sequence of older Miocene andesitic volcanic rocks unconformably overlies and is in fault contact with the granitic and metamorphic rocks, which generally occur east of the Borealis district. The age of the andesites is poorly constrained due to limited regional dating, but an age of 19 to 15 Ma is suggested ("Ma" refers to million years before present). In the Aurora district, 10 miles southwest of the Borealis district, andesitic agglomerates and flows dated at 15.4 to 13.5 Ma overlie Mesozoic basement rocks and host gold-silver mineralization. Based on these data, the andesites in the Borealis region can be considered as 19 to 13.5 Ma.

     The Borealis district lies within the northeast-trending Bodie-Aurora-Borealis mineral belt; the Aurora district, with 1.9 million ounces of past gold production, lies 10 miles southwest of Borealis and the Bodie district, with 1.5 million ounces of gold production, lies 19 miles southwest in California. All three mining districts are hosted by Miocene volcanics. The intersection of northwesterly and west-northwesterly trending Walker Lane structures with the northeasterly trending structures of the Aurora-Borealis zone probably provided the structural preparation conducive to extensive hydrothermal alteration and mineralization at Borealis.

-- LOCAL GEOLOGY

     The Borealis district mineralization is hosted by Miocene andesite flows, laharic breccias, and volcaniclastic tuffs, which exceed 1000 to 1200 ft in thickness, strike northeasterly, and dip shallowly to the northwest. The andesite is internally subdivided into upper and lower volcanic packages which are laterally extensive and constitute the predominant bedrock in the district. These packages host most of the gold ore deposits. The most favorable host horizon is the upper andesite and the contact zone between the two andesite packages. An overlying upper tuff is limited in aerial extent due to erosion. All of these units are cut by steeply dipping northeast-trending faults that probably provided conduits for mineralizing hydrothermal fluids in the principal mineralized trends. Pediment gravels cover the altered-mineralized volcanic rocks at lower elevations along the range front and overlie many of the best exploration targets. Wide-spaced drilling indicates that the majority of the altered-mineralized area is covered by pediment gravels over a seven-mile long zone in the southern and southwestern parts of the district. Much of this area has received only minor testing.

     Structures in the district are dominantly northeast-striking normal faults with steep northwest dips, and generally west-northwest-striking range-front faults with steep southerly dips. Both of these fault systems lie in regional trends which are defined large structural zones in the earth's crust and by the locations of several known district scale mineral deposits and other smaller mineralized systems. Borealis appears to be at a major intersection of two of these mineralized trends, the Walker Lane and the Bodie-Aurora-Borealis cross trend.

     A number of the pre-mineral faults of both orientations in the Borealis district appear to control the occurrence and concentration of gold mineralization, and may have been conduits for migration of higher-grade gold bearing hydrothermal solutions. The hydrothermal solutions often followed the planes of the faults to zones where the proper geologic conditions allowed for concentration of the solutions and formation of gold deposits.

     Movement along most of the faults in the Borealis district appears to be normal, although some faults also display a strike-slip component of movement. In the mined part of the district, rocks are mostly down dropped on the northwest side of northeast-trending faults, which is part of a graben. The Graben gold deposit appears to be controlled by a north-northeast trending structure dipping steeply to the east, and no other structures of this orientation have been identified.

-- MINERAL DEPOSITS

     The gold deposits contained within the larger, district scale, Borealis hydrothermal system are recognized as high-sulfidation type systems with high-grade gold mineralization occurring along steeply dipping structures and lower grade gold mineralization both surrounding the high-grade and commonly controlled by more permeable volcanic rocks in relatively flat-lying zones. The gold deposits, some with minor amounts of silver mineralization are hosted by Miocene andesitic flows, laharic breccias, and volcaniclastic tuffs, which all strike northeasterly and dip shallowly to the northwest. Pediment gravels cover the altered-mineralized volcanic rocks at lower elevations along the mountain front and there is potential for discovery of more blind deposits, similar to the Graben deposit.

     The surface "footprints" of the high-grade pods or pipe-like bodies, found to date are rather small and they can be easily missed with patterns of too widely spaced geophysical surveys and drill holes. Most of the drilling on the property by prior owners, including the Graben deposit, is vertical, and therefore did not adequately sample the steep higher-grade zones. Drill-hole orientation has compounded the underestimation of grades within the district. The coarse gold component can best be captured with very careful sampling of drill cuttings and core and collecting large samples.

     Several drill holes to the west of Freedom Flats and Borealis encountered gold within the alluvium stratigraphically above known deposits. These holes trace a gold-bearing zone that in plan appears to outline a paleochannel of a stream or gently sloping hillside that may have had its origin in the eroding Borealis deposit. The zone is at least 2,500 feet long, up to 500 feet wide, and several tens up to 100 feet thick. At this point it is unknown if this is a true placer deposit, an alluvial deposit of broken ore, or some combination of both. Additional drilling and beneficiation tests are needed to determine if an economic gold deposit exists.

EXPLORATION

     Since the late 1970's, considerable exploration has been completed at the Borealis Property with the primary objective of finding near surface deposits with oxide type gold mineralization. Exploration work has consisted of field mapping, surface sampling, geochemical surveys, geophysical surveys, and shallow exploration drilling. Only limited drilling and geological field work has been completed in areas covered by pediment gravels, even though Freedom Flats was an unknown, blind deposit, without surface expression when discovered.

     Many geophysical surveys have been conducted by others in the Borealis district since 1978. In addition, regional magnetics and gravity maps and information are available through governmental sources. The most useful geophysical data from the exploration programs has been induced polarization
(IP) (chargeability), aeromagnetics, and, to a lesser degree, resistivity.

     Areas with known occurrences of gold mineralization, which have been defined by historical exploration drilling, and have had historical mine production include: East Ridge and Gold View, Northeast Ridge, Freedom Flats, Borealis, and Deep Ore Flats (also known as Polaris). All of these deposits still have gold mineralization remaining in place, contiguous with the portions of each individual deposit which has been mined

     Discovery potential on the Borealis Property includes oxidized gold mineralization adjacent to existing pits, new oxide gold deposits at shallow depth within the large land position, gold associated with sulfide minerals below and adjacent to the existing pits, in possible feeder zones below surface mined ore and deeper gold-bearing sulfide mineralization elsewhere on the property. Both oxidized and sulfide-bearing gold deposits exhibit lithologic and structural controls for the locations and morphologies of the gold deposits.

     The following areas have not been subject to historic mine production, but have been subject to historical exploration that has identified gold mineralization.

  BOREALIS EXTENSION

     The Borealis Extension deposit occurs at shallow to intermediate depth beneath the northern and western parts of the former Borealis pit. Most of the mineralization begins at 110 to 375 ft below the surface. Generally the top of this target occurs at or slightly below the 7,000-ft elevation. The primary target is defined by 16 contiguous drill holes completed by previous operators that have potential ore-grade intercepts and that penetrate beneath the 7,000-ft elevation. Thickness of low-grade mineralized intercepts ranges from 15 to 560 ft with nine holes having from 155 to 560 ft of +0.01 opt of gold; average thickness of the zone is 236 ft. Grades have been divided into sub-zones of 0.01-0.03 opt, which averages 0.018 opt of gold, and of +0.03 opt, which averages 0.084 opt of gold.

  GRABEN DEPOSIT

     The Graben deposit is currently defined with approximately 36 RC holes and 19 core holes. Drilling has defined a zone of gold mineralization, using an 0.01 opt Au boundary, that extends at least more than 2,000 ft in a north-south direction and between 200 and 750 ft east-west, and up to 300 ft thick. The top of the deposit is from 500 to 650 ft below the surface. Near its southern margin the axis of the deposit is within 800 ft of the Freedom Flats deposit and along one portion of the southeastern margin low-grade mineralization may connect with the Freedom Flats mineralization through an east-west trending splay. Drilling data appears to confirm mineralization at the southern margin of the deposit is closed off. Along the western margin a suspected post-mineralization fault may have down-dropped the deposit and apparently serves as an effect western boundary to mineralization and brings tertiary gravels in contact with the Graben zone. Much of the eastern margin has not been defined by drilling. To the north mineralization remains open. An airborne magnetic survey and a gradient IP survey reveal anomalies along the northern extension of the Graben zone, suggesting that the deposit continues in that direction.

  NORTH GRABEN PROSPECT

     The North Graben prospect is defined by the projection of known mineralization, verified by drilling sampling and coincident with a large intense aeromagnetic low and a broad chargeability (IP) high. Only one hole has been drilled, but not completed, into the southern margin of the North Graben prospect, about 1,400 ft north of the most northerly significant Graben mineralization. While this hole failed to reach its target depth, alteration typical of the margin of the Graben deposit was encountered. This blind untested target lies on trend of the north-northeast-elongate Graben mineralized zone. In 1989, Echo Bay had completed a district-wide helicopter magnetic/electromagnetic survey, which identified a large, intense type aeromagnetic low in the North Graben area. This coincident magnetic low/chargeability high is now interpreted as being caused by an intensive and extensive hydrothermal alteration-mineralization system.

     Cambior conducted a gradient IP survey in 1997, which identifies a deep-source broad chargeability anomaly that extends northerly from the northern margin of the Freedom Flats deposit, covers only part of the Graben zone and most of the North Graben area, and extends to the limit of the surveyed area. This anomaly is interpreted to be caused by high-sulfide mineralization. The North Graben prospect thus represents the possible extension of known mineralization of the Graben zone.

     One angle hole was drilled by Cambior in 1998 to test the southern most portion of the North Graben target chargeability anomaly, and it was well south of a large aeromagnetic low. The upper 725 ft of this hole contained post-mineral gravel and sediments and relatively unaltered andesitic volcanics, before intersecting altered and mineralized andesite near the bottom of the hole. The pre-mineral andesite flows contain alteration ranging from propylitic to chalcedonic silica down the hole. Hole 98005 was lost at a depth of 780 ft due to hole caving. Although no significant gold mineralization was encountered in the hole, alteration was most intense at the bottom. Hydrothermal alteration noted in samples from the hole fits better with patterns found at the margin of a Graben-type deposit.

  SUNSET WASH PROSPECT

     The Sunset Wash prospect consists of a gravel-covered pediment underlain by extensive hydrothermal alteration in the western portion of the Borealis district. Sixteen holes drilled by Echo Bay Mines indicate that intense alteration occurs within a loosely defined west-southwest belt that extends westerly from the Jaime's Ridge/Cerro Duro deposits. At the western limit of the west-southwest belt, Cambior's IP survey and drilling results can be interpreted to indicate that the alteration system projects toward the southeast into the pediment along a mineralized northwest-oriented fault. Cambior conducted a gradient array induced polarization (IP) survey over the Sunset Wash area effectively outlining a 1,000 by 5,000 ft chargeability anomaly. The anomaly corresponds exceptionally well to alteration and sulfide mineralization identified by Echo Bay's drill-hole results. Two structures appear to be mapped by the chargeability anomaly; one is a 5,000-ft long west-southwest-trending structure and the other is a smaller, northwest-trending structure that cuts off the W-SW structure at its western limit. Alteration types and intensity identified by the drilling, combined with the strong IP chargeability high and the aeromagnetic low, strongly suggest that the robust hydrothermal system at Sunset Wash is analogous to the mineralized systems at Graben and Freedom Flats.

     Geologic observations based on mapping and drill hole logging indicate that both the Freedom Flats and the Graben deposits are localized along a favorable horizon near the contact between the upper and lower volcanic units. This same contact zone appears to underlie the Sunset Wash pediment at a shallow depth. The target concept suggests that mineralization should favor zones where mineralizing structures crosscut the upper and lower volcanic contact. Cambior drilled three holes to test portions of the Sunset Wash geophysical anomaly and to offset other preexisting drill holes with significant alteration. Each of the three holes was drilled vertically to maximize the depths tested. The three holes were collared in the upper volcanic unit, but only one crossed the contact.

     The westernmost of Cambior's three holes encountered the most encouraging alteration and best gold mineralization suggesting that this drillhole is near the most prospective area. This drill-hole intercepted altered rock from bedrock surface to total depth, including an extremely thick zone of chalcedonic replacement in the lower two-thirds of the hole.

  BULLION RIDGE/BOUNDARY RIDGE

     The northeast-trending alteration zone extending along Boundary Ridge into Bullion Ridge contains intense silicification that is surrounded by argillization, with abundant anomalous gold. Widely spaced shallow holes completed by previous operators have tested several of the alteration/anomalous gold zones defining discrete zones of mineralized material.

  LUCKY BOY PROSPECT

     Another prospect area similar to North Graben and Sunset Wash is the Lucky Boy area, which may be in a shallower pediment environment in the central portion of the district near the range front. Drill holes in the periphery have thick zones of silification and traces of gold mineralization. Echo Bay's aeromagnetic map shows another magnetic low and Cambior's IP map shows a coincident chargeability high in the area of the silicification.

MINERALIZATION

-- OVERVIEW

     Finely disseminated gold mineralization found in the Borealis epithermal system was associated with pyrite and other gold bearing sulfide minerals such as marcasite when initially deposited by the gold rich hydrothermal fluids. In some portions of the deposits, over time through natural oxidation, the pyrite was transformed to limonite releasing the gold particles. Through this geologic process, the mineral character of the deposit was altered, and gold was exposed so that conventional hydrometallurgical processes (e.g. gold heap leaching) could be effectively applied to recover the gold. Gold still bound in pyrite or pyrite-silica which was not as readily oxidized in the geologic process, is not as easily recovered by a simple heap leach operations and may require some type of more advanced milling operation. Limited evidence suggests that in certain deposits such as the Borealis and Freedom Flats deposits, that some coarse gold exists, probably in the higher-grade zones.

-- OXIDE GOLD MINERALIZATION

     Oxide gold mineralization is generally more amenable to direct cyanidation processes such as heap leaching as compared to sulfide gold mineralization.

     Oxide deposits in the district have goethite, hematite, and jarosite as the supergene oxidation products after iron sulfides, and the limonite type depends primarily on original sulfide mineralogy and abundance. Iron oxide minerals occur as thin fracture coatings, fillings, earthy masses, as well as disseminations throughout the rock. The degree of supergene oxidation, mineral constituents, and form and occurrence of the oxide minerals in the host rock are significant factors in determining metallurgical performance and ultimate gold recovery. As demonstrated in previous operations, this type of gold bearing material is amenable to conventional heap leaching methodology.

     Depth of oxidation is variable throughout the district and is dependent on alteration type, structure, and rock type. Oxidation ranges from approximately 250 ft in argillic and propylitic altered rocks to over 600 ft in fractured silicified rocks. A transition zone from oxides to sulfides with depth is common with a mixing of oxide and sulfide minerals.

     Except for the Graben deposit, all of the known gold deposits are at least partially oxidized. Typically the upper portion of a deposit is totally oxidized and the lower portions unoxidized. In places, such as the Ridge deposits, there is an extensive transition zone of partially oxidized sulfide bearing gold mineralization. Oxidation has been observed to at least 1,000 ft below the surface. Therefore, we believe that if additional gold deposits are found under gravel cover, some portion of them may be oxidized.

-- SULFIDE GOLD MINERALIZATION

     Sulfide gold mineralization is generally less amenable to conventional direct cyanidation metallurgical processes, and may require more advanced processes such as milling, flotation and oxidation prior to cyanidation.

     Sulfide deposits in the district are mostly contained within quartz-pyrite alteration with the sulfides consisting mostly of pyrite with minor marcasite, and lesser arsenopyrite and cinnabar. Many trace minerals of copper, antimony, arsenic, mercury and silver have also been identified. Pyrite content ranges from 5 to 20 volume percent with local areas of nearly massive sulfides in the quartz-pyrite zone and it occurs with grain sizes up to 1mm. At Borealis, euhedral pyrite grains are commonly rimmed and partially replaced with a later stage of anhedral pyrite overgrowths. Study of this phenomenon in other epithermal districts in Nevada has shown that gold occurs only in the late overgrowths. Mineralogical studies of Borealis samples suggest that this may also be true at Borealis, but are not fully conclusive.

     The Graben deposit is the best example found to date of the size and quality of sulfide deposits within the district. In addition sulfide mineral resources occur in the bottoms of most of the pits, but the most significant mineral resource in a pit environment is found beneath the Freedom Flats pit. Potential targets below most pits would include the feeder structures, many of which would be expected to have high-grade sulfide gold mineralization. Drilling of the Graben deposit has defined a total mineral resource of approximately 20 million tons with an average grade of 0.044 ounces of gold per ton containing about 880,000 ounces of gold within the deposit, using a 0.01 opt cutoff grade, as stated in the Technical Report. The high-grade zones within the Graben deposit are estimated to contain 780,000 tons of measured and indicated resource and 220,000 tons of inferred resource with an average grade of 0.29 ounces of gold per ton. While the larger deposit is a target for additional exploration, the higher-grade zones represent an attractive deposit for development at most gold prices.

DRILLING

     We have conducted a drilling program of existing heaps and dumps of the Borealis site. Set out below is a summary of the drilling work conducted on the Borealis Property by prior owners and by us.

-- HISTORICAL DRILL HOLE DATABASE

     The drill-hole database used for the main Borealis project study area contains 1,747 drill holes with a total drilled length of 510,712 ft, including 1,626 which intersected gold mineralization. These holes were drilled by various prior operators. Drill-hole types include diamond core holes, reverse circulation (RC) holes and rotary holes. Only a few core holes have down-hole survey information. Mineralized zones covered by these drill holes include the Freedom Flats, Graben, Borealis, Polaris, East Ridge and Northeast Ridge. Except for Graben, all have been partially mined by previous operators of the project; the Borealis and Deep Ore Flats (also known as Polaris) pits have been back-filled with waste from the Freedom Flats pit. There are an additional 487 drill holes with a total drilled length of 103,562 ft scattered throughout the district, and mostly in the Cerro Duro, Jamie's Ridge, and Purdy Peak area, at approximately three miles distant northwest of the main Borealis mine area. The total existing drilling for the entire Borealis Property, therefore, is 2,234 holes with a total drilled length of 614,274 ft. None of these historical holes were drilled by us.

     Drill hole sampling length is generally 5 ft for the RC holes, but varies for the core holes based on geological intervals. Sampling length is up to 25 ft for some of the early rotary holes. Gold assays in parts per billion (ppb) and troy ounces per short ton (opt) are provided for most of the sampling intervals. Silver assays in parts per million (ppm) and opt are also provided for some of the sampling intervals. Silver grade was not modeled in this study.

                  SUMMARY OF DRILL HOLE SAMPLE STATISTICS FOR
              DRILL HOLES INTERSECTING THE MINERALIZED ZONES(1)(2)

                                                                                                   AVERAGE
                                               TOTAL         INTERVALS                   TOTAL      ASSAY        AVERAGE
                                NUMBER         SAMPLE           NOT        INTERVALS    ASSAYED    LENGTH       GOLD GRADE
                               HOLES(3)     INTERVALS(4)      ASSAYED       ASSAYED     FOOTAGE    (FEET)      OPT OF GOLD
                              ----------   --------------   -----------   -----------   -------   ---------   --------------
Graben......................       61           2,620            131         2,489       12,362     4.97          0.054
Freedom Flats...............      143           6,223            217         6,006       30,029     5.00          0.064
Borealis....................      321           5,611            127         5,484       27,835     5.08          0.042
Deep Ore Flats (Polaris)....      163           6,223            217         6,006       30,029     5.00          0.064
Crocodile Ridge.............       37           2,593             25         2,568       12,879     5.02          0.012
Alluvium....................      253           1,673            175         1,498        7,490     5.00          0.007
East Ridge..................      188           4,466            104         4,362       21,892     5.02          0.020
Mid Ridge...................       60           1,307             24         1,283        6,415     5.00          0.008
Northeast Ridge.............      210           6,008            115         5,893       29,495     5.01          0.016
Outside Zones...............    1,342          56,188          3,564        52,624      267,047     5.07          0.001
Southwest Model Total.......    1,080          69,221          4,144        65,077      328,339     5.05          0.012
Northeast Model Total.......      546          18,020            341        17,679       89,850     5.08          0.011

---------------

Notes

(1) Reference should be made to the Technical Report for further explanation of the above tabular information

(2) This table summarizes drilling within known gold deposits of 1,747 holes and does not reflect the remaining 487 drill holes. Total drilling amounts to 2,234 holes with a total footage of 614,274 feet.

(3) Drill holes may intersect more than one zone, therefore the number of holes by zone is not additive.

(4) All distances are presented in feet.

     The database subset used for the computer generated resource model referred to in the Technical Report consists of 1,604 of the drill holes with a total footage of 447,860 ft and 82,756 assayed intervals. Many of the high-grade intervals were assayed more than once to check and confirm the actual grades, so the total number of assays exceeds 82,756. The average depth of holes is 275 ft but the bulk of the holes are less than 200 ft with a limited number of holes in selective locations extending 1,000-2,000 ft to test deeper mineralization. The average assayed interval was slightly larger than 5 ft, with the bulk of the samples representing 5-ft intervals. The drill holes discussed above were completed by other operators at Borealis, and were not drilled by Gryphon.

-- DRILLING OF EXISTING HEAPS AND DUMPS

     In May 2004 we completed a drilling program on the five Borealis site heaps and parts of the Freedom Flats and Borealis site dumps. This program consisted of 32 holes totaling 2,478.5 ft. Dump holes were drilled deep enough to penetrate the soil horizon below the dump, while holes on the heaps were drilled to an estimated 10-15 ft above the heap's liner. We are currently conducting an ongoing drill program targeted at expanding the limits of known gold deposits. See "Development and Exploration -- Resource Expansion and Exploration Program."

SAMPLING AND ANALYSIS

-- GENERAL

     The Borealis Mine operated from 1981 through 1990 producing approximately
10.7 million tons of ore averaging 0.059 ounces of gold per ton from seven open pits. The mined ore contained approximately 635,000 ounces of gold of which approximately 500,000 ounces of gold were recovered through a heap leach operation (please refer to footnote to table "Reported Past Borealis Production 1981-1990"). This historic production can be considered a bulk sample of the deposits validating the database that was used for feasibility studies and construction decisions through the 1980s. With over 2,200 drill holes in the database that was compiled over a 20-year period by major companies, the amount of information on the project is extensive. It is primarily these data that have been used as the foundation of the current mineral resource estimate. The bulk of the data was collected beginning in 1978, the year of discovery of the initial ore-grade mineralization, and was continuously collected through the final year of full production. Subsequent owners who conducted exploration programs through the 1990s added to the database.

-- PREVIOUS MINING OPERATIONS -- SAMPLING, ANALYSIS, QUALITY CONTROL AND
   SECURITY

     Specific detailed information on sampling methods and approaches by the various mine operators is not available to us. However, a report written in 1981 (referred to in the Technical Report) noted that the drilling, sampling and analytical procedures as well as assay checks were reported as acceptable by industry practice.

     Echo Bay Mines performed quality checks on their drill cuttings, sampling and assaying methods as part of their evaluation of the property prior to and following its purchase from Tenneco Minerals, indicating that the original assays were reliable and representative. During their exploration and development programs they also drilled a number of core hole twins of reverse circulation rotary drill holes to compare assay results in the same areas.

     Houston Oil and Minerals, Tenneco, and Echo Bay Mines are reported to have used standard sample preparation and analytical techniques in their exploration and evaluation efforts, but detailed descriptions of the procedures have not been found. Most of the drill-hole assaying was accomplished by major laboratories that were in existence at the time of the drilling programs. Various labs including Monitor Geochemical, Union Assaying, Barringer, Chemex, Bondar-Clegg, Metallurgical Laboratories, Cone Geochemical, the Borealis Mine lab and others were involved in the assaying at different phases of the exploration and mining activity.

     We believe that early work on the property relied on assay standards that were supplied by the laboratories doing the assaying. However, Echo Bay Mines
(1986) reported using seven internal quality control standards for their Borealis Mine drill-hole assaying program. The seven standards ranged in gold concentrations from 170 ppb to 0.37 opt. Assay labs involved in the standards analyses were Cone Geochemical, Chemex, and the Borealis Mine lab, and the precision of the three labs was reported as excellent (+/- 1 to 8%) for the higher gold grades (0.154-0.373 opt); acceptable (+/- 3 to 14%) for the lower grades (0.029-0.037 opt); and fair (+/- 4 to 20%)
for the geochemical anomaly grades (0.009 opt to 170 ppb). These data provide an initial estimation of the precision and accuracy of gold analyses of Borealis mineralization.

     During 1986, Echo Bay instructed Chemex to analyze duplicate samples for five selected drill holes. A comparison was made of (a) 1/2 assay-ton fire assay with a gravimetric finish, versus (b) 1/2 assay-ton fire assay with an atomic absorption finish, versus (c) hot cyanide leach of a 10-gram sample. The 1/2 assay-ton fire assay -- gravimetric and the 1/2 assay-ton fire assay -- atomic absorption gave essentially the same results. However the hot cyanide leach gave results that were 5-11 percent higher in one comparison and significantly lower in another, prompting Chemex to conclude that cyanide leach assaying was not appropriate for Borealis samples. The great majority of the assays in the database are based on fire assays.

     We have no information relating to the sample security arrangements made by the previous operators.

-- GRYPHON GOLD OPERATIONS -- SAMPLING, ANALYSIS, QUALITY CONTROL AND SECURITY

     We engaged an independent contractor in 2004 to drill 32 holes on the five previously leached heaps and two waste dumps. The drilling was completed with a sonic rig to retrieve a core-like sample. All drill holes were drilled vertical, and samples represent "true thickness" of the dump or heap material.

     Sampling intervals were originally designed to be every 10 ft, but were contingent upon drilling conditions. During drilling, sample intervals were subject to when the sample tube was extracted from the hole. Individual runs varied from 1 to 3 ft, which were then combined to produce a sample with an interval length as close to 10 ft as practicable (the combination was completed at American Assay Labs). Combined intervals varied from 9 ft to 11 ft, except at the bottom of a hole where the interval was as short as 4 ft.

     When the sample tube was extracted from the hole, the sample was immediately slid into a plastic sleeve that was sealed and marked with the drill hole number and footage interval. These plastic sample sleeves were not reopened until they reached the analytical lab. All of the drill procedures and handover to the analytical lab was monitored by an independent geologist hired through Geotemps Inc. The contract field geologist also maintained lithology logs for each drill hole. A non-blind standard was added as the last sample of each hole, which was obvious to the lab since the standard was in a pulp bag, although the lab did not know the gold value of the standard.

     All samples were submitted to American Assays Labs of Sparks, Nevada. At the lab each of the individual samples were combined into an analytical sample at approximated 10 ft intervals. Each analytical sample was split in a rotary splitter with a one-fifth of the sample removed for assay and the remaining four-fifths retained for metallurgical testing. Each analytical split was weighed, dried and weighed again. The difference between the two weights represents the amount of water in the original sample. Each dried sample was crushed to one-quarter inch passing and a 300 to 500 gram sample was riffled off for assay. The remaining sample was retained at the lab. Each assay sample was pulverized and assayed for gold and silver by one assay ton fire assay, and a two hour 200 gram cyanide shake assay for dissolvable gold.

     Two additional samplings were undertaken on one of the heaps. Twelve samples were collected along the new road cut and one "bulk" sample was collected from a backhoe cut made during reclamation. The road cut samples were collected as rock chips over 10 ft intervals. Each sample was about 5 pounds of material that was collected to represent the size distribution of the material in the cut. Six of the samples were from the south side mid-point along the heap and six from near the east base. Each sample was assayed by American Assay Labs using one assay ton fire assay for gold and silver. The average grade of the 12 samples is 0.009 opt Au, which compares favorably with the average grade of the three holes drilled into the heap, which is 0.008 opt Au. About 20 pounds of representative material was collected from the backhoe trench. At American Assay Labs one-quarter of the sample was split out and assayed by one assay ton fire assay for gold and silver. This sample contains 0.008 opt Au, which corresponds with the average value for the heap as determined by drilling. The remaining three-quarters of the sample was sieved into four size fractions and assayed in the same manner as noted above.

     As part of the quality control program standards were submitted to American Assay Labs (AAL) with each drill hole, several assayed pulps and two standards were submitted to ALS Chemex, and three of the duplicates and two standards were submitted to ActLabs-Skyline.

-- HISTORICAL MINING AND METALLURGICAL OPERATIONS

     The historical mining operations processed both a run-of-mine ore and an ore that was crushed to a nominal 1 1/2-inch product as the primary feed material that was placed on the heap for leaching. The fines fraction was agglomerated with cement, mixed with the coarse fraction, and leached with sodium cyanide solution. Gold mineralization is finely disseminated and/or partially bonded with pyrite, and although there are very little ore mineralogy data available, historical operating reports suggest that some coarse gold may exist. Gold that is bound in pyrite or pyrite-silica is not easily recovered by simple heap leach cyanidation, however gold recovery in oxide ores is reported to average about 80% for the ore treated. There are no reports of carbonaceous refractory components within the old heap or dump materials. The previous mine operators employed a Merrill Crowe circuit to enhance ease of silver recovery, followed by a retort to remove mercury.

     Laboratory testing subsequent to mine shut down in 1990 indicates that gold recoveries of 55 to 80 percent can be expected from remaining oxide material on the Borealis Property by heap leaching.

     Based on limited testwork, gold bearing sulfide material appears to respond to conventional flotation concentration and cyanidation of oxidized concentrates. In the laboratory testing, chemical oxidation and bioxidation treatment of the sulfide material yield a high level of oxidation and correspondingly high gold recoveries after cyanidation of the oxidized material. Aeration of concentrate slurries may be a suitable oxidation method for the sulfide material.

MINERAL RESOURCES

     We retained Ore Reserves Engineering to update the resource models for several deposits within the limits of the Borealis Property in accordance with NI 43-101 standards. These gold deposits are summarized in the first and second table below. An updated resource estimate was also completed which includes all of the deposits identified in the table and material containing gold in the heaps and dumps which are located within the boundaries of the study area. These resource models form the basis of the measured, indicated and inferred resources presented in the Technical Report. The total measured and indicated resource including in situ and previously mined material in heaps and dumps, effective as of the date of the Technical Report, is 44.7 million tons with an average grade of 0.028 opt of gold, containing about 1.25 million ounces of gold. There is also an estimated inferred resource in the study area of 34.4 million tons with an average grade of 0.021 opt of gold, containing about 0.73 million ounces of gold.

     Historical estimates for other known gold deposits (Cerro Duro, Jaime's Ridge, Purdy's Peak and Boundary Ridge Zone) located on the Borealis Property (but outside the boundaries of the areas noted in the table) indicate an additional total of 5.2 million tons of mineralized material with an average grade of 0.027 opt of gold, containing about 0.14 million ounces of gold. The historical estimates are based on calculations done by prior operators, which were completed before the adoption of the guidelines of NI 43-101; and have not been reviewed or verified by the Technical Report and should not be relied upon. This historical estimate did not classify the mineralized material using NI 43-101 terminology. We have interpreted this historical estimate to closely approximate inferred resources as we report them. The historical estimate is relevant for the purposes of identifying exploration targets but not for the purposes of making any assessment of the development potential of these other known gold deposits.

     The updated mineral resource estimate for in situ resources was prepared by Alan C. Noble, P.E. of Ore Reserves Engineering. The resource estimate of the material contained in the heaps and dumps was prepared by us and reviewed and approved by Ore Reserves Engineering. Summaries of mineral resources appear in the following tables. The first and second tables related to all areas of the Borealis Property included in the estimates, excluding the existing heaps and dumps. The third and fourth tables relate only to the heaps and dumps of the Borealis Property.

          CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF MEASURED AND INDICATED MINERAL RESOURCES: The section below uses the terms "measured mineral resources" and "indicated mineral resources." We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

  CANADIAN NI 43-101 NON-RESERVES -- MEASURED AND INDICATED MINERAL RESOURCES

         SUMMARY OF MEASURED PLUS INDICATED MINERAL RESOURCE ESTIMATES
                    (NOT INCLUDING EXISTING HEAPS AND DUMPS)

                                        MEASURED                             INDICATED                   MEASURED + INDICATED
                         ---------------------------------------   ------------------------------   ------------------------------
                                                      CONTAINED                        CONTAINED                        CONTAINED
RESOURCE ZONE            CUTOFF     TONS     GRADE      GOLD         TONS     GRADE      GOLD         TONS     GRADE     GOLD(1)
-------------            ------   --------   -----   -----------   --------   -----   -----------   --------   -----   -----------
                         (OPT)    (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)
AREAS MODELED
AND ESTIMATED IN THIS
STUDY
ALLUVIUM
 Oxide.................  0.005         --      --          --          806    0.009        6.9          806    0.009         6.9
 Partially Oxidized....                --      --          --           --      --          --           --      --           --
 Predominantly
   Sulfide.............                --      --          --           --      --          --           --      --           --
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........                --      --          --          806    0.009        6.9          806    0.009         6.9
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
BOREALIS
 Oxide.................  0.010      1,067    0.047       50.1          184    0.031        5.7        1,251    0.045        55.8
 Partially Oxidized....  0.010         24    0.019        0.5           14    0.025        0.4           38    0.021         0.8
 Predominantly
   Sulfide.............  0.010      1,490    0.030       45.0        1,174    0.033       38.9        2,664    0.031        83.9
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             2,581    0.037       95.6        1,372    0.033       44.9        3,953    0.036       140.5
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
CROCODILE RIDGE
 Oxide.................  0.010        139    0.013        1.8          269    0.012        3.2          408    0.012         5.0
 Partially Oxidized....  0.010         16    0.013        0.2           18    0.012        0.2           34    0.012         0.4
 Predominantly
   Sulfide.............  0.010         20    0.015        0.3           67    0.013        0.9           87    0.013         1.2
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........               175    0.013        2.4          354    0.012        4.2          529    0.012         6.6
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
EAST RIDGE
 Oxide.................  0.010      1,211    0.017       20.5          654    0.018       11.6        1,865    0.017        32.1
 Partially Oxidized....  0.010      2,093    0.017       35.8        1,195    0.018       21.3        3,288    0.017        57.1
 Predominantly
   Sulfide.............  0.010      4,072    0.016       66.0          877    0.018       16.0        4,949    0.017        81.9
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             7,376    0.017      122.2        2,726    0.018       48.9       10,102    0.017       171.1
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
FREEDOM FLATS
 Oxide.................  0.010        261    0.043       11.3          183    0.024        4.4          444    0.035        15.8
 Partially Oxidized....  0.010        169    0.059       10.0            9    0.050        0.4          178    0.059        10.5
 Predominantly
   Sulfide.............  0.010      1,507    0.054       81.7          841    0.031       26.2        2,348    0.046       107.8
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             1,937    0.053      103.0        1,033    0.030       31.0        2,970    0.045       134.1
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
GRABEN
 Oxide.................                --      --          --           --      --          --           --      --           --
 Partially Oxidized....                --      --          --           --      --          --           --      --           --
 Predominantly
   Sulfide.............  0.010      2,412    0.047      113.3        8,230    0.050      414.2       10,642    0.050       527.5
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             2,412    0.047      113.3        8,230    0.050      414.2       10,642    0.050       527.5
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------

                                        MEASURED                             INDICATED                   MEASURED + INDICATED
                         ---------------------------------------   ------------------------------   ------------------------------
                                                      CONTAINED                        CONTAINED                        CONTAINED
RESOURCE ZONE            CUTOFF     TONS     GRADE      GOLD         TONS     GRADE      GOLD         TONS     GRADE     GOLD(1)
-------------            ------   --------   -----   -----------   --------   -----   -----------   --------   -----   -----------
                         (OPT)    (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)
MIDDLE RIDGE
 Oxide.................  0.010        812    0.013       10.7          379    0.014        5.3        1,191    0.013        16.0
 Partially Oxidized....  0.010        428    0.014        5.9          285    0.015        4.1          713    0.014        10.0
 Predominantly
   Sulfide.............  0.010        165    0.014        2.2           28    0.014        0.4          193    0.014         2.6
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             1,405    0.013       18.9          692    0.014        9.8        2,097    0.014        28.7
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
NORTHEAST RIDGE
 Oxide.................  0.010        501    0.017        8.6          365    0.018        6.4          866    0.017        15.0
 Partially Oxidized....  0.010      1,468    0.019       27.6        1,303    0.019       24.5        2,771    0.019        52.1
 Predominantly
   Sulfide.............  0.010      1,041    0.017       17.7          503    0.017        8.6        1,544    0.017        26.2
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             3,010    0.018       53.9        2,171    0.018       39.4        5,181    0.018        93.3
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
DEEP ORE FLATS
 (POLARIS)
 Oxide.................  0.010        813    0.021       17.1          409    0.021        8.6        1,222    0.021        25.7
 Partially Oxidized....  0.010        372    0.023        8.4          182    0.022        3.9          554    0.022        12.3
 Predominantly
   Sulfide.............  0.010        319    0.018        5.7          340    0.018        6.0          659    0.018        11.6
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........             1,504    0.021       31.1          931    0.020       18.5        2,435    0.020        49.6
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
OUTSIDE ZONES
 Oxide.................                --      --          --           --      --          --           --      --           --
 Partially Oxidized....                --      --          --           --      --          --           --      --           --
 Predominantly
   Sulfide.............                --      --          --           --      --          --           --      --           --
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........                --      --          --           --      --          --           --      --           --
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
TOTAL OF AREAS MODELED
 AND ESTIMATED IN THE
 TECHNICAL REPORT
 Oxide.................             4,804    0.025      120.2        3,249    0.016       52.1        8,053    0.021       172.3
 Partially Oxidized....             4,570    0.019       88.4        3,006    0.018       54.9        7,576    0.019       143.2
 Predominantly
   Sulfide.............            11,026    0.030      331.9       12,060    0.042      510.9       23,086    0.037       842.8
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------
 All Material..........            20,400    0.026      540.4       18,315    0.034      617.9       38,715    0.030     1,158.3
                                   ------    -----      -----       ------    -----      -----       ------    -----     -------

---------------

(1) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

          CAUTIONARY NOTE TO INVESTORS CONCERNING ESTIMATES OF INFERRED MINERAL
     RESOURCES: The section uses the term "inferred mineral resources." We advise investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part or all of the inferred mineral resource exists, or is economically or legally mineable.

         CANADIAN NI 43-101 NON-RESERVES -- INFERRED MINERAL RESOURCES

 SUMMARY OF INFERRED MINERAL RESOURCES (NOT INCLUDING EXISTING HEAPS AND DUMPS)

                                                                       INFERRED
                                                            ------------------------------
                                                                                CONTAINED
RESOURCE ZONE                                      CUTOFF     TONS     GRADE     GOLD(1)
-------------                                      ------   --------   -----   -----------
                                                   (OPT)    (X 1000)   (OPT)   (OZ X 1000)
AREAS MODELED AND ESTIMATED IN THE TECHNICAL
  REPORT
ALLUVIUM
  Oxide..........................................  0.005        688    0.007        4.8
  Partially Oxidized.............................                --       --         --
  Predominantly Sulfide..........................                --       --         --
                                                             ------    -----      -----
  All Material...................................               688    0.007        4.8
                                                             ------    -----      -----
BOREALIS
  Oxide..........................................  0.010        411    0.014        5.6
  Partially Oxidized.............................  0.010          2    0.034        0.1
  Predominantly Sulfide..........................  0.010        902    0.029       26.2
                                                             ------    -----      -----
  All Material...................................             1,315    0.024       31.9
                                                             ------    -----      -----
CROCODILE RIDGE
  Oxide..........................................  0.010        117    0.011        1.3
  Partially Oxidized.............................  0.010          1    0.011        0.0
  Predominantly Sulfide..........................  0.010        116    0.012        1.4
                                                             ------    -----      -----
  All Material...................................               234    0.012        2.7
                                                             ------    -----      -----
EAST RIDGE
  Oxide..........................................  0.010        494    0.016        8.0
  Partially Oxidized.............................  0.010        882    0.016       14.1
  Predominantly Sulfide..........................  0.010      1,978    0.016       31.6
                                                             ------    -----      -----
  All Material...................................             3,354    0.016       53.7
                                                             ------    -----      -----
FREEDOM FLATS
  Oxide..........................................  0.010          2    0.035        0.1
  Partially Oxidized.............................  0.010         --       --         --
  Predominantly Sulfide..........................  0.010        198    0.024        4.8
                                                             ------    -----      -----
  All Material...................................               200    0.024        4.8
                                                             ------    -----      -----
GRABEN
  Oxide..........................................                --       --         --
  Partially Oxidized.............................                --       --         --
  Predominantly Sulfide..........................  0.010      9,376    0.038      354.1
                                                             ------    -----      -----
  All Material...................................             9,376    0.038      354.1
                                                             ------    -----      -----
MIDDLE RIDGE
  Oxide..........................................  0.010        330    0.013        4.2
  Partially Oxidized.............................  0.010        141    0.013        1.8
  Predominantly Sulfide..........................  0.010        126    0.014        1.7
                                                             ------    -----      -----
  All Material...................................               597    0.013        7.7
                                                             ------    -----      -----

                                                                       INFERRED
                                                            ------------------------------
                                                                                CONTAINED
RESOURCE ZONE                                      CUTOFF     TONS     GRADE     GOLD(1)
-------------                                      ------   --------   -----   -----------
                                                   (OPT)    (X 1000)   (OPT)   (OZ X 1000)
NORTHEAST RIDGE
  Oxide..........................................  0.010        120    0.015        1.8
  Partially Oxidized.............................  0.010        164    0.019        3.1
  Predominantly Sulfide..........................  0.010        490    0.017        8.5
                                                             ------    -----      -----
  All Material...................................               774    0.017       13.5
                                                             ------    -----      -----
DEEP ORE FLATS (POLARIS)
  Oxide..........................................  0.010         21    0.017        0.3
  Partially Oxidized.............................  0.010         18    0.026        0.5
  Predominantly Sulfide..........................  0.010         14    0.019        0.3
                                                             ------    -----      -----
  All Material...................................                53    0.020        1.1
                                                             ------    -----      -----
OUTSIDE ZONES
  Oxide..........................................               421    0.016        6.8
  Partially Oxidized.............................                28    0.017        0.5
  Predominantly Sulfide..........................             2,766    0.019       51.6
                                                             ------    -----      -----
  All Material...................................             3,215    0.018       58.9
                                                             ------    -----      -----
TOTAL OF AREAS MODELED AND ESTIMATED IN THE
  TECHNICAL REPORT
  Oxide..........................................             2,604    0.013       32.9
  Partially Oxidized.............................             1,236    0.016       20.1
  Predominantly Sulfide..........................            15,966    0.030      480.2
                                                             ------    -----      -----
  All Material...................................            19,806    0.027      533.2
                                                             ------    -----      -----

---------------

(1) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

     Cutoff assumptions are detailed in the Technical Report, and range from
0.005 opt to 0.010 opt of gold. The results shown above are partially diluted mineral resources with allowance made for surface mining with conventional equipment on a 20 ft mining bench.

     During 2004 we drilled and sampled the five heaps and portions of the Freedom Flats and Borealis waste dumps. Previously, J.D. Welsh & Associates, Inc. drilled one of the heaps. Assays from these programs are the basis for resource estimates of the gold-bearing above ground material (found in the heaps and dumps of the previous mine operations on the Borealis Property). Gold resources (measured, indicated and inferred) estimated in the heaps and stockpiled materials, within the boundaries of the study area are presented in the following tables:

  CANADIAN NI 43-101 NON-RESERVES -- MEASURED AND INDICATED MINERAL RESOURCES

 SUMMARY OF MEASURED AND INDICATED MINERAL RESOURCE ESTIMATES IN EXISTING HEAPS
                                   AND DUMPS.

                                        MEASURED                             INDICATED                   MEASURED + INDICATED
                         ---------------------------------------   ------------------------------   ------------------------------
                                                      CONTAINED                        CONTAINED                        CONTAINED
RESOURCE ZONE            CUTOFF     TONS     GRADE     GOLD(1)       TONS     GRADE     GOLD(1)       TONS     GRADE     GOLD(1)
-------------            ------   --------   -----   -----------   --------   -----   -----------   --------   -----   -----------
                         (OPT)    (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)   (X 1000)   (OPT)   (OZ X 1000)
HEAPS & DUMPS
 Oxide.................  0.008     4,879     0.015      75.4        1,100     0.014      15.5        5,979     0.015      90.9
 Partially Oxidized....               --       --         --           --       --         --           --       --         --
 Predominantly
   Sulfide.............               --       --         --           --       --         --           --       --         --
                                   -----     -----      ----        -----     -----      ----        -----     -----      ----
 All Material..........            4,879     0.015      75.4        1,100     0.014      15.5        5,979     0.015      90.9
                                   -----     -----      ----        -----     -----      ----        -----     -----      ----

---------------

(1) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

         CANADIAN NI 43-101 NON-RESERVES -- INFERRED MINERAL RESOURCES

       SUMMARY OF INFERRED MINERAL RESOURCES IN EXISTING HEAPS AND DUMPS

                                                                       INFERRED
                                                            ------------------------------
                                                                                CONTAINED
RESOURCE ZONE                                      CUTOFF     TONS     GRADE     GOLD(1)
-------------                                      ------   --------   -----   -----------
                                                   (OPT)    (X 1000)   (OPT)   (OZ X 1000)
HEAPS & DUMPS
  Oxide..........................................  0.008     14,578    0.013      195.9
  Partially Oxidized.............................                --       --         --
  Predominantly Sulfide..........................                --       --         --
                                                             ------    -----      -----
  All Material...................................            14,578    0.013      195.9
                                                             ------    -----      -----

---------------

(1) The contained gold represents estimated contained metal in the ground and metallurgical recoveries have not been applied. The estimated metallurgical recoveries to be applied for gold will be determined upon the completion of definitive metallurgical testing and in conjunction with the historical results.

  ESTIMATES OF NON-RESERVES

     We report our mineralized material under two separate standards to meet the requirements for reporting in both the United States and Canada. United States reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Canadian and United States standards are substantially different, and none of our property has any probable or proven reserves under either Canadian or United States standards.

          US SEC INDUSTRY GUIDE 7 NON-RESERVES -- MINERALIZED MATERIAL

     The following table summarizes our estimated US SEC Industry Guide 7 non-reserves (mineralized material) as of May 23, 2005:

                                                                 BOREALIS PROPERTY
                                                              ------------------------
                                                                AVERAGE
NON-RESERVES                                                  GOLD GRADE       TONS
------------                                                  -----------   ----------
                                                              (OZ AU/TON)
Mineralized Material(1).....................................     0.025      79,078,000

---------------

(1) See Glossary of Technical Terms -- SEC Industry Guide 7 Definition for definitions of non-reserves -- mineralized material.

     Canadian reporting requirements for disclosure of mineral properties are governed by NI 43-101. The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum. Our measured and indicated mineral resources reported in this prospectus have been estimated in conformance with definitions set out in Canadian NI 43-101. We have filed Technical Reports on our mineral reserves and mineral resources for the Borealis Property as required under NI 43-101. See our "Glossary of Technical Terms." The total measured and indicated mineral resources for our properties have been estimated at a cut-off grade ranging from 0.005 to 0.01 opt based on economic constraints that we believe are realistic.

     The following illustration is a representation which graphically demonstrates our generalized interpretation of the three predominate types of gold bearing material that have been defined in the Graben, Freedom Flats, and Borealis deposits by drilling and sampling. Drilling at the Graben indicates that this deposit contains predominantly sulfide gold mineralization. Limited drilling in the Borealis Extension deposit shows that the deposit is comprised of a mix of partially oxidized and oxidized gold mineralization. Near-surface deposits at Freedom Flats, Borealis and other deposits that were partially mined, and shown to be amenable to gold heap leaching, still contain potentially heap leachable gold mineralization in zones immediately adjacent to historical pits.

     Drilling completed by us and previous operators shows that gold mineralization often extends beyond the limits of previously mined pits. In addition, past mining operations have left dumps and heaps which were previously processed. We have evaluated portions of this stockpiled material with drilling, sampling, assaying and metallurgical testing and have determined that certain of these stockpiles still contain mineralized material with significant gold values.

           (PREDOMINANT TYPES OF GOLD BEARING MATERIAL ILLUSTRATION)
---------------

(Source: Gryphon Gold)

  -- EXPLANATION OF MINERAL RESOURCE MODEL, ESTIMATING METHODOLOGY AND
     ASSUMPTIONS

     Set out below is an explanation of the mineral resource model, the estimating methodology, and assumptions we developed for the purposes of estimating the mineral resources presented in the Technical Report and summarized above.

  MINERAL RESOURCE MODEL

     The mineral resource model is based on a series of three dimensional blocks with grade values estimated using composited drill hole assay data. The assays were composited, or averaged, weighted by the length of the drill interval. Grade values for each block were assigned by all industry standard method as described below under the subheading "Grade Estimation", weighting the contribution of each assay composite by the distance from the center of each block being estimated. In block modeling, an Inversed Distance to a Power (IDP) computerized modeling method was used. The key components to the mineral resource model are described below.

     Block Models. Two three-dimensional block models, the Northeast Model and the Southwest Model, were used to estimate the gold resource. Each of these models used 20x20x20 foot blocks which covered the study area. The models overlap slightly to facilitate continuity across model boundaries.

            MAP SHOWING THE NORTHEAST AND SOUTHWEST MODEL BOUNDARIES
                  WITH DEPOSIT AREAS AND GOLD GRADE THICKNESS.

                                     (MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

     Drill-Hole Data. We used the data compiled from 1,626 total drill holes in the model areas, most of which intersect more than one mineralized zone. Average grades inside the mineralized zones range from 0.007 opt to 0.064 opt of gold. Variability of assays is moderate to high.

     Compositing. Raw assays were composited to 20-foot lengths for resource estimation using length-weighted averaging. Composite intervals were generally set at the top and bottom of the 20-foot model benches unless the length of the composite was greater than 45 feet, at which point 20-foot intervals were composited starting from the beginning of the first assayed interval in the drill-hole. Missing values were treated as missing for calculation of the composited value, but the composite average was set to "missing", if less than of 10 feet of assayed drill samples was available.

     Topographic Data. The topographic contours for the "original" topography before the construction of the original mine operations, the "end mining" topography following the construction of the original mine operations, and the current topography (as at June 2004) were considered in developing the models.

     Geologic Model for the Thickness of the Alluvium and TCV
Formations. Models for the thickness of the alluvium and the thickness of the Tertiary Coal Valley (TCV) formation were developed for the Southwest Model. These models were based on depths of the bottom of each formation from the drill hole logs. Continued improvement of the alluvium and TCV contact models is recommended both to improve the accuracy of the resource model and to improve the geological understanding of the deposit.

     Model of the Depth of Oxidation and Partial Oxidation. The same procedure was used to create the model of the depth of oxidation and the depth of partial oxidation (mixed oxides and sulfides) as was defined above for the alluvium and TCV contacts.

     Grade Zone Models and Basic Statistics. Grade zone models were created for mineral resource estimation to control the shape and continuity of the mineralized zones and to better define grade-zoning patterns inside the mineralized envelopes. In general, a low-grade, mid-grade, and high-grade zone was created for each deposit.

  GRADE ESTIMATION

     Grade estimation was done using inverse-distance-power (IDP) interpolation. Control of the estimation was maintained using the grade zones, the composite selection and grade caps, and the IDP parameters, as follows:

     1. Composite selection and grade caps were applied individually for each grade zone in each deposit. This procedure lets grade estimation use similar data from grade zones that overlap the current distribution but ignores unique data points that are very much higher grade than surrounding grade values. Thus, continuity across the grade boundaries is maintained without smearing of high-grade data into low-grade blocks, or vice-versa.

     2. The search and weighting parameters for IDP estimation were adjusted to provide block estimates that were unbiased relative to the nearest-neighbor estimate (referred to as an NN estimate), but with a variance that was 50% to 60% of the variance of the NN estimate. Where production data were available, parameters were adjusted to match production data to the extent possible.

  COMPARISON OF MINERAL RESOURCE ESTIMATES TO PREVIOUS PRODUCTION

     The resource models were compared to reported production to verify the accuracy of the models. Although this comparison is somewhat limited because of uncertainties in both the production records and in the cutoff grades used for production, the overall comparison for the pits of the prior mine operations is good.

  MINERAL RESOURCE CLASSIFICATION

     Resource classifications were based on the drill-hole grid spacing necessary to establish the continuity of mineralization, for measured and indicated resources, and to provide reliable estimates for production planning for measured resources. Continuity of mineralization at 100 foot or fewer intervals (also referred to as 100 foot drill grid) was considered acceptable for defining measured resources. A minimum 200-foot grid was used to classify indicated resources.

     The mineral resource estimates for the heaps and dumps of the prior mine operations of the Borealis site are a product of data derived from historical mine production records, estimates of quantities of mined material and the results of our drilling program. In the cases where only limited portions of the piles appear to contain recoverable gold based on the actual drilling and sampling, total mineralized material tonnages have been reduced accordingly. For this purpose we estimated the density of the heaps and dumps at 21 cubic ft. per ton to 25 cubic ft. per ton, with an average of 22.47 cubic ft. per ton.

     Resource estimates for the dumps and heaps from the prior mine operations are classified as measured and indicated based on drill hole spacing of approximately 200 feet and projections of less than 200 feet beyond drill holes. Inferred resource estimates are based on metallurgical balances and tonnage estimates based on data from previous operations and have not been drill tested.

DEVELOPMENT AND EXPLORATION

     The principal steps to the development of the Borealis Property were based, in part, on the recommendations set forth in the Behre Dolbear Report. Our development and exploration plans are outlined below:

PERMITTING PROCESS

     We will continue the process of obtaining the permits necessary for mine start up. Obtaining the permits necessary for mine start up does not require us to complete a feasibility study. The principal permits are expected to be issued in early 2006, while ordinary course permits will be sought prior to mine start up.

     The permitting process is described below under the heading "Permitting" and consists principally of:

     - Filing a Plan of Operation with the U.S. Forest Service to obtain a mine operation permit. We filed our Plan of Operation in August 2004.

     - Preparation of an Environmental Assessment. We have retained a third party contractor to prepare the assessment for us, and we expect this process will be completed in early 2006.

     - Obtaining water rights from the Nevada Division of Water Rights. We have obtained the rights to one basin and applied for rights to a second basin.

     - Obtaining a Water Pollution Control Permit from the Nevada Division of Environmental Protection, Bureau of Mining Regulation and Reclamation (the "BMRR") in respect of the heap leach and process solution ponds. We filed our application in February 2005.

     - Obtaining a reclamation permit from the BMRR. Our application for a reclamation permit was filed in August 2004. We will need to post a reclamation bond with the U.S. Forest Service prior to commencement of site disturbance.

DRILLING AND FEASIBILITY

     We plan to continue our drilling program and develop a feasibility study designed to delineate gold reserves to support construction of mining operations. On July 11, 2005, we accepted a joint proposal for a feasibility study by Samuel Engineering, Inc. and Knight Piesold and Company. Samuel Engineering provides services including metallurgical process development and design, and Knight Piesold provides mining, metallurgical, and environmental engineering services. Both companies have worked together recently on completing similar studies. Work has begun on the feasibility study while we are in the process of formalizing a definitive agreement with Samuel Engineering and Knight Piesold.

FUTURE MINE DEVELOPMENT

     We propose to build a mine operation, if warranted by project economics, on the Borealis site. Our plan could change based on additional information as it is acquired and analyzed in our ongoing engineering studies and feasibility study. We have described below the principal steps to the proposed development of the mine operations which is based substantially on the Plan of Operations, and which is subject to review by the

U.S. Forest Service. The Plan of Operations does not present an economic analysis, and we have not placed any information in the Plan of Operations regarding capital expenditures, operating costs, ore grade, anticipated revenues, or projected cash flows. The Plan of Operation, as submitted to the US Forest Service, was based on the general economic concepts as presented in the Behre Dolbear Preliminary Scoping Study.

     We have submitted a Plan of Operations #2-04-08 to the U.S. Forest Service in August 27, 2004. The proposed Plan of Operations consists of the reopening of a previously reclaimed open pit mining operation. The proposed surface disturbance consists of pit and waste rock facility expansion and the construction of a new leach pad, processing and support facilities, surface water diversions, yard areas, utilities, and mine roads. The proposed disturbance is approximately 455 acres and is located entirely within the footprint of the previously disturbed and reclaimed project area. The proposed mine will initially be located in and around mine workings left by previous operators. We anticipate that mine development will start, if warranted, after the acquisition of the principal federal and State of Nevada environmental protection and operating permits. We anticipate that mine construction and construction of support facilities will be scheduled soon after receipt of permits, and as weather and seasonal climatic conditions allow. We plan to begin exploiting known mineral deposits using conventional surface mining methods.

     We plan to initially use a mining and crushing contractor for the mining and crushing operations. Leaching and gold production is expected to be undertaken by company employees. Initial permits are expected to allow for an initial heap size of approximately 10 million tons of material. The heaps are expected to be expanded as the operation grows to occupy additional surface area as required to continue the operation.

     The projected initial mine life, based on our current plans, is 10 to 12 years, which includes: eight to ten years of active gold production, heap drain down, and reclamation; and two to three years of post reclamation monitoring and repairs. Mine life may be adjusted as mining plans are further refined through the feasibility study and the property is further explored and developed.

     Planned Heap Leach Operations. The Plan of Operations calls for a new double-lined heap leach pad to be constructed within and adjacent to two of the existing reclaimed pads in a two phase approach. Phasing of the construction will allow for the re-mining of the existing ore on these pads and limit the extent of the areas disturbed for mineral processing. The re-mined material from existing heaps, and material newly mined from the five pits will be crushed and agglomerated with lime and then placed on the new leach pads in lifts up to 25-feet high using a conveyor system. The leach pad is designed to hold 10-million tons of mineralized material once the phased construction is completed.

     Our plan calls for the agglomerated material to be placed on the heap leach pad and leached with a dilute cyanide solution. After the solution percolates through the heaped material, it will be collected in a series of pipes and lined ditches that will drain to the Pregnant Solution Tank. The pregnant solution will then be pumped to the Adsorption, Desorption and Refining (ADR) Plant where gold and other precious minerals will be removed from the solution. Two large storage ponds will also be located in this area. The first pond, which will have a double synthetic liner with leak detection system, will be used for recycling barren solution and storing excess water generated during storm events. The second pond, which will have a single synthetic liner, will be constructed when the second phase leach pad construction is completed. It will be used solely to contain excess water generated during storm events.

     Planned Access and Access Roads. Secondary access roads are proposed around the perimeter of the new heap leach pad. Ditches and culverts will be installed, wherever necessary, to maintain adequate drainage.

     Planned Surface Mining Activities. Planned mining in the pits will consist of conventional drilling and blasting, loading, and hauling. Surface mining equipment sized for moderate sized open pit mine operation should be used. The final equipment list will be contingent on availability form a mining contractor. Any acid-generating waste identified during mining will be encapsulated within the non-acid-generating waste rock.

     Mining is scheduled to begin with the East Ridge and Polaris Pits. The waste rock will be transported to the East Ridge Waste Rock Facility (WRF) and Polaris WRF, respectively. As the schedule progresses, open pit mining operations is planned to gradually shift to the Borealis and Northeast Ridge Pits starting with pre-stripping of waste rock. The waste rock from the Borealis will be hauled to the Borealis South WRF and the Borealis North WRF while the NE Ridge waste rock will be hauled to the NE Ridge WRF.

     Planned Ancillary Facilities and Infrastructure Requirements. The site laboratory, administration, warehouse, and leach pad maintenance facilities are planned to be centrally located near the ADR plant and storage Ponds. Standard manufactured modular facilities will be placed on concrete slabs. A graded parking lot is also planned for construction in this area for employees and visitors.

     The truck maintenance shop, light vehicle shop, fuel storage area, and truck ready line will be located north of the storage ponds.

     The Project's water will be supplied by two new production wells to be installed approximately three miles south of the mining area at a water basin in respect of which we have obtained water rights. The pre-existing production waterline, which was left buried in place by the previous operator, will be utilized to convey the water to the ADR plant and storage ponds if it is still in good condition. If the existing line is in poor condition, a new pipeline will be installed within the same pipeline corridor.

     A propane storage tank will be located in a fenced area near the ADR. Propane will be used to supply fuel for heat to the various buildings and processing equipment (i.e., solution heater, rotary kiln, and melting furnace). A new electrical line will be installed to the project area from a nearby utility power line using the same utility corridor as was used for the previous mine operation. Generators may also be used to provide additional electrical power for the project during the start-up operations.

     Future Exploration and Reclamation. The Plan of Operations also contemplates eventual underground exploration as well as post mining reclamation and land use.

     Depending on the results of exploration, and development drilling and other factors, a higher grade underground mining operation may be deemed feasible in the future. If this is the case, a more efficient metallurgical process and mill may be required to treat higher grade ores.

RESOURCE EXPANSION AND EXPLORATION PROGRAM

     The Borealis property embraces numerous areas with potential for discovery of mineable gold deposits. The defined target areas can be grouped into categories based on our expectation for deposit expansion or potential for discovery. Our current emphasis is focused on targets which are the extensions of previously mined deposits, specifically the East Ridge-Gold View-Northeast Ridge mineralized trend, and around the margins of the Borealis, Freedom Flats, and Deep Ore Flats/Polaris deposits. Each has the potential to add to the material that can be developed as part of the initial mine plan. Results from drilling will be incorporated into the preparation of the feasibility study.

     In addition to the drilling program required for the preparation of the feasibility study, we propose to undertake a systematic district scale exploration program designed to discover and delineate large gold deposits within the greater Borealis Property, outside of the known mineral deposits, which will focus along known mineralized trends that project into untested gravel-covered areas with coincident geophysical anomalies. The greatest potential in the district lies beneath a large gravel-covered area at the mountain front with several potential blind deposits (with no surface expression). The Graben zone is an example of this type of deposit, and other high-potential targets include North Graben, Sunset Wash, Lucky Boy, and others yet to be named.

     Planned activities and expenditures include both field and compilation geology, geophysics, geochemistry, permitting and claim maintenance, road construction and drill-site preparation, reverse circulation (RC) and core drilling, drill-hole assaying, sampling protocol studies and assay quality control, preliminary metallurgical testing, and database management. We estimate that nearly 50% of the budget would be spent directly on drilling (mostly on RC drilling) with approximately 13% on geologists, 10% on assaying, and the remainder divided among the other items. The budget is expected to be sufficient to discover and delineate one or more deposits, but additional funding will be required for detailed development drilling and other development activities.

     Our most significant mineral resource exploration and expansion prospects are described below. All except for Sunset Wash and Lucky Boy are included (or partially included, as is the case for North Graben) within the boundaries of the previously disturbed area. In addition, several other identified resource areas on the Borealis Property are open for further discovery. These prospect (or target) areas have known or projected mineralization and coincident geophysical signatures, and extend under alluvial cover in pediment areas in the southern and southwestern portion of the property. In some areas of the Borealis Property, alluvial gravel covers the altered-mineralized volcanic rocks at lower elevations along the mountain front and overlies some of the best exploration targets. The names of deposits and exploration targets on the Borealis Property are shown on the map below. The map also shows the boundary of the claim holdings that comprise the Borealis Property.

                             BOREALIS GOLD DISTRICT
                                23 SQUARE MILES

                                     (MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

     The following describes some of the target areas that have gold-bearing rock reported in drill holes or areas that have been mined historically, or are on trend or at depth that have not been tested adequately. Several deposits have been targeted for sampling in the current drill program as noted below.

  TARGETS WITH POTENTIAL FOR EXPANSION OF KNOWN GOLD DEPOSITS

     Freedom Flats. The silicified zone under the current resource has been inadequately drill tested. Several deeper holes have intercepted gold below and adjacent to the current pit bottom. Limited drill evidence, an aeromagnetic survey anomaly, and structural reconstruction of geology in the pit suggest that a second zone may exist a short distance to the south of the pit. Additional drilling is planned to define the limits of the northern and southwestern edges of the deposit and the edges of the mineralized zone found in the bottom of the pit. These holes may range from 200 to about 800 ft deep.

     Borealis Extension. Beneath the Borealis deposit ranging from 250 to 500 ft below the surface, several holes intercepted a flat lying to shallowly dipping mineralized zone that has yet to be fully delineated. Furthermore, the Borealis deposit appears to be cut on the northwest side by the extension of the Freedom Flat fault and a portion of the Borealis deposit may be in this down-dropped block. The primary target is defined by 16 contiguous drill holes that have potential ore-grade intercepts and that penetrate beneath the

7,000 ft. elevation, as shown below. Additional drilling is planned to better define the limits of the mineralization along edges of the old Borealis pit for mining purposes as well as testing the deeper mineralized area to the north and northwest of the previously mined Borealis pit area. These planned holes may range from 100 to 500 ft deep, and if warranted up to 800 ft in special circumstances.

           SCHEMATIC CROSS SECTION OF BOREALIS EXTENSION DEPOSIT AREA

                                     (MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

The grades shown above are the average of the intercepts for a particular drill hole (calculated over the lengths of the drill hole indicated).

     Deep Ore Flats (also referred to as Polaris). Additional drilling is planned to better define the limits of the mineralization along edges of the existing pit for mining purposes. These planned holes may be 100- to 200-ft deep.

     Crocodile Ridge. This silicified zone is an extension of the Borealis deposit to the northeast. Several holes have intercepted low-grade gold mineralization. Additional and deeper drilling is required to fully test this target;

     East Ridge. The feeder zone to the East Ridge deposit has never been drill tested. This zone lies either underneath the current pit or lies to the south and originates from a major fault zone bringing up basement granite. Additional drilling is planned to better define the limits of the mineralization along the south flank and bottom of the existing pit for mining purposes. These planned holes may be 50- to 500-ft deep.

     Northeast Ridge. As with East Ridge, the feeder zone to the Northeast Ridge deposit has never been drill tested. This untested zone lies either underneath the current pit or lies to the south and originating from a major fault zone. Additional drilling is planned to better define the limits of the mineralization around the pit for mining purposes. These planned holes may be 50- to 500-ft deep.

     Other targets have been defined based on historical exploration activities. The most important of these targets include the areas noted below. In general, in these target areas, additional field work will be required preceding further drilling.

     Cerro Duro. The Cerro Duro deposit is localized along the major Cerro Duro fault zone. Additional deeper drilling into the root zone of this pipe is required and new drilling should be done to identify other blind deposits that may also be localized along this fault. Specific drilling plans will be finalized as more field work is completed.

     Jaime's Ridge. Several drill holes drilled to the west of the Jaime's Ridge deposit identified some low grade mineralization along splays of the major Cerro Duro fault system. Additional drilling should be conducted to determine if mineable reserves could be found in the area. Specific drilling plans will be finalized as more field work is completed.

     Purdy's Peak. The Purdy's Peak mineralization needs to be further drilled with deeper holes and offset holes. The area lies at the juncture of two faults along trend with the Cerro Duro fault system. Specific drilling plans will be finalized as more field work is completed.

     Bullion Ridge/Boundary Ridge. The northeast-trending alteration zone extending along Boundary Ridge into Bullion Ridge contains intense silicification that is surrounded by argillization, with abundant anomalous gold. Widely spaced shallow holes have tested several of the alteration/anomalous gold zones defining mineral resources, but more exploration is needed to determine the total potential of the area.

     Graben Deposit. The Graben deposit is a north-trending, mineralized zone that appears to have at least three mineralized bodies which may be similar to the Freedom Flats deposit. These have yet to be fully delineated by drilling, but existing drill holes demonstrate a higher grade zone which may continue for more than 1,400 feet in strike length. The trend remains open to the north and has been traced by geophysical surveys, which suggest that this is a superior exploration target.

               SCHEMATIC CROSS SECTION OF THE GRABEN DEPOSIT AREA

                                     (MAP)
---------------

(Source: A. Noble, Ore Reserves Engineering, Technical Report, 2005)

The grades shown above are the average of the intercepts for a particular drill hole (calculated over the lengths of the drill hole indicated).

  IDENTIFIED TARGETS WITH POTENTIAL FOR NEW DISCOVERIES

     North Graben Extension. Prior surface exploration has defined an extension of the mineralized structural trend identified in the Graben deposit. This new target is defined by an aeromagnetic anomaly with a coincident IP anomaly. Several test holes are warranted, and will be located as determined through further geologic evaluation and analysis.

     West Pediment. This defined target area incorporates the prospects referred to as Sunset Wash, Flatlands, and Gnat Flats. The target has thin to modest thickness of alluvial cover, as revealed by several widely scattered drill holes. A large intense aeromagnetic low over the area suggests strong alteration in the underlying andesite and a coincident subtle chargeability high anomaly indicates a mineralized system. This aeromagnetic low/chargeability high anomaly along the projection of a known mineralized trend has not been drilled. In an adjacent area, very widely spaced and relatively shallow drill holes in the area of a strong chargeability anomaly intersected substantial pyrite, argillization, and silicification, and locally anomalous gold in bedrock beneath the alluvium. It appears from an initial review of the data that several untested targets exist which will require further analysis and future drill sampling and testing.

     Lucky Boy Prospect. Another prospect area similar to North Graben and Sunset Wash is the Lucky Boy area, which may be in a shallower pediment environment in the central portion of the district near the range front. Drill holes in the periphery have thick zones of silification and traces of gold mineralization. Echo Bay's aeromagnetic map shows another bulls-eye magnetic low and Cambior's IP map shows a coincident chargeability high in the area of the silicification. Additional required data compilation work is in progress.

UNITED STATES MINING LAWS

     Mining in the State of Nevada is subject to federal, state and local law. Three types of laws are of particular importance to the Borealis Property: those affecting land ownership and mining rights; those regulating mining operations; and those dealing with the environment.

     The Borealis Property is situated on lands owned by the United States (Federal Lands). Borealis Mining, as the owner or lessee of the unpatented mining claims, has the right to conduct mining operations on the lands subject to the prior procurement of required operating permits and approvals, compliance with the terms and conditions of the mining lease, and compliance with applicable federal, state, and local laws, regulations and ordinances. On Federal Lands, mining rights are governed by the General Mining Law of 1872 as amended, 30 U.S.C. sec.sec. 21-161 (various sections), which allows the location of mining claims on certain Federal Lands upon the discovery of a valuable mineral deposit and proper compliance with claim location requirements. A valid mining claim provides the holder with the right to conduct mining operations for the removal of locatable minerals, subject to compliance with the General Mining Law and Nevada state law governing the staking and registration of mining claims, as well as compliance with various federal, state and local operating and environmental laws, regulations and ordinances. Historically, the owner of an unpatented mining claim could, upon strict compliance with legal requirements, file a patent application to obtain full fee title to the surface and mineral rights within the claim; however, continuing Congressional moratoriums have precluded new mining claim patent applications since 1993.

     The operation of mines is governed by both federal and state laws. Part of the Borealis Property is situated within the Toiyabe National Forest, and that part is administered by the U.S. Forest Service. The rest of the Borealis Property is administered by the Bureau of Land Management (BLM). In general, the federal laws that govern mining claim location and maintenance and mining operations on Federal Lands, including the Borealis Property, are administered by the BLM. The Forest Service is concerned with surface land use, disturbances and rights-of-way on Federal Lands that it manages. Additional federal laws, such as those governing the purchase, transport or storage of explosives, and those governing mine safety and health, also apply. Various permits or approvals from the BLM and other federal agencies will be needed before any mining operations on the Borealis Property can begin.

     The State of Nevada likewise requires various permits and approvals before mining operations can begin, although the state and federal regulatory agencies usually cooperate to minimize duplication of permitting efforts. Among other things, a detailed reclamation plan must be prepared and approved, with bonding in the amount of projected reclamation costs. The bond is used to ensure that proper reclamation takes place, and the bond will not be released until that time. The bond amount for a large mining operation is significant. Local jurisdictions (such as Mineral County) may also impose permitting requirements (such as conditional use permits or zoning approvals).

     Mining activities on the Borealis Property are subject also to various environmental laws, both federal and state, including but not limited to the federal National Environmental Policy Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Recovery and Conservation Act, the

Clean Water Act, the Clean Air Act and the Endangered Species Act, and certain Nevada state laws governing the discharge of pollutants and the use and discharge of water. Various permits from federal and state agencies are required under many of these laws. See, "Permitting Requirements," below. Local laws and ordinances may also apply to such activities as waste disposal, road use and noise levels.

PERMITTING

-- PERMIT ACQUISITION AND FUNDAMENTAL ENVIRONMENTAL PERMITTING CONSIDERATIONS

     We have initiated a plan to obtain the required principal environmental operating permits in anticipation of a possible mine start-up in 2006. Current engineering, results from permit negotiations, and updated mineral resource estimates will serve as the basis for a feasibility study that is scheduled for completion by the end of 2005.

     A staged permit acquisition program is in progress. The first permitting stage, started in the fall of 2003, has been completed. Permits obtained at that time authorized exploration activities needed to prove the mineral resource, condemn the heap sites and support infrastructure, and obtain environmental baseline data to support the permitting packages. A second stage of application for exploration drilling permits was submitted in December 2004 and approval was obtained in May 2005. A Plan of Operations for a new mine was submitted in August 2004 to the U.S. Forest Service and Nevada State agencies. A Water Pollution Control Permit application for the reopening and expansion of the mine was submitted to the Nevada Bureau of Mining Regulation and Reclamation in January 2005. Future exploration activities and mine expansion initiatives will be included in applications for subsequent approvals on a case-by-case and as-needed basis.

     The permit we applied for focuses on the approximately 460 acre area previously disturbed by mining operations. Deposits within this boundary, subject to permit applications generally, include the oxidized and partially oxidized portions of Borealis, Deep Ore Flats (also known as Polaris), East Ridge, Freedom Flats, and Northeast Ridge which are amenable to a conventional hydrometallurgical gold recovery process such as heap leaching. Also included in the Plan of Operations is the option for development of underground access to the Graben deposit to be used for exploration and future development activities, although no production plan has been submitted for consideration in this mineralized zone at this date. Crocodile Ridge, Middle Ridge, and other deposits within the study area boundaries of the Borealis Property will be added to the permit applications if warranted based on ongoing engineering and in-fill drilling results.

-- PERMITTING PROCESS OVERVIEW

     The development, operation, closure and reclamation of mining projects in the United States require numerous notifications, permits, authorizations and public agency decisions. This section does not attempt to exhaustively identify all of the permits and authorizations that need to be gained, but instead focuses on those that are considered to be the main efforts that are on the critical path for project start-up.

-- ENVIRONMENTAL INVENTORIES

     There are certain environmental evaluations that routinely must be completed in order to provide the information against which project impacts are measured. Both the U.S. Forest Service and the Nevada Bureau of Mining Regulation and Reclamation (BMRR) have requirements to profile existing conditions and to evaluate what effects will result from implementing the project plans on those mineral resources.

     Background information on geology, air quality, soils, biology, water resources, social and economic conditions, and cultural resources are currently being assembled for us and will be submitted to the appropriate regulatory agency.

-- PERMITTING REQUIREMENTS

  U.S. FOREST SERVICE REQUIREMENTS

     The Bridgeport Ranger District of the U.S. Forest Service will be the lead agency regulating mining and reclamation activities at the Borealis Property. The permitting process with the U.S. Forest Service consists of filing a Plan of Operations pursuant to the requirements of 36 CFR Part 228, Subpart A. Our Plan of Operations was filed in August 2004 describing the project plans in a step-by-step process. The Plan of Operations describes the development of the deposits identified in the Technical Report and recognizes and anticipates the effects of market impacts such as reductions or increases in gold price, and describes the measures that will be taken to adjust for these changing conditions. The emphasis of the Plan of Operations is on defining the spatial and temporal aspects, as they will affect the land that is managed by the agency. The Plan of Operations also describes the plans to reclaim the site, and includes an estimate of the cost to accomplish that reclamation. This cost estimate is the first step toward establishing the reclamation surety for the site.

     In order to satisfy the reclamation surety requirements of the U.S. Forest Service, we propose to obtain an insurance policy for its benefit. This policy, if obtained on terms acceptable to us, would require us to pay into a "commutation" account of the insurer the agreed cost of the initial future reclamation work. The initial amount covered under the policy will be funded by a deposit of $2.8 million into the "commutation" account. The amount covered by the policy is expected to increase as reclamation costs increase due to expanded mining related disturbances. This additional policy coverage is expected to be funded from mining revenue once the mine is in operation. Once funded, the account will be available to pay for concurrent and final reclamation expenses as they are incurred. The policy is expected to provide us a mechanism to manage the overall cost of reclamation for a known cost for the entire life of mine and provide financial assurance required by the U.S. Forest Service. We would propose to acquire the policy once the plan of operations and associated reclamation plan are approved by the U.S. Forest Service.

     The National Environmental Policy Act (NEPA) requires that any decision made by a Federal agency must consider the environmental effects of that decision. The USFS will decide whether or not there is a decision to be made, and whether that decision is significant or not. If there is no decision to be made, as in the instance of Categorical Exclusions (CE), the project can proceed with notification only. CE's are allowed when surface disturbances are limited to less than one mile of new road building. If a decision must be made, an environmental impact evaluation is completed and from that analysis, a determination of whether the environmental impact is significant or not. If the determination is a "finding of no significant impact" (FONSI), then the agency is authorized to approve the plan based on the Environmental Assessment (EA) findings. If the decision is that the impacts are in fact significant, then an Environmental Impact Statement (EIS) is required to arrive at the final decision. There is a significantly increased time period for review and public comment for an EIS versus an EA. Approvals of Gryphon Gold's site exploration activities to date were authorized under a CE.

     The USFS Bridgeport Ranger District (District) has determined that preparation of an Environmental Assessment (EA) is necessary to comply with the requirements of the National Environmental Policy Act (NEPA). The USFS and we have mutually agreed to have Knight Piesold and Co. (KPCO), a third-party NEPA contractor, prepare the EA.

     At the completion of the NEPA process and decision, the reclamation surety must be posted with the USFS prior to any surface disturbance on site. The reclamation cost estimate provided in the Plan of Operations will be reviewed and refined by the agency and an acceptable amount agreed upon among the U.S. Forest Service, BMRR and us.

  NEVADA DIVISION OF WATER RESOURCES REQUIREMENTS

     Development of the Borealis Property will involve significant water demand in an arid region where the water basin has been over-appropriated and for which project water rights have been withdrawn. Successful mining and processing will require careful control of project water and efficient reclamation of project solutions back into the leaching process.

     The Nevada Division of Water Resources (NDWR) is the responsible agency for granting water rights permits. There are two basins from which water rights could be appropriated. The first basin was the water supply for the mining reclamation activities at Borealis during the 1980's and early 1990's. Although this basin appears to be over allocated to various users, many of these rights go unused, so it may be possible to transfer existing appropriations to the project if necessary. The second basin, located south of the Borealis Property boundary, is undeveloped. Our wholly owned subsidiary, Borealis Mining, holds the only water right in this undeveloped basin.

     We believe that water rights granted to us by the NDWR are sufficient to conduct planned operations. A wellfield to perfect this water supply has not yet been tested or developed. We are negotiating with the NDWR for a second set of water rights to the second basin. Granting of the second water right will allow for sufficient capacity to allow for a backup source and capacity for expansion if required.

  NDEP BUREAU OF MINING REGULATION AND RECLAMATION REQUIREMENTS

     The Nevada Division of Environmental Protection, Bureau of Mining Regulation and Reclamation (BMRR) regulates mining activities within the state including water pollution control and reclamation.

     The heap leach and process solution ponds are presented in the water pollution control permit application that was filed in January 2004. The permit application package includes the engineering design report for the heap and ponds, certified by a Nevada registered professional engineer. In addition to the engineering report, operating plans describing the mineral processing circuit, fluid management plan, monitoring plans, emergency response plan, temporary closure plan and tentative permanent closure plan were presented. The Water Pollution Control Permit is expected to be issued before the end of 2005 and such permits are issued on five year, renewable terms.

     BMRR also administers and enforces the requirements relating to the reclamation of land subject to mining or exploration projects.

     A Reclamation Plan that contains the identical information as was contained in the Plan of Operations was submitted to the BMRR in August 2004. The Reclamation Plan is currently under review and a decision may be received by the end of 2005.

     We may be required to post a reclamation bond from a financial institution or otherwise set aside a corresponding amount for the benefit of BMRR. We anticipate that BMRR will accept the reclamation bond we post for the benefit of the U.S. Forest Service.

  NEVADA DIVISION OF ENVIRONMENTAL PROTECTION -- BUREAU OF AIR QUALITY REQUIREMENTS

     Prior to the commencement of construction activities, an air quality permit will be necessary. The Nevada Bureau of Air Quality (BAQ) regulations state that a process flow diagram must be generated to communicate the technical aspects of the process/activity and determine which class of permit will be required. We plan to prepare the required process flow diagram and submit our permit application in the third quarter of 2005.

     The time period prescribed by Nevada rules for an air quality permit of the type we expect to require is 10 business days for technical completeness plus 60 calendar days to issue or deny the permit.

  UNITED STATES REGULATORY MATTERS

  General

     All of our exploration activities in the United States are subject to regulation by governmental agencies under various mining and environmental laws. The nature and scope of regulation depends on a variety of factors, including the type of activities being conducted, the ownership status of land on which the operations are located, the nature of the resources affected, the states in which the operations are located, the delegation of federal air and water-pollution control and other programs to state agencies, and the structure and organization of state and local permitting agencies. We believe that we are in substantial compliance with all such applicable laws and regulations. While these laws and regulations govern how we conduct many aspects of our business, we do not believe that they will have a material adverse effect on our operations or financial condition. We evaluate our projects in light of the cost and impact of regulations on the proposed activity, and evaluate new laws and regulations as they develop to determine the impact on, and changes necessary to, our operations.

     Generally, compliance with environmental and related laws and regulations requires us to obtain permits issued by regulatory agencies and to file various reports and keep records of our operations. Some permits require periodic renewal or review of their conditions and may be subject to a public review process during which opposition to our proposed operations may be encountered.

  U.S. Federal and State Environmental Law

     Our past and future activities in the United States may cause us to be subject to liability under various federal and state laws. Proposed mining activities on federal land trigger regulations promulgated by the U.S. Forest Service (USFS), the Bureau of Land Management (BLM), and potentially other federal agencies, depending on the nature and scope of the impacts. For operations on federal public lands administered by the BLM that disturb more than five acres, an operator must submit a Plan of Operations to BLM. On USFS-administered lands, the USFS requires the submission of a notice for all mining operations, regardless of size, and a Plan of Operations if the USFS determines that there will be any "significant" disturbance of the surface.

     The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), imposes strict, joint, and several liability on parties associated with releases or threats of releases of hazardous substances. Liable parties include, among others, the current owners and operators of facilities at which hazardous substances were disposed or released into the environment and past owners and operators of properties who owned such properties at the time of such disposal or release. This liability could include response costs for removing or remediating the release and damages to natural resources. We are unaware of any reason why our undeveloped properties would currently give rise to any potential CERCLA liability. We cannot predict the likelihood of future CERCLA liability with respect to our properties or surrounding areas that have been affected by historic mining operations.

     Under the Resource Conservation and Recovery Act (RCRA) and related state laws, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous or solid wastes associated with certain mining-related activities. RCRA costs may also include corrective action or clean up costs.

     Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, such as crushers and storage facilities, and from mobile sources such as trucks and heavy construction equipment. All of these sources are subject to review, monitoring, permitting, and/or control requirements under the federal Clean Air Act and related state air quality laws. Air quality permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the permitting conditions.

     Under the federal Clean Water Act and delegated state water-quality programs, point-source discharges into "Waters of the State" are regulated by the National Pollution Discharge Elimination System (NPDES) program. Section 404 of the Clean Water Act regulates the discharge of dredge and fill material into "Waters of the United States," including wetlands. Stormwater discharges also are regulated and permitted under that statute. All of those programs may impose permitting and other requirements on our operations.

     The National Environmental Policy Act (NEPA) requires an assessment of the environmental impacts of "major" federal actions. The "federal action" requirement can be satisfied if the project involves federal land or if the federal government provides financing or permitting approvals. NEPA does not establish any substantive standards. It merely requires the analysis of any potential impact. The scope of the assessment process depends on the size of the project. An "Environmental Assessment" (EA) may be adequate for smaller projects. An Environmental Impact Statement (EIS), which is much more detailed and broader in scope than an EA, is required for larger projects. NEPA compliance requirements for any of our proposed projects could result in additional costs or delays.

     The Endangered Species Act (ESA) is administered by the U.S. Department of Interior's U.S. Fish and Wildlife Service. The purpose of the ESA is to conserve and recover listed endangered and threatened species and their habitat. Under the ESA, "endangered" means that a species is in danger of extinction throughout all or a significant portion of its range. "Threatened" means that a species is likely to become endangered within the foreseeable future. Under the ESA, it is unlawful to "take" a listed species, which can include harassing or harming members of such species or significantly modifying their habitat. We conduct wildlife and plant inventories as required as part of the environmental assessment process prior to initiating exploration projects. We currently are unaware of any endangered species issues at any of our projects that would have a material adverse effect on our operations. Future identification of endangered species or habitat in our project areas may delay or adversely affect our operations.

     We are committed to fulfilling our requirements under applicable environmental laws and regulations. These laws and regulations are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct our business in a manner that safeguards public health and mitigates the environmental effects of our business activities. To comply with these laws and regulations, we have made, and in the future may be required to make, capital and operating expenditures.

  U.S. Federal and State Reclamation Requirements

     We are subject to land reclamation requirements under state and federal law, which generally are implemented through reclamation permits that apply to exploration activities. These requirements often mandate concurrent reclamation and require the posting of reclamation bonds or other financial assurance sufficient to guarantee the cost of reclamation. If reclamation obligations are not met, the designated agency could draw on these bonds and letters of credit to fund expenditures for reclamation requirements.

     Reclamation requirements generally include stabilizing, contouring and re-vegetating disturbed lands, controlling drainage from portals and waste rock dumps, removing roads and structures, neutralizing or removing process solutions, monitoring groundwater at the mining site, and maintaining visual aesthetics. We believe that we currently are in substantial compliance with and are committed to maintaining all of our financial assurance and reclamation obligations pursuant to our permits and applicable laws.

                                USE OF PROCEEDS

     We estimate that the net proceeds from the sale of units in this offering will amount to approximately $13,000,000 after deducting commissions payable to the agents and expenses of the offering payable by us of approximately $800,000, and assuming that we succeed in raising the maximum of $15,000,000 in gross proceeds.

     Investors should be aware that there is no assurance as to the amount to be raised in this offering. The following table illustrates how we estimate we will use those net proceeds from our offering, assuming the maximum offering is raised:

                                                               AMOUNT OF
DESCRIPTION                                                   NET PROCEEDS
-----------                                                   ------------
Exploration, sampling and testing of the Borealis
  Property..................................................  $ 1,500,000
Mine capital costs..........................................  $ 5,600,000
Reclamation bond deposit....................................  $ 3,000,000
General corporate purposes, including working capital
  needs.....................................................  $ 2,900,000
                                                              -----------
  TOTAL.....................................................  $13,000,000
                                                              ===========

     The allocation set forth above assumes that we raise the maximum offering, but it is possible that we will raise a smaller amount, down to a minimum of
$         . To the extent we do not succeed in raising the maximum amount of the offering we intend to reduce the allocation of proceeds to develop the Borealis Property. We may also raise more than the maximum offering noted above through the over-allotment option available to the agent, which would result in up to an additional $2,250,000 in gross proceeds. Net proceeds received from the exercise of the over-allotment option will be allocated to further exploration and mine development on the Borealis Property.

     We intend to spend the net proceeds available as stated above. There may be circumstances where, for sound business reasons, a reallocation of funds may be necessary. We expect that such a reallocation would principally arise based on the results of our feasibility study and ongoing exploration. For example, our estimates relating to mine planning and exploration have had no third party confirmation as to costs, and may need to be adjusted.

     Pending the uses described above, we intend to invest the net proceeds in short- to medium-term, interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

     We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

                          CONSOLIDATED CAPITALIZATION

     The following table sets forth our consolidated capitalization as at the dates indicated after giving effect to this offering. The table should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis" contained elsewhere in this prospectus.

     The as adjusted capitalization at June 30, 2005 reflects our sale of
         units in this offering at an offering price of $         per unit and
after deducting the estimated agent commission and estimated offering expenses payable by us.

                                          ACTUAL            ACTUAL        AS ADJUSTED(1)(2)
                                           AS AT             AS AT              AS AT
                                      MARCH 31, 2005     JUNE 30, 2005      JUNE 30, 2005
                                      ---------------   ---------------   -----------------
                                         (AUDITED)        (UNAUDITED)        (UNAUDITED)
Cash................................      $ 3,065,436       $ 5,859,298             $
                                      ---------------   ---------------    ---------------
Stockholders' Equity
Common Stock, $0.001 par value,
  150,000,000 shares
  authorized(3).....................      $    21,692       $    27,722             $
                                          (21,691,962)      (27,722,370)  (          shares)
                                               shares            shares
Preferred Stock, $.001 par value,
  15,000,000 shares authorized, none
  issued and outstanding actual.....               --                --
Additional paid in capital..........        6,891,968        10,745,415
Accumulated deficit.................       (3,381,045)       (4,198,963)
                                      ---------------   ---------------    ---------------
  Total stockholders' equity........      $ 3,532,615       $ 6,574,174             $
                                      ===============   ===============    ===============

---------------

(1) Assumes no exercise by the agents of their option to purchase up to 15% of the number of units sold in the offering to cover over-allotments, if any.

(2) We estimate offering expenses to be approximately $800,000.

(3) Effective August 11, 2005, we amended our articles of incorporation to increase our authorized capital to consist of 165,000,000 shares, including 150,000,000 shares of common stock, $0.001 par value, and 15,000,000 shares of preferred stock, $0.001 par value.

                                    DILUTION

     Our net tangible book value was $6,574,174 or $0.24 per share of common stock as of June 30, 2005. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by 27,722,370 shares of common stock outstanding as of June 30, 2005.

     "Dilution" per share to new investors in this offering represents the difference between the amount per share paid by new investors for a share of our common stock and the as adjusted, net tangible book value per common share immediately following our offering. Set forth below, we have provided information to new investors, assuming the successful sale of the maximum number of units. In these calculations, we have counted one share per unit but have not included any of the warrants included in the units or the exercise by the agent of its option to purchase up to 15% of the number of units sold in the offering to cover over-allotments, if any. Accordingly, after giving effect to the sale
of          units in our offering at an offering price of $         per unit and
the use of the net proceeds derived from their sale, the as adjusted, net
tangible book value of our common stock would have been $         or $
per share at June 30, 2005. Although these calculations show an immediate increase in the pro forma net tangible book value per common share of
$         , they also disclose the immediate dilution per common share purchased
by new investors of $         .

     The following table illustrates the per share effect of this dilution on the common shares purchased by new investors in this offering assuming we raise
$15,000,000 at an offering price of $         per unit based on a June 30, 2005
pro forma:

                                                                 UNITS(1)(2)
                                                               ---------------
Initial public offering price...............................
  Net tangible book value per share at June 30, 2005........        $0.24
  Increase in net tangible book value attributable to new
     investors..............................................
As adjusted net tangible book value.........................
Dilution per share to new investors.........................
Dilution percentage per share to new investors..............

---------------

(1) Assumes the sale of          units in our offering at an offering price of
             per unit.

(2) Assumes no exercise by the agent of its option to purchase up to 15% of the number of units sold in the offering to cover over-allotments, if any. Assumes no exercise of the warrants included in the units, which are
    exercisable at $         per share.

                           PRIOR SALES OF SECURITIES

     During the 12 month period prior to date of this prospectus, we sold securities in the following transactions:

     On September 7, 2004, we reserved for issuance and later sold 500,000 shares of common stock to Thomas Sitar, our chief financial officer at $0.35 per share under the terms of his employment agreement.

     On September 28, 2004, we sold 778,500 shares of common stock at $0.65 per share for gross proceeds of $506,025. On January 26, 2005, we issued to each of those purchasers one-half of one warrant for each common share purchased for no consideration in conjunction with a private placement of units consisting of one share and one-half of one warrant. Each whole warrant is exercisable to acquire one share of common stock at $0.90 per share until the earlier of September 28, 2006 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

     On January 26, 2005, we sold 1,410,077 units at $0.65 per unit for gross proceeds of $916,550. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock $0.90 per share until the earlier of January 26, 2007 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

     On March 28, 2005, we sold 4,627,385 units at $0.65 per unit for gross proceeds of $3,007,800. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock $0.90 per share until the earlier of March 28, 2007 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

     On April 1, 2005, we sold 1,300,000 units at $0.65 per unit for gross proceeds of $845,000. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock $0.90 per share until the earlier of April 1, 2007 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

     On April 25, 2005, we sold 4,221,154 units at $0.65 per unit for gross proceeds of $2,743,750. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock $0.90 per share until the earlier of April 25, 2007 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

     On June 22, 2005, we sold 509,254 units at $0.65 per unit for gross proceeds of $331,015. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock $0.90 per share until the earlier of June 22, 2007 and nine months following the date on which common stock is listed on a public stock exchange. The proceeds of this offer and sale were used for general corporate purposes.

                               LEGAL PROCEEDINGS

     Neither we nor any of our property, including the Borealis Property, are currently subject to any material legal proceedings or other regulatory proceedings, and to our knowledge no such proceedings are contemplated.

                             DIRECTORS AND OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors.

     The following table and information that follows sets forth the names, ages and positions of our directors and executive officers:

NAME AND MUNICIPALITY OF           CURRENT OFFICE WITH       PRINCIPAL OCCUPATION
RESIDENCE                             GRYPHON GOLD             LAST FIVE YEARS         DIRECTOR SINCE
------------------------         -----------------------   ------------------------   -----------------
ALLEN S. GORDON................  Director,                 Chief Executive Officer,   April 30, 2003
Lakewood, Colorado               Chief Executive Officer   Gryphon Gold Corporation
                                 and President             since August 2005;
                                                           President, 2003 to
                                                           present, and Chief
                                                           Operating Officer, 2003
                                                           to August 2005, Gryphon
                                                           Gold Corporation; Senior
                                                           Vice President of Mining
                                                           Operations, National
                                                           Gold Corporation in
                                                           2002; Chief Operating
                                                           Officer of NRX Global
                                                           (USA) Corp., 2000 to
                                                           2002.

ALBERT J. MATTER...............  Director and              Executive Chairman,        April 30, 2003
Vancouver,                       Executive Chairman and    since August 2005;
British Columbia                 Chairman of the Board     Chairman of the Board
                                                           and Vice President of
                                                           Corporate Development,
                                                           Gryphon Gold
                                                           Corporation, 2003 to
                                                           present. President
                                                           National Gold
                                                           Corporation, 1999 to
                                                           2002.

NAME AND MUNICIPALITY OF           CURRENT OFFICE WITH       PRINCIPAL OCCUPATION
RESIDENCE                             GRYPHON GOLD             LAST FIVE YEARS         DIRECTOR SINCE
------------------------         -----------------------   ------------------------   -----------------

DONALD E. RANTA................  Director,                 Vice President, Gryphon    June 14, 2003
Lakewood, Colorado               Vice President of         Gold Corporation 2003 to
                                 Exploration               present. Consulting
                                                           geologist 2001-2003.
                                                           President, NRX Global
                                                           (USA) Corp., 2000-2002.

CHRISTOPHER E. HERALD..........  Director                  President and CEO,         December 30, 2003
Wheat Ridge, Colorado                                      Crown Resources
                                                           Corporation, 1988 to
                                                           present.

RICHARD E. HUGHES..............  Director                  President of Klondike      June 14, 2003
Vancouver,                                                 Gold Corp. 1985 to
British Columbia                                           present.

ROHAN HAZELTON.................  Director                  Corporate Controller,      July 6, 2005
North Vancouver,                                           2004 to present and Mgr.
British Columbia                                           Treasury and Finance,
                                                           2002 to 2004, Goldcorp
                                                           Inc. (and Predecessor
                                                           Wheaton River Minerals
                                                           Ltd.) Auditor, Deloitte
                                                           & Touche LLP, 1999 to
                                                           2002.

DONALD W. GENTRY...............  Director                  President, Chief           July 18, 2005
                                                           Executive
Bella Vista, Arkansas                                      Officer, Chairman and
                                                           Director of PolyMet
                                                           Mining Corporation, 1998
                                                           to 2003

ANTHONY (TONY) D. J. KER.......  Director,                 Executive Vice             May 7, 2004
                                                           President,
Vancouver,                       Executive Vice            Gryphon Gold
British Columbia                 President, Secretary      Corporation, 2003 to
                                 and Treasurer             present, General
                                                           Manager,
                                                           Transcontinental
                                                           Printing Inc., 1996 to
                                                           2004.

THOMAS SITAR...................  Chief Financial           Chief Financial Officer,   --
Vancouver,                       Officer                   Gryphon Gold
British Columbia                                           Corporation, 2004 to
                                                           present, Vice President
                                                           Finance, Weldwood of
                                                           Canada Limited, 1998 to
                                                           2003.

     The following is a description of the business background of the directors and executive officers of the Corporation.

     ALLEN S. GORDON, 54, Director, has served as our President and Chief Operating Officer since its inception in early 2003 and was appointed Chief Executive Officer on August 10, 2005. From 2000 to the present, Mr. Gordon has served as Executive Director and sole member of Evergreen Mineral Ventures LLC, a privately held management services company. During 2002 Mr. Gordon served as Senior Vice President of Mining Operations for National Gold Corporation, a public mining development company listed on the TSX Venture Exchange (Canada). From 2000 to 2002 Mr. Gordon served as Chief Operating Officer of NRX Global
(USA) Corp., (London Stock Exchange AIM listed) a mining software developer. During 2000 Mr. Gordon also served as interim Chairman of the Board, President and Chief Executive Officer of Greenstone Resources Ltd., a Toronto Stock Exchange and NASDAQ listed gold mining company. From 1997 to 2000 Mr. Gordon served as Managing Director of Union Hill Partners, a private mining investment adviser. Prior to 1997 Mr. Gordon served as Senior Vice President Technical Services and Project

Development for Kinross Gold Corporation. Kinross Gold Corporation is a public corporation listed on the Toronto Stock Exchange and the New York Stock Exchange. Mr. Gordon's experience includes international business experience in North America, Mexico, Central America, Europe, Central Asia, and the Russian Far East. Mr. Gordon has a M.S. in Mining Engineering and a B.S. in Geology from University of Idaho.

     ALBERT J. MATTER, 58, Director, has served as our Chairman of the Board, Vice President of Corporate Development, past Secretary and Treasurer since its inception in early 2003 and was appointed Executive Chairman on August 10, 2005. From 1999 to December of 2002 Mr. Matter served as President and Chief Executive Officer of National Gold Corporation. From spring of 1998 to fall of 1999 Mr. Matter was in retirement. Mr. Matter has over 30 years of experience of providing corporate finance, strategic planning, mergers and acquisition, and business development assistance to numerous corporations and high net worth individuals, especially in Western Canada. Successful corporate financing highlights include projects for Consumers Distributing Ltd., CN/CP Telecom, Madison Ventures Ltd., Rea Gold Corporation, Echo Bay Mines Ltd., Russell Steel Ltd., Blackdome Mining Ltd., Southward Energy Ltd., Winspear Resources Ltd. and National Gold Corporation. Mr. Matter holds a B.A. in Economics from the University of British Columbia.

     DONALD E. RANTA, 62, Director, has served as our Vice President of Exploration since June 14, 2003, has held the following positions for the past five years: Director, President and Managing Director, Union Hill Partners, 1997-2000; President, NRX Global (USA) Corp., 2000-2002; Consulting Geologist, 2001 to 2003. Mr. Ranta is an internationally recognized exploration executive experienced in planning, implementing, and directing successful exploration and acquisition programs throughout North America, South America, Africa and other international locations. Mr. Ranta has extensive experience in generative exploration, project exploration and appraisal, geologic-engineering-economic evaluation, strategic and business planning, and management. Mr. Ranta has over 30 years of business experience and has served in various positions for mining companies, including President, Managing Director, Vice President of Exploration, Manager of North American Exploration, Project Manager and Chief Geologist. Mr. Ranta has a Ph.D. in Geological Engineering/Geology from Colorado School of Mines, a M.S. in Geological Engineering/Geology from University of Nevada and a B.S. in Geological Engineering from University of Minnesota.

     CHRISTOPHER E. HERALD, 52, Director, has been President and Chief Executive Officer of Crown Resources Corporation since 1993. Prior to that Mr. Herald was Vice President of Exploration for Crown Resources Corporation. Crown Resources Corporation is a public company listed on the over the counter bulletin board. Mr. Herald also has served as Chief Executive Officer and a director of Solitario Resources Corporation since 1993. Solitario Resources Corporation is a public company listed on the Toronto Stock Exchange. He is also a Director of TNR Gold Corp. and Maestro Ventures Ltd., both of which are public companies. Mr. Herald has over 25 years in domestic and international mineral exploration with an emphasis in the gold sector. Mr. Herald's experience ranges from in-the-field supervision of significant gold projects to corporate management of US-based public exploration companies. He holds a M.S. in Geology from Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

     RICHARD W. HUGHES, 72, Director, has been the President of Klondike Gold Corp. for over 10 years. Mr. Hughes is currently a Director of Alamos Gold Inc., a Toronto Stock Exchange listed company. He is a founder of the Hemlo gold mines in Ontario and the Balmoral Mine in Quebec. Mr. Hughes controls Hastings Management Corp., and is the president of Sedex Mining Corp., Golden Chalice Resources, and Abitibi Mining Corp. He is also a Director of Golden Goliath Resources Limited, Kalahari Resources Inc. and Neodym Technology Inc., all of which are public companies. He was also involved in discovering and putting into production the Sleeping Giant Mine and the Beaufor Mine which are located in Northwestern Quebec.

     ROHAN HAZELTON, 31, Director, joined our board in July 2005 and was appointed Chairman of the Audit Committee. Mr. Hazelton is currently Corporate Controller for Goldcorp Inc. Prior to Goldcorp's merger with Wheaton River Minerals Ltd; he was a key member of Wheaton's management team since 2002 during Wheaton's rapid growth and significant increase in shareholder value. Mr. Hazelton is a Chartered Accountant and previously worked for Deloitte & Touche LLP and Arthur Andersen LLP. Prior to that,

Mr. Hazelton was a commercial loans officer for Dialog Bank Moscow, Russia. Mr. Hazelton holds a B.A. in Math and Economics from Harvard University.

     DONALD W. GENTRY, 62, Director, joined our board in July 2005 after retiring from PolyMet Mining Corporation as its President, Chief Executive Officer, Chairman and Director from 1998 to 2003. He is a retired Professor Emeritus of the Colorado School of Mines, having served that institution from 1972 to 1998 as Professor, Department Head and Dean of Engineering. He has an international reputation as a consulting mining engineer, professional educator and mining executive. His primary interests center on the financial aspects of project evaluation, investment decision analysis, project financing, and corporate investment strategies. He previously served as a Director of Santa Fe Pacific Gold Corporation, Newmont Mining Corporation, and Newmont Gold Company and currently is a Director of Golden Gryphon Explorations (a company which is unrelated to Gryphon Gold Corporation). He was elected President of the Society for Mining, Metallurgy and Exploration, Inc. in 1993 and the American Institute of Mining, Metallurgical and Petroleum Engineers in 1996, and to the National Academy of Engineering in 1996. He holds B.S., M.S. and PhD. degrees in mining engineering from the University of Illinois, Mackay School of Mines, and University of Arizona, respectively.

     ANTHONY KER, 49, Director, has served as our Secretary and Treasurer since August 2003. From 1999 to February 2003, Mr. Ker served as Director, Treasurer, Secretary and Chief Financial Officer for National Gold Corporation, a TSX Venture Exchange listed company that merged into Alamos Gold, Inc. (TSX) during the spring of 2003. From 1996 and concurrent with the positions at National Gold Corporation, he was General Manager for Transcontinental Printing, Inc., British Columbia Division, a Toronto Stock Exchange listed company, and the second largest printer in Canada. Prior to the Transcontinental Printing, Inc. position, Mr. Ker managed a large coastal sawmill for International Forest Products Limited and Weldwood of Canada Limited in British Columbia. Mr. Ker holds a Bachelor of Science in Forestry from University of British Columbia.

     THOMAS SITAR, 50, has served as our Chief Financial Officer of Gryphon Gold since November 2004. From 1998 to 2003 Mr. Sitar was Vice President, Finance of Weldwood of Canada Limited, a large Western Canadian forest products producer, which merged into West Fraser Timber Ltd., previously owned by International Paper Company. Mr. Sitar has 25 years of experience in the financial management of public companies, including his position as Treasurer of Weldwood when it was a Toronto Stock Exchange listed company. Mr. Sitar has a Bachelor of Commerce from the University of Windsor and is a member of Institute of Chartered Accountants of B.C.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has established four board committees: an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee and a Project Development, Environmental & Sustainability Committee.

     The information below sets out the current members of each of Gryphon Gold's board committees and summarizes the functions of each of the committees in accordance with their mandates.

  AUDIT COMMITTEE

     Our Audit Committee has been structured to comply with Multilateral Instrument 52-110-Audit Committees (MI 52-110) and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is comprised of Chris Herald, Don Gentry and Rohan Hazelton, all of whom are independent directors under MI 52-110 and the audit committee rules of the American Stock Exchange. Rohan Hazelton is the Chairman of the Audit Committee. Both Rohan Hazelton and Chris Herald satisfy the criteria for an audit committee financial expert under
Item 401(e) of Regulation S-B of the rules of the Securities and Exchange Commission.

     The Audit Committee meets with management and Gryphon Gold's external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews Gryphon Gold's significant financial risks, will be involved in the appointment of senior financial executives and will annually review Gryphon Gold's insurance coverage and any off-balance sheet transactions.

     The Audit Committee is mandated to monitor Gryphon Gold's audit and the preparation of financial statements and to review and recommend to the board of directors all financial disclosure contained in Gryphon Gold's public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the board of directors. The Audit Committee and board of directors each have the authority to terminate the external auditor's engagement (subject to confirmation by shareholders). The Audit Committee will also approve in advance any services to be provided by the external auditors which are not related to the audit.

  COMPENSATION COMMITTEE

     The Compensation Committee is comprised of Richard Hughes, Chris Herald, and Rohan Hazelton, all of whom are independent directors. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of Directors, executive officers and providing advice on compensation structures in the various jurisdictions in which Gryphon Gold operates. In addition, the Compensation Committee reviews both the overall salary objectives of Gryphon Gold and significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options, incentive and deferred compensation benefits.

  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The Corporate Governance and Nominating Committee is comprised of Richard Hughes, Chris Herald, Don Gentry and Don Ranta. The Corporate Governance and Nominating Committee is responsible for developing Gryphon Gold's approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of Gryphon Gold, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of Gryphon Gold's internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board's relationship with the management of Gryphon Gold, monitoring the quality and effectiveness of Gryphon Gold's corporate governance system and ensuring the effectiveness and integrity of Gryphon Gold's communication and reporting to shareholders and the public generally.

  PROJECT DEVELOPMENT, ENVIRONMENTAL & SUSTAINABILITY COMMITTEE

     The Project Development, Environmental & Sustainability Committee is comprised of Don Gentry, Don Ranta and Tony Ker. The committee is to review and provide technical and commercial guidance for major project development plans, ensure management has appropriate systems in place to plan, implement and track performance of project development. The Committee shall establish environmental policy, monitor compliance and audit our performance relative to policy. The Committee shall establish health and safety policies monitor compliance and audit our practices and actions. The Committee shall establish policy for involving communities of interest in the design and implementation of project development towards sustainable mining development.

  CODE OF CONDUCT

     We intend to adopt a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics will summarize the legal, ethical and regulatory standards that we must follow and will serve as a reminder to our directors, officers and employees, of the seriousness of that commitment. Compliance with this code and high standards of business conduct will be mandatory for each of our employees.

  -- Corporate Cease Trade Orders and Bankruptcies

     Except as disclosed in this prospectus, none of our directors or officers is, or has been within the ten years before the date of this prospectus, a director or officer of any other company that, while such person was acting in that capacity or within two years prior thereto, was the subject of a cease trade or similar order, or an order that denied the company access to any statutory exemptions under the Canadian securities legislation, for a period of more than 30 consecutive days, or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that business.

     Allen Gordon served as interim President, Chief Executive Officer and as a director of Greenstone Resources Ltd. from February through June of 1999, ten months prior to the insolvency of Greenstone in March 2000.

     Donald E. Ranta served as a director of Greenstone Resources from February 1999 to December 1999, four months prior to the insolvency of Greenstone in March 2000.

     Christopher Herald was Chief Executive Officer at Crown Resources Corporation when it filed to reorganize under Chapter 11 of the federal bankruptcy laws in May 2002. Crown subsequently emerged from the reorganization.

  -- Penalties and Sanctions

     None of our directors or officers has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

  -- Personal Bankruptcies

     None of our directors or officers have, within the ten years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director or officer.

  -- Conflicts of Interest

     To our knowledge, and other than as disclosed in this prospectus, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the "named executives officers") for the fiscal years ended March 31, 2005 and 2004.

                                           ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                             ------------------------------------------------   --------------------------------------
                                                                                          AWARDS              PAYOUTS
                                                                                --------------------------   ---------
                                                                                               RESTRICTED    LONG TERM
                                                                                   COMMON       SHARES OR    INCENTIVE
                                                                 OTHER ANNUAL   SHARES UNDER   RESTRICTED      PLAN
                                           SALARY     BONUS(2)   COMPENSATION   OPTIONS/SARS   SHARE UNITS    PAYOUTS
NAME AND PRINCIPAL POSITION  FISCAL YEAR     ($)        ($)          ($)         GRANTED(#)        ($)          ($)
---------------------------  -----------   -------    --------   ------------   ------------   -----------   ---------
ALLEN GORDON..............      2005       120,000(1)  42,550            --             --            --           --
President and                   2004       105,000    130,000(5)         --             --            --           --
Chief Executive Officer
ALBERT MATTER.............      2005       120,000(1)  42,550            --             --            --           --
Executive Chairman              2004       105,000    130,000(5)         --             --            --           --
ANTHONY KER(3)............      2005       120,000(1)  42,550            --             --            --           --
Executive Vice President        2004        11,375     12,000            --             --            --           --
THOMAS SITAR(4)...........      2005        66,750(1)  24,800            --             --            --           --
Chief Financial Officer
DONALD E. RANTA...........      2005        66,350     42,550            --             --            --           --
Vice President                  2004        19,556         --            --             --            --           --
of Exploration


                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION      ($)
---------------------------  ------------
ALLEN GORDON..............           --
President and                        --
Chief Executive Officer
ALBERT MATTER.............           --
Executive Chairman                   --
ANTHONY KER(3)............           --
Executive Vice President             --
THOMAS SITAR(4)...........           --
Chief Financial Officer
DONALD E. RANTA...........           --
Vice President                       --
of Exploration

---------------

(1) Includes salary paid to the applicable officer in his capacity as an employee from January 1, 2005 to March 31, 2005 in the amount of $30,000. Prior thereto, each of those named executive officers was retained through a consulting arrangement either individually or through an entity controlled by the individual, and the balance of all amounts recorded as salary and bonus paid to them represents consulting fees.

(2) Performance bonuses paid or payable to officer or an entity controlled by the officer since April 24, 2003 (inception).

(3) Mr. Ker was appointed Executive Vice President on February 1, 2004.

(4) Mr. Sitar was appointed Chief Financial Officer on November 1, 2004.

(5) Includes signing bonus in the amount of $60,000.

STOCK OPTION/STOCK APPRECIATION RIGHTS ("SARS") GRANTS

     We adopted a Stock Plan during the year ended March 31, 2005. The plan permits the company to issue up to 3,000,000 shares of common stock to officers, directors, employees and consultants, in the form of options. The plan was approved by our shareholders at the annual meeting of shareholders held on May 13, 2005.

     The following table sets forth the stock options granted to our named executive officers and directors during the year ended March 31, 2005. No stock appreciation rights were awarded.

                               NUMBER OF     PERCENT OF TOTAL                 MARKET VALUE
                               SECURITIES     OPTIONS/SARSS                   OF UNDERLYING
                               UNDERLYING       GRANTED TO      EXERCISE OR   SECURITIES ON
                              OPTIONS/SARS     EMPLOYEES IN     BASE PRICE     THE DATE OF
NAME                          GRANTED (#)     FISCAL YEAR(1)     ($/SHARE)      GRANT(2)      EXPIRATION DATE
----                          ------------   ----------------   -----------   -------------   ---------------
ALLEN GORDON................    350,000           18.4%            $0.75          $ --        March 29, 2010
President, Chief Executive
Officer
ALBERT MATTER...............    350,000           18.4%            $0.75          $ --        March 29, 2010
Executive Chairman
ANTHONY KER.................    325,000           17.1%            $0.75          $ --        March 29, 2010
Executive Vice President
THOMAS SITAR................    250,000           13.2%            $0.75          $ --        March 29, 2010
Chief Financial Officer
DONALD E. RANTA.............    325,000           17.1%            $0.75          $ --        March 29, 2010
Director, Vice President of
Exploration

---------------

(1) We issued options to acquire a total of 1,900,000 shares of common stock to our officers, directors and employees during the fiscal year ended March 31, 2005. Subsequent to March 31, 2005, we granted options exercisable to acquire a total of 300,000 shares of common stock at $0.75 per share to two directors upon their appointment.

(2) Our common shares were not traded on any public market on the date of grant. We issued units consisting of one share of common stock and one-half of one share purchase warrant in 2005 at a price of $0.65 per unit. Accordingly, $0.65 may be considered to be a measure of market value of a share of common stock on the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     We had no option/SAR exercises during our fiscal year ended March 31, 2005.

LONG TERM INCENTIVE PLAN AWARDS

     No long-term incentive awards have been made by us to date.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     We do not provide retirement benefits for the directors or officers.

COMPENSATION OF DIRECTORS

     Beginning in July 2005, independent board members who are not employed by us in any capacity other than as a director will be compensated for their services as follows:

     - For any Board or Committee meeting not requiring travel, such as a telephone conference call -- a meeting fee of $250.

     - For any fully constituted meeting of the Board or a Committee requiring travel of over four hours in aggregate -- a meeting fee of $1,000.

     - Any expenses, travel, administrative, telephone or other costs associated with a Board member's fulfilling his or her duties as a Board member will be reimbursed by Gryphon Gold.

     Previously, we had no standard arrangement pursuant to which directors were compensated for their services in their capacity as such. During our most recently completed financial year, directors did not receive any compensation from us in their capacity as directors of Gryphon Gold.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gryphon Gold is a party to employment contracts providing for an annual salary of $120,000 for each of Messrs. Matter, Gordon, Ker and Sitar. Pursuant to those agreements they are entitled to compensation for termination of their employment in certain circumstances, including termination without cause and change of control. Mr. Ranta is a party to an employment agreement under which he is paid on a per diem basis an annualized salary of $120,000, and pursuant to which he is entitled to compensation for termination of his employment in certain circumstances, including termination without cause and change of control. The employment agreements provide for the payment of compensation that will be triggered by a termination of the executive officer's employment by either Gryphon Gold or the executive officer following a change of control of Gryphon Gold, or by Gryphon Gold at any time, other than for "cause." In such event, each officer will be entitled to receive an amount equal to one year's annual salary plus bonus (equal to the amount of bonus in the prior year) earned in the year of change of control, and existing benefits for a period of 12 months.

     Except as described above, and the payment of directors' fees, there are no service contracts of any director or officer of Gryphon Gold and there is no arrangement or agreement made or proposed to be made between Gryphon Gold and any of its named executive officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer's resignation, retirement or other termination of employment, or in the event of a change of control of Gryphon Gold or a change in the named executive officer's responsibilities following such change in control.

REPORT ON REPRICING OF OPTIONS/SARS

     None.

STOCK OPTIONS

  OUTSTANDING OPTIONS

     We have granted 2,300,000 stock options pursuant to the terms of our stock option plan as described below, each with an exercise price of $0.75. 2,000,000 of the stock options will expire March 29, 2010 and 300,000 will expire August 2, 2010:

                                                         NUMBER OF COMMON
CLASS OF OPTIONEE (NUMBER OF OPTIONEES IN CLASS)        SHARES UNDER OPTION   EXERCISE PRICE
------------------------------------------------        -------------------   --------------
Executive officers as a group(5)......................       1,600,000            $0.75
Directors who are not also executive officers as a
  group(4)............................................         600,000            $0.75
Consultants(1)........................................         100,000            $0.75
                                                             ---------
  TOTAL -- ALL OPTIONS................................       2,300,000
                                                             =========

     We may issue up to 3,000,000 shares of common stock under the terms of our stock option plan; accordingly, we may issue options to purchase up to an additional 700,000 shares of common stock under our stock option plan.

     On March 29, 2005, our board of directors adopted a stock option plan (which we sometimes refer to as the Incentive Plan). The Plan was approved by our shareholders on May 13, 2005. We have no equity compensation plans that have not been approved by our shareholders.

STOCK OPTION PLAN

     Our Stock Option Plan provides that the total number of shares of common stock which may be issued pursuant to the Plan shall not exceed 3,000,000 shares of common stock.

     It is intended that the Plan be administered by the Compensation Committee, which will have full and final authority with respect to the granting of options thereunder. Options may be granted under the Plan to such directors, officers, employees or consultants of Gryphon Gold and its subsidiaries as the Compensation

Committee may from time to time designate (referred to as a "participant"). Each option will generally entitle a participant to purchase one share of common stock during the term of the option upon payment of the exercise price. The exercise price of any options granted under the Plan shall be determined by the Compensation Committee and may not be less than the market price of our common stock on the date of grant of the options (calculated in accordance with the rules of the Toronto Stock Exchange as the volume weighted average trading price for the five trading days preceding the date of grant). Gryphon Gold may provide financial assistance to eligible persons to purchase shares of common stock under the Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Corporation or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

     The term of any options granted shall be determined by the Compensation Committee at the time of the grant but the term of any options granted under the Plan shall not exceed ten years. If desired by the Compensation Committee, options granted under the Plan may be subject to vesting provisions. Options granted under the Plan are not transferable or assignable other than by will or otherwise by operation of law. In the event of death or disability of an option holder, options granted under the Plan expire one year from the death or disability of the option holder.

     Certain restrictions contained in the Plan include:

     - the number of shares of common stock which may be issued pursuant to the Plan (or any other employee-related plan or options for service) to any one person may not exceed 5% of all the common shares issued and outstanding on a non-diluted basis from time to time; and

     - the number of shares of common stock which may be issued pursuant to the Plan (or any other employee-related plan or options for services) to insiders (as defined in the rules of the Toronto Stock Exchange to include generally directors, senior officers of Gryphon Gold or its subsidiaries or shareholders who own more than 10% of our common stock) during any twelve month period may not exceed 10% of the common stock issued and outstanding on a non-diluted basis from time to time (unless approval of disinterested shareholders has been obtained in accordance with the rules of the Toronto Stock Exchange).

     - the number of shares of common stock which may be reserved for issuance in respect of options granted to insiders pursuant to the Plan (or any other employee-related plan or options for service) may not exceed 10% of the common stock issued and outstanding on a non-diluted basis from time to time unless approval of disinterested shareholders has been obtained in accordance with the rules of the Toronto Stock Exchange).

     Gryphon Gold's board of directors may at any time terminate or amend the Plan in any respect, provided however, that the board may not, without the approval of the shareholders, amend the Plan or any option granted thereunder in any manner that requires shareholder approval under applicable law or the rules and policies of any stock exchange or quotation system upon which the common shares are listed or quoted.

                             PRINCIPAL STOCKHOLDERS

     The following tables set forth information as of August 17, 2005 regarding the ownership of our common stock by:

     - each person who is known by us to own more than 5% of our shares of common stock; and

     - each named executive officer, each director and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on 27,722,370 shares of common stock outstanding as
of August 17, 2005 and          shares of common stock outstanding upon
consummation of this offering assuming we raise $15,000,000 at an offering price of

$         per unit and excluding share of common stock issuable upon exercise of warrants underlying the units.

     For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following August 17, 2005 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

                             PRINCIPAL STOCKHOLDERS

                                                                       IMMEDIATELY AFTER
                                                                        THE CONSUMMATION
                                                                        OF THIS OFFERING
                                                                         MAXIMUM NUMBER
                                             AS OF AUGUST 17, 2005         OF UNITS*
                                             ---------------------     ------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       SHARES       PERCENT     SHARES     PERCENT
---------------------------------------      ---------     -------     ------     -------
ALLEN GORDON...............................  2,600,000(3)   9.26%(3)       (3)        %(3)
390 Union Blvd., Suite 360
Lakewood, CO 80228

ALBERT MATTER..............................  2,600,000(3)   9.26%(3)       (3)        %(3)
Suite 810, 1130 West Pender Street
Vancouver, BC V6E 4A4

ANTHONY KER................................  1,475,000(4)   5.23%(4)       (4)        %(4)
Director, Executive Vice President
Suite 810, 1130 West Pender Street
Vancouver, BC V6E 4A4

STANDARD BANK PLC..........................  5,769,231(5)  19.46%(5)       (5)        %(5)
25 Dowate Hill, Cannon Bridge House
London, United Kingdom EC4R 2SB

BOLDER OPPORTUNITIES I LIMITED
  PARTNERSHIP..............................  2,250,000(6)   8.04%(6)       (6)        %(6)
800 - 1450 Creekside Dr.
Vancouver, BC, Canada V6J 5B3

Other Directors and Officers -- as a
  group(2)                                   4,127,500(7)  14.22%(7)       (7)        %(7)

---------------

(1) Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2) Figure shown represents the sum of shares owned or controlled individually by directors and officers (other than Mr. Matter and Mr. Gordon) and includes ownership by spouses (335,000 shares) where it may be considered that direction and control over these shares rests with the director or officer.

(3) Includes 350,000 shares acquirable upon exercise of vested stock options.

(4) Includes vested options exercisable to acquire 325,000 shares of common stock and 50,000 shares upon exercise of warrants.

(5) Includes 1,923,077 shares acquirable upon exercise of warrants.

(6) Includes 250,000 shares acquirable upon exercise of warrants.

(7) Includes 1,175,000 shares acquirable upon exercise of vested stock options and 122,500 shares acquirable upon exercise of warrants.

 * Assumes no exercise of the over-allotment option exercisable by the agent to purchase 15% of the number of units sold to cover over-allotments.

                                   MANAGEMENT

                                                                               IMMEDIATELY AFTER
                                                                                THE CONSUMMATION
                                                                                OF THIS OFFERING
                                                                                 MAXIMUM NUMBER
                                                    AS OF AUGUST 17, 2005          OF UNITS*
                                                    ----------------------     ------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)               SHARES       PERCENT     SHARES     PERCENT
---------------------------------------             ----------     -------     ------     -------
ALLEN GORDON......................................   2,600,000(2)   9.26%(2)       (2)        %(2)
Director, President and Chief Executive Officer
390 Union Blvd., Suite 360
Lakewood, CO 80228

ALBERT MATTER.....................................   2,600,000(2)   9.26%(2)       (2)        %(2)
Executive Chairman
Suite 810, 1130 West Pender Street
Vancouver, BC V6E 4A4

ANTHONY KER.......................................   1,475,000(3)   5.23%(3)       (3)        %(3)
Director, Executive Vice President
Suite 810, 1130 West Pender Street
Vancouver, BC V6E 4A4

THOMAS SITAR......................................     937,500(4)   3.33%(4)       (4)        %(4)
Chief Financial Officer
Suite 810, 1130 West Pender Street
Vancouver, BC V6E 4A4

DONALD E. RANTA...................................     960,000(5)   3.40%(5)       (5)        %(5)
Director, Vice President of Exploration
390 Union Blvd., Suite 360
Lakewood, CO 80228

All directors and executive officers as a group
  (9) persons)....................................  10,702,500(6)  35.56%(6)       (6)        %(6)

---------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) Includes vested options exercisable to acquire 350,000 shares of common stock.

(3) Includes vested options exercisable to acquire 325,000 shares of common stock and 50,000 shares upon the exercise of warrants.

(4) Includes vested options exercisable to acquire 250,000 shares of common stock and 62,500 shares upon the exercise of warrants.

(5) Includes vested options exercisable to acquire 325,000 shares of common stock and 50,000 shares upon the exercise of warrants.

(6) Includes vested options exercisable to acquire 2,200,000 shares of common stock and 172,500 shares upon the exercise of warrants.

 * Assumes no exercise of the over-allotment option exercisable by the agent to purchase 15% of the number of units sold to cover over-allotments.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from April 23, 2003 (date of inception) to the date of this prospectus, or in any proposed transactions, which has materially affected or will materially affect us.

     During the fiscal year ended March 31, 2005 and the period from April 24, 2003 (inception) to March 31, 2004, our directors and officers received loans bearing interest at a rate of 1 1/2% to 2% from us for the purpose of purchasing shares of the company. Most loans were repaid during the fiscal year ended March 31, 2005 and all loans were fully repaid by June 30, 2005. Details of the loans are listed below:

                                                                               FINANCIAL ASSISTED
                                            LARGEST AMOUNT        AMOUNT           SECURITIES
                                          OUTSTANDING DURING    OUTSTANDING     PURCHASED DURING
                                            THE YEAR ENDED         AS AT           YEAR ENDED
NAME AND PRINCIPAL POSITION                 MARCH 31, 2005     JUNE 30, 2005     MARCH 31, 2005
---------------------------               ------------------   -------------   ------------------
                                                  $                  $           (COMMON STOCK)
ALBERT J. MATTER........................        87,500               0              875,000
Executive Chairman and Director

ALLEN GORDON............................        87,500               0              875,000
President, Chief Executive Officer and
Director

CHRISTOPHER HERALD......................        50,000               0              333,333
Director

ANTHONY KER.............................        96,250               0              516,666
Executive Vice-President and Director

DONALD E. RANTA.........................        30,375               0              202,800
Vice-President of Exploration and
Director

RICHARD HUGHES..........................        37,500               0              250,000
Director

THOMAS SITAR............................        96,625               0              300,000
Chief Financial Officer

     Other than compensatory arrangements described above under "Executive Compensation", sales of securities to certain officers described under "Prior Sales of Securities" and loans described above, we have had no other transactions, directly or indirectly, with our directors, senior officers or principal shareholders, or any of their associates or affiliates, which have materially affected or will materially affect us.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock of Gryphon Gold consists of one hundred fifty million (150,000,000) shares of common stock, par value $0.001 per share and fifteen million (15,000,000) shares of Preferred Stock, par value $0.001 per share. No other class or series of capital stock is currently authorized under the Corporation's articles of incorporation.

COMMON STOCK

     We had 27,722,370 shares of common stock outstanding as of August 17, 2005.

     Holders of common stock are entitled to one vote per share on all matters subject to stockholder vote. The common stock has no preemptive or other subscription rights. All of the presently outstanding shares of common stock are fully paid and non assessable. If the corporation is liquidated or dissolved, holders of shares of common stock will be entitled to share ratably in assets remaining after satisfaction of liabilities and subject to the rights, if any, of the holders of our preferred stock.

     The holders of the common stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The corporation has not paid cash dividends with respect to its common stock in the past. No share of common stock of the corporation which is fully paid is liable to calls or assessment by the corporation.

PREFERRED STOCK

     Our articles of incorporation authorize our board of directors to issue, by resolution and without any action by our stockholders, one or more series of preferred stock and to establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of preferred stock, including rights that could adversely affect the voting power of the holders of our common stock.

     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

OUR UNITS

     Each of our units consists of one share of common stock and one-half of one non-transferable Class A Warrant. Each whole Class A Warrant is exercisable to purchase one share of our common stock. At the closing of our offering of units we will deliver certificates to the investors representing shares of common stock and non-transferable Class A Warrants.

OUR CLASS A WARRANTS

     Each unit of our offering includes one-half of one Class A Warrant. The Class A Warrants will be governed by the terms of a warrant indenture we will enter into with Computershare Trust Company, Inc., Golden, Colorado, as the warrant trustee, on or prior to the date of the issuance of the Units. Each whole Class A Warrant we will issue in this offering as part of our units may be
exercised at any time until 5:00 p.m. (New York time) on          . Each whole
warrant entitles the holder to purchase one share of common stock at an exercise
price of $         per share. The Class A Warrants are non-transferable. This exercise price will be adjusted upon the occurrence of certain events, described below. A warrantholder will not be deemed a shareholder of our underlying common stock until the warrant is exercised.

     Warrantholders may exercise their warrants only if the common shares underlying their warrants are covered by an effective registration statement or an exemption from registration is available under the Securities Act; provided that the common shares issuable upon their exercise are qualified for sale under the securities laws of the state in which the warrantholder resides. We intend to have a registration statement effective when the warrants are exercised. Investors should be aware, however, that we cannot provide absolute assurances that state exemptions will be available to us or that we will have an effective registration statement in place at the time warrantholders intend to exercise their warrants.

     To exercise a warrant, a warrantholder must deliver to our transfer agent the warrant certificate on or before the warrant expiration date with the form on the reverse side of the warrant certificate fully executed and completed as instructed on the certificate, accompanied by payment of the full exercise price for the number of warrants being exercised. We will not issue any fractional shares of common stock upon exercise of the warrants.

     The warrant indenture provides for adjustment in the number of shares of common stock issuable upon the exercise of the Class A Warrants and/or the exercise price per share in the event of: (i) the subdivision or consolidation of our shares of common stock or issuance of a stock dividend on our shares or other distribution of shares or securities convertible into shares (other than a "dividend paid in the ordinary course", as defined in the warrant indenture);
(ii) the issuance of rights, options or warrants to purchase shares or securities convertible into shares to holders of shares of common stock at less than 95% of the "current market price" (as defined in the warrant indenture) of the shares of common stock; and (iii) the distribution to all or substantially all the holders of shares of common stock or any other class or of rights, options or warrants (other than those referred to in (ii), above) to acquire shares of common stock or securities convertible into shares of common stock or property or other assets of the corporation or of evidences of indebtedness or of assets. The warrant indenture also provides for adjustment in the class and/or number of securities issuable upon the exercise of the Class A Warrants and/or exercise price per security in the event of: (i) any reclassification of our common stock; (ii) an amalgamation, merger, consolidation or other business combination of the corporation with another entity; or (iii) the transfer of all or substantially all of our assets.

     No adjustment in the exercise price or the number of shares of common stock purchasable upon the exercise of the Class A Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1%. Holders of Class A Warrants do not have any voting or pre-emptive rights or any other rights which a holder of common stock has, and a warrant holder will not be deemed a shareholder of our underlying common stock until the warrant is exercised. The rights of the holders of Class A Warrants are subject to modification by "extraordinary resolution", which is defined in the warrant indenture as a resolution either passed at a meeting of the holders of Class A Warrants by holders of not less than 66% of the Class A Warrants represented at the meeting or adopted by instruments in writing signed by the holders of not less than 66% of all Class A Warrants then outstanding.

OTHER WARRANTS

     As at August 17, 2005, we had 6,423,185 share purchase warrants issued and outstanding. Each whole warrant entitles the holder to purchase one share of common stock at an exercise price of $0.90 per share. The warrants were exercisable for a period of two years from the date of issuance and expire as follows:

     1,094,289 warrants were issued on January 26, 2005;

     2,313,692 warrants were issued on March 31, 2005;

     650,000 warrants were issued on April 1, 2005;

     2,110,577 warrants were issued on April 25, 2005; and

     254,627 warrants were issued on June 22, 2005.

     In addition, we issued a total of 271,008 broker compensation warrants exercisable at a price of $0.65 per share, of which 141,008 expire on January 26, 2008 and 130,000 expire on April 1, 2007.

     The exercise price of the warrants will be adjusted if we declare any stock dividends to our stockholders or if we effect a stock split or share combination in connection with our common stock. If we effect a stock split or stock combination involving our common stock, the warrant exercise price in effect immediately prior to the stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment to the warrant exercise price will also result in an adjustment to the number of our common shares underlying a warrant or, if we elect, an adjustment of the number of warrants outstanding.

INVESTOR RIGHTS AGREEMENT

     Our shareholders are subject to an Investor Rights Agreement dated as of May 1, 2003, as amended. The following describes the material terms of our Investor Rights Agreement:

     - our shareholders are entitled to preemptive rights to purchase their pro rata share if we allot, issue, sell or resell shares of common stock at a price lower than the shareholder paid for its shares, except for certain issuances including issuance under incentive stock option plans, stock dividends and shares issued in a qualified initial public offering;

     - our shareholders agreed not to sell, transfer, assign or dispose of shares of common stock unless the shares are offered first to us and then to other shareholders, on a pro rata basis, prior to offering their shares to third parties; provided that a shareholder may transfer shares to certain family members;

     - Allen Gordon and Albert Matter, our founders, agreed to offer their shares first to us then to the other shareholders on a pro rata basis; provided that a shareholder may transfer shares to certain family members;

     - our shareholders agreed to take actions as may be required to elect up to six directors and to elect directors designated by our founders, provided that at least two members shall not be members of our senior management and at all times 25% of our board shall be outside directors;

     - our shareholders have agreed to enter into lock up arrangements for the period(s) specified by the agent or underwriter following the effective date of a registration statement in connection with a qualified initial public offering;

     - we shall maintain an audit committee, compensation committee and corporate compliance committee; and

     - we shall deliver certain reports to our shareholders, including audited financial statements.

     The Investor Rights Agreement will terminate upon our completion of a qualified initial public offering or if more than 75% of the shares subject to the agreement agree in writing to terminate the agreement. A qualified initial public offering is defined as either an underwritten public offering resulting in gross proceeds of more than $5,000,000 or obtaining a listing for our shares on the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or the National Association of Security Dealers Automated Quotation bulletin board.

     This offering will qualify as a qualified initial public offering under the terms of the Investor Rights Agreement and the agreement will terminate upon the closing of this offering. Each of our current shareholders is expected to enter into a lock up agreement in connection with the offering.

NEVADA LAWS

     The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

     - 20 to 33 1/3%;

     - 33 1/3 to 50%; or

     - more than 50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which;

     - has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

     - does business in Nevada directly or through an affiliated corporation.

     At this time, we do not have 100 stockholders of record resident in Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

     - an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

     - an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

     - representing 10 percent or more of the earning power or net income of the corporation.

     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

     - the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

     - the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

     - if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors and Uncertainties" and elsewhere in this prospectus.

     This Management's Discussion and Analysis provides an analysis of our business and compares our financial results for the year ended March 31, 2005 with the period from our incorporation (April 24, 2003) to March 31, 2004 and the three month period ended June 30, 2005. You should read this information together with our consolidated financial statements and the notes to our consolidated financial statements, which appear elsewhere in this prospectus. References to any year are to a financial year, thus a reference to "in year 2005", or similar, means the year ended March 31, 2005, unless specifically noted otherwise.

     This section contains forward-looking statements that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. Our actual activities and results could differ materially from those anticipated in these forward-looking statements as a result of factors described under "Risks Factors and Uncertainties" and elsewhere in this prospectus.

OVERVIEW AND PLAN OF OPERATIONS

     Gryphon Gold Corporation was incorporated in Nevada on April 24, 2003 and has corporate offices in Vancouver, British Columbia, and Lakewood, Colorado. Our objective is to establish a producing gold company through the development and extraction of gold deposits, beginning with the Borealis Property. Currently our sole asset is a 100% interest in the Borealis Property, located in Mineral County, Nevada. We have not determined if the mineral resources from the Borealis Property can be economically exploited.

     In July 2003 we initially acquired from Golden Phoenix Minerals, Inc. an option to earn a 70% joint venture interest in the Borealis Property by incurring qualified development expenditures. On January 28, 2005 we acquired the remaining interest held by Golden Phoenix in the Borealis Property for $1,400,000. Our subsidiary, Borealis Mining, paid to Golden Phoenix $400,000 upon closing of the purchase on January 28, 2005, with four additional quarterly payments of $250,000 due to Golden Phoenix. As of August 17, 2005, Borealis completed the first two payments and the final two payments of $250,000 are due October 25, 2005 and January 27, 2006, respectively. We guaranteed these payment obligations to Golden Phoenix and deposited as security fifteen percent (15%) of the issued shares of our subsidiary, Borealis Mining Company, into escrow. As each quarterly payment of $250,000 is made, a pro rata portion of the escrowed shares shall be released to us.

     A portion of the Borealis Property is subject to the mining lease. We are required to make monthly lease payments of $8,614, adjusted annually based on change in the Consumer Price Index. In addition, the production of precious metals from the Borealis Property will be subject to the payment of the royalty under the terms of the mining lease. We have also entered into office lease arrangements for offices in Vancouver, British Columbia, Lakewood, Colorado and Hawthorne, Nevada. The terms of the mining lease and royalty are described under "Borealis Property".

     In May 2005 we initiated a new drilling program, expected to continue through the summer of 2005. Approximately 140 holes (30,000 feet of RC drilling) are planned in the area of existing mineralization in order to allow us to complete a feasibility study with the aim of identifying gold reserves and, if economically feasible, building a mine.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The preparation of our consolidated financial statements is in accordance with accounting principles generally accepted in the United States. We do not reconcile our consolidated financial statement to Canadian generally accepted accounting principles. The following are critical accounting policies and estimates which we believe are important to understanding our financial results.

  USE OF ESTIMATES

     The preparation of financial statements requires us to make estimates and assumptions which affect the reported amounts of assets and liabilities and the date of the financial statements and the revenues and expenses for the period reported. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant. Actual results will likely differ from these estimates.

  EXPLORATION AND DEVELOPMENT OF MINERAL PROPERTY INTERESTS

     We expense exploration costs as they are incurred. Development costs are expensed until we have established that a mineral deposit is commercially mineable and production decision has been made by management to develop a mine, at which point we will capitalize the costs to develop the mine on the property until mining operations commence. We capitalize the cost of acquiring mineral property interests (including claims establishment and maintenance) until we have determined the viability of the property. We expense capitalized acquisition costs if we determine that the property has no future economic value. We will also write down capitalized amounts if estimated future cash flows, including potential sales proceeds, related to the mineral property are estimated to be less than the carrying value of the property.

  STOCK-BASED COMPENSATION

     As permitted by the Statement of Financial Accounting Standards we have elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations for our employee stock-based compensation. Based on these standards, no compensation expense is recognized at the time of any option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of the grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant.

  ASSET RETIREMENT OBLIGATIONS

     We record the fair value of an asset retirement obligation as a liability in the period in which it incurs as a legal obligation associated with the retirement of tangible long-lived assets that results from the acquisition, construction, development or normal use of the assets with a corresponding increase in the carrying amount of the related long-lived asset. This liability is subsequently expensed over its expected life. Currently, we have no asset retirement obligations.

  TAX VALUATION ALLOWANCE

     We have recorded a valuation allowance that fully reserves for our deferred tax assets because at this time we cannot establish that we will be able to utilize the tax loss carryforwards in the future. If in the future we determine that we will be able to use all or a portion of our deferred tax assets in the future, based on our projections of future taxable income, we will reduce the valuation allowance, thereby increasing income in that period.

  FOREIGN CURRENCY TRANSLATION

     The United States dollar is our functional currency. Transactions involving foreign currencies for items included in operations are translated into U.S. dollars using average exchange rates; monetary assets and liabilities are translated at the exchange rate prevailing at the balance sheet date and all other balance sheet items are translated at the historical rates applicable to the transactions that comprise those amounts. Translation gains and losses are included in our determination of net income.

  RECENT ACCOUNTING PRONOUNCEMENTS

     The United States Securities and Exchange Commission recently announced that it would provide for a phased-in implementation process for FASB Statement No. 123(R), Share-Based Payment ("SFAS 123(R)"). Registrants must adopt SFAS 123(R)'s fair value method of accounting for share-based payments to employees no later than the beginning of the first interim or annual period beginning after December 15, 2005. We plan to adopt SFAS 123(R) effective January 1, 2006.

     The Financial Accounting Standards Board ratified the consensus of the Emerging Issues Task Force that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. This consensus is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. We plan to adopt the consensus effective April 1, 2006.

RESULTS OF OPERATIONS

  YEAR ENDED MARCH 31, 2005 COMPARED TO PERIOD FROM INCORPORATION TO MARCH 31, 2004

     We are in an exploration stage and currently have no producing mineral properties and thus we had no revenues during all relevant reporting periods.

     For the year ended March 31, 2005 we had a net loss of $2.3 million, or $0.15 per share, compared to a net loss of $1.0 million in the period from incorporation on April 23, 2003 to March 31, 2004. Expenditure levels increased in all categories as activities gradually increased from the initial start-up from incorporation and acquisition of an earn-in option on the Borealis Property in 2004. This included activities on the Borealis Property (exploration and permitting) and corporate activities, all of which were performed by our officers and by contract consultants. During fiscal year 2004 and until December 2004, management and consulting services of four of our senior officers (Messrs. Matter, Gordon, Ker and Sitar) were provided pursuant to consulting contracts. Starting on January 1, 2005 these senior officers entered into employment relationships with Gryphon Gold and are compensated by way of salaries, bonuses and stock options.

     Exploration and development expenses reached $1,009,000 in 2005, up from $442,000 in the prior period reflecting the fact that we entered into the Option and Joint Venture Agreement part way through the 2004 fiscal year. As a result, many costs incurred in 2004 related to due diligence activities and early evaluation of the Borealis Property. In addition, the 2004 fiscal year was only 11 months. During 2005, activities related to the Borealis Property continued to increase in scope. Efforts were directed to the preparation of the Plan of Operations, which was submitted to the U.S. Forest Service in August 2004, and improving our geologic understanding of the Borealis Property. This involved spending in the following categories: drilling $129,000, engineering $119,000, project management $198,000 and property maintenance $461,000, all up significantly from the partial prior period.

     Legal and audit costs increased from $105,000 to $217,000 in 2005 reflecting the costs related to the negotiation of our purchase of 100% interest in the Borealis property and increased level of financing activity during the year.

     Management salaries, bonuses and consulting fees were $876,000 in 2005, up from $329,000 due to increased use of consultants and addition of two officers (Messrs. Ker and Sitar) as business activity increased significantly in 2005.

  THREE MONTH PERIOD ENDED JUNE 30, 2005

     We are in the exploration stage and currently have no producing mineral properties and thus we had no revenues during the reporting periods.

     For the three month period ended June 30, 2005 we had a net loss of $817,918 or $0.03 per share. We had expenses of $855,807 during the quarter ended June 30, 2005. Our largest expense related to exploration and development costs of $340,072 related to our Borealis Property, which was 39.7% of our total expenses. Exploration and development expenses are anticipated to increase significantly as we increase activities on the

Borealis Property. Management salaries and consulting fees paid to our executive officers were a primary expense, amounting to $196,301 during the quarter ended June 30, 2005 and constituting 22.9% of our total expenditures during the quarter. Salaries and consulting fees are expected to increase in future periods as we anticipate that we will be required to hire additional personnel if we commence development of the Borealis Property. Expenses related to legal and audit fees of $169,859 were significantly higher than prior periods as we undertook efforts to improve our corporate governance and explored financing alternatives, and are expected to increase in future periods as a result of anticipated reporting obligations as a public company in the United States and Canada. Other expenses during the quarter ended June 30, 2005 included travel and accommodation expenses of $53,986, general and administrative expenses of $79,091 and a foreign exchange loss of $14,763. General and administrative expenses will increase with the opening of our office in Lakewood, Colorado in August, 2005. We had interest income of $37,889.

OUTLOOK

     Our plan for the 2006 fiscal year (ending March 31, 2006) is to work towards designing and building an open pit heap-leach mine. The following activities are planned for fiscal 2006:

     - Continuation of the permitting process, with the aim of obtaining substantial permits for mine development expected in early 2006. We will also work on obtaining minor permits which will continue right up to the mine start-up.

     - Completion of a drilling program and a feasibility study designed to classify current resources into ore reserves and to develop an economic mine plan.

     - In preparation for mine start-up we will be initiating additional engineering work, securing long lead-time material and equipment and securing key mine personnel.

     We have also initiated an exploration program primarily focused on the mineralized Graben area. This is a longer-term project which will depend primarily on the availability of funds and personnel.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal source of liquidity is cash which was raised by way of sale from treasury of common shares and warrants (on a private placement basis). The majority of our cash balance is deposited in an interest-bearing bank account. At March 31, 2005 we had a cash balance of $3.1 million and working capital of $1.7 million (March 31, 2004 -- $1.1 million). During the quarter ended June 30, 2005, we issued 6,030,408 units at $0.65 per unit to raise an additional $3.9 million of cash.

     We had current liabilities at March 31, 2005 consisting of $453,193 in accounts payable and accrued liabilities plus a mineral property obligation of $1 million owed to Golden Phoenix related to our purchase of the Borealis Property. The Golden Phoenix obligation is repayable in four equal quarterly installments of $250,000, two of which have been paid as of August 17, 2005, and two final payments which are due on October 28, 2005 and January 27, 2006, respectively.

     As of June 30, 2005, we had working capital of $4,743,631, and we had current assets consisting of $5,859,298 in cash and $28,396 in prepaid expenses. We had $1,147,371 in current liabilities at June 30, 2005, consisting of $397,371 in accounts payable and accrued liabilities and $750,000 in obligations to Golden Phoenix. We believe we have sufficient working capital to fund completion of our drilling program, permitting and feasibility study, costs related to lease and claim maintenance fees, our payment obligations to Golden Phoenix and general and administrative expenses for approximately 12 months (without giving effect to the offering).

     We will need substantial additional funds to allow us to develop the mine, secure a reclamation bond and to fund future property exploration activities. In order to initiate the mine development on the Borealis Property we will require a minimum additional $10 million of financing. Failure to obtain sufficient financing may result in delaying or indefinite postponement of exploration, development or production on the property.

We cannot be certain that additional capital or other types of financing will be available if and when needed or that, if available, the terms of such financing will be favorable to us.

     Our only long term commitments at present are our obligations under the Mining Lease, the Office Leases and under the employment contracts described above. We expect our long term commitments to increase significantly if, as and when, we commit to the building of the mine on the Borealis site.

OFF-BALANCE SHEET ARRANGEMENTS

     We have no off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

     Our contractual obligations as of August 17, 2005, were as follows:

                                                     PAYMENTS DUE BY PERIOD
                                   ----------------------------------------------------------
                                              LESS THAN                             MORE THAN
                                    TOTAL      1 YEAR      2-3 YEARS    4-5 YEARS    5 YEARS
                                   --------   ---------   -----------   ---------   ---------
                                                          (UNAUDITED)
Long-term Debt...................       Nil
Mineral property acquisition
  obligations....................  $500,000   $500,000            --          --           --
Operating Leases.................  $281,000   $ 67,600      $137,200     $76,200           --
                                   --------   --------      --------     -------    ---------
Total............................  $781,000   $567,000      $137,200     $76,200

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Our major market risk exposure is potential fluctuation in the price of gold. Historically, gold prices have been volatile, and that volatility is expected to continue. We are engaged in exploring gold properties and related activities. As a result, changes in the price of gold could significantly affect our stock price. We do not have any debt that would expose us to market risks related to changes in interest rates.

                            DESCRIPTION OF PROPERTY

     We lease our principal corporate and executive office at 390 Union Blvd., Suite 360, Lakewood, CO 80228. We also lease an administrative and finance office at Suite 810, 1130 West Pender Street, Vancouver, BC V6E 4A4. We do not currently maintain any investments in real estate, real estate mortgages or securities of persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

     We describe our mineral properties under the heading "Description and Development of Business" in this prospectus.

                          TRANSFER AGENT AND REGISTRAR

     The registrar and transfer agent for our shares of common stock will be Computershare Trust Company, Inc. at its offices in Toronto, Canada.

     The registrar and transfer agent for our Class A Warrants will be Computershare Trust Company, Inc. at its offices in Golden, Colorado.

                                     LEGAL

     The validity of the securities offered hereby will be passed upon for Gryphon Gold Corporation by Snell and Wilmer LLP.

                UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO
                           NON-UNITED STATES HOLDERS

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material U.S. federal income tax consequences to a Non-U.S. Holder (as defined below) arising from and relating to the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock.

     This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a Non-U.S. Holder as a result of the exercise of Class A Warrants or the acquisition, ownership, and disposition of common stock. In addition, this summary does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences of the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Non-U.S. Holder. Each Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock.

SCOPE OF THIS DISCLOSURE

  AUTHORITIES

     This summary is based on the Internal Revenue Code of 1986, as amended, referred to in this section as the "Code", Treasury Regulations (whether final, temporary, or proposed), published rulings of the Internal Revenue Service
(IRS), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this registration statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

  NON-U.S. HOLDERS

     For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of Class A Warrants or common stock, as the case may be, that, for U.S. federal income tax purposes, is other than (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

  NON-U.S. HOLDERS SUBJECT TO SPECIAL U.S. FEDERAL INCOME TAX RULES NOT
  ADDRESSED

     This summary does not address the U.S. federal income tax consequences of the exercise of Class A Warrants or the acquisition, ownership, and disposition of common stock to Non-U.S. Holders that are subject to special provisions under the Code, including the following Non-U.S. Holders: (a) a Non-U.S. Holder that is a tax-exempt organization or governmental entity; (b) a Non-U.S. Holder that is a financial institution or insurance company; (c) a Non-U.S. Holder that is a dealer in securities or currencies or a Non-U.S. Holder that is a trader in securities that elects to apply a mark-to-market accounting method; (d) a Non-U.S. Holder that is liable for the alternative minimum tax under the Code;
(e) a Non-U.S. Holder that owns common stock or Class A Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) a Non-U.S. Holder that acquired common stock or

Class A Warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (g) a Non-U.S. Holder that is a "controlled foreign corporation" under Section 957 of the Code; (h) a Non-U.S. Holder that is a "passive foreign investment company" under Section 1297 of the Code; (i) a Non-U.S. Holder that is a former citizen or long-term resident of the U.S. subject to Section 877 of the Code; or (j) a Non-U.S. Holder that holds common stock or Class A Warrants other than as a capital asset within the meaning of Section 1221 of the Code. Non-U.S. Holders that are subject to special provisions under the Code, including Non-U.S. Holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock.

     If an entity that is classified as partnership (or "pass-through" entity) for U.S. federal income tax purposes holds Class A Warrants or common stock, the U.S. federal income tax consequences to such partnership (or "pass-through" entity) and the partners of such partnership (or owners of such "pass-through" entity) generally will depend on the activities of the partnership (or "pass-through" entity) and the status of such partners (or owners). Partners of entities that are classified as partnerships (or owners of "pass-through" entities) for U.S. federal income tax purposes should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock.

  TAX CONSEQUENCES OTHER THAN U.S. FEDERAL INCOME TAX CONSEQUENCES NOT ADDRESSED

     This summary does not address the U.S. state and local, U.S. federal estate and gift, or foreign tax consequences to Non-U.S. Holders of the exercise of Class A Warrants or the acquisition, ownership, and disposition of common stock. Each Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. state and local, U.S. federal estate and gift, and foreign tax consequences of the exercise of Class A Warrants and the acquisition, ownership, and disposition of common stock.

ALLOCATION OF PURCHASE PRICE WITH RESPECT TO UNITS

     For U.S. federal income tax purposes, the acquisition of a Unit by a Non-U.S. Holder should be treated as the acquisition of an "investment unit" consisting of two components: one share of common stock and one-half of a Class A Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values on the date that the Unit is purchased by the Non-U.S. Holder. This allocation of the purchase price for each Unit will establish a Non-U.S. Holder's initial tax basis in the share of common stock and the one-half of a Class A Warrant that comprise each Unit for U.S. federal income tax purposes.

     For this purpose, we will allocate $         of the purchase price for each
Unit to the share of common stock and $         of the purchase price for each
Unit to the one-half of a Class A Warrant. The IRS will not be bound by our allocation of the purchase price for each Unit between the share of common stock and the one-half of a Class A Warrant, and accordingly, the IRS may allocate the purchase price for each Unit between the share of common stock and the one-half of a Class A Warrant in a manner that is different than the allocation set forth above. Each Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the allocation of the purchase price for each Unit between the share of common stock and the one-half of a Class A Warrant.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF CLASS A WARRANTS

     A Non-U.S. Holder should not recognize gain or loss on the exercise of a Class A Warrant and related receipt of common stock. A Non-U.S. Holder's initial tax basis in the common stock received on the exercise of a Class A Warrant generally should be equal to the sum of (a) such Non-U.S. Holder's tax basis in such Class A Warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such Class A Warrant. A Non-U.S. Holder's holding period for the common stock received on the exercise of a Class A Warrant generally should begin on the day after the date that such Class A Warrant is exercised by such Non-U.S. Holder.

     Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on exercise of the Class A Warrants, or an adjustment to the exercise price of the Class A Warrants, may be treated as a constructive distribution by us to a Non-U.S. Holder of the Class A Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). (See more detailed discussion of the rules applicable to distributions made by us at "Distributions on Common Stock" below).

     Upon the lapse or expiration of a Class A Warrant, a Non-U.S. Holder should recognize a loss in an amount equal to such Non-U.S. Holder's tax basis in the Class A Warrant. Any such loss generally should be a capital loss (provided that the common stock to be issued on the exercise of such Class A Warrant would have been a capital asset if acquired by the Non-U.S. Holder). Any such capital loss will be short-term capital loss or long-term capital loss, depending on whether the Class A Warrants are held for more than one year. Deductions for capital losses and net capital losses are subject to complex limitations under the Code.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON STOCK

  DISTRIBUTIONS ON COMMON STOCK

     A distribution by us, including a constructive distribution, with respect to the common stock will be treated as a dividend to the extent of our current or accumulated "earnings and profits." To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated (a) first, as a tax-free return of capital to the extent of a Non-U.S. Holder's tax basis in the common stock and, (b) thereafter, as gain from the sale or exchange of such common stock. (See more detailed discussion at "Disposition of common stock" below).

     Except as discussed below, a dividend paid by us to a Non-U.S. Holder should be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an income tax treaty) on the gross amount of such dividend. We generally will be required to withhold this U.S. federal income tax upon the payment of a dividend to a Non-U.S. Holder. In order to obtain a reduced U.S. federal income tax rate under an income tax treaty, a Non-U.S. Holder generally must complete and file a Form W-8BEN. Each Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the procedure for claiming a reduced U.S. federal income tax rate under an income tax treaty.

     A dividend paid by us to a Non-U.S. Holder that is effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the U.S. of such Non-U.S. Holder) should be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, such a dividend may also be subject to a 30% U.S. branch profits tax (or reduced U.S. branch profits tax rate under an income tax treaty) if the recipient Non-U.S. Holder is a corporation. Such a dividend generally should not be subject to the U.S. federal withholding tax described above if a Non-U.S. Holder completes and files a Form W-8ECI. For taxable years beginning before January 1, 2009, such a dividend generally should be taxed at the preferential tax rates applicable to long-term capital gains if
(a) the Non-U.S. Holder receiving such dividend is an individual, estate, or trust, and (b) such dividend is paid on common stock that has been held by such Non-U.S. Holder for at least 61 days during the 121-day period beginning 60 days before the "ex-dividend date."

  DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of common stock in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such Non- U.S. Holder's tax basis in the common stock sold or otherwise disposed of. Gain, if any, recognized by a Non-U.S. Holder on the sale or other taxable disposition of common stock should not be subject to U.S. federal income tax, except as follows:

     - Gain recognized by a Non-U.S. Holder that is effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder (or, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the U.S. of such Non-U.S. Holder) should be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. Preferential tax rates generally should apply to long-term capital gains of a Non-U.S. Holder that is an individual, estate, or trust. Deductions for capital losses and net capital losses are subject to complex limitations under the Code. There are currently no preferential tax rates for long-term capital gains of a Non-U.S. Holder that is a corporation. In addition, such gain may also be subject to a 30% U.S. branch profits tax (or reduced U.S. branch profits tax rate under an income tax treaty) if the Non-U.S. Holder is a corporation.

     - Gain recognized by a Non-U.S. Holder who is an individual and who is present in the U.S. for 183 days or more during the taxable year of the sale or other taxable disposition of the common stock (and who satisfies certain other conditions) should be subject U.S. federal income tax at a rate of 30%, which gain generally may be offset by U.S. source capital losses.

     - Gain recognized by a Non-U.S. Holder should, except as discussed below, be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates if we qualify as a "United States real property holding corporation" under Section 897(c) of the Code (a "USRPHC") at any time during the 5-year period ending on the date of the sale or other taxable disposition of the common stock (or the Non-U.S. Holder's holding period for the common stock, if shorter). Preferential tax rates generally should apply to long-term capital gains of a Non-U.S. Holder that is an individual, estate, or trust. Deductions for capital losses and net capital losses are subject to complex limitations under the Code. There are currently no preferential tax rates for long-term capital gains of a Non-U.S. Holder that is a corporation. In addition, such gain may also be subject to a 30% U.S. branch profits tax (or reduced U.S. branch profits tax rate under an income tax treaty) if the Non-U.S. Holder is a corporation. Under an exception to these rules, if the common stock is "regularly traded on an established securities market," the common stock should be treated as stock of a USRPHC only with respect to a Non-U.S. Holder that held (directly or under certain constructive ownership rules) more than 5% of the common stock during the 5-year period ending on the date of the sale or other taxable disposition of the common stock (or the Non-U.S. Holder's holding period for the common stock, if shorter). We generally will be a USRPHC if the fair market value of our "United States real property interests" as defined in
       Section 897(c) of the Code ("USRPIs") equals or exceeds 50% of the aggregate fair market value of (a) our USRPIs, (b) our interests in foreign real property, and (c) our other assets that are used or held for use in a trade or business. We believe that we currently are a USRPHC and that there is a substantial likelihood that we will continue to be USRPHC. There can be no assurances, however, that the common stock will be "regularly traded on an established securities market." Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding our potential qualification as a USRPHC and whether the common stock is "regularly traded on an established securities market."

  INFORMATION REPORTING; BACKUP WITHHOLDING TAX

     We generally will be required to report certain information to the IRS upon the payment of a dividend to a Non-U.S. Holder (regardless of whether any withholding of tax was required by us). Copies of these information returns also may be made available under the provisions of a specific income tax treaty in which the Non-U.S. Holder is a resident. Dividends paid by us to a Non-U.S. Holder generally will be subject to U.S. backup withholding tax at the rate of 28%, unless a Non-U.S. Holder certifies its non-U.S. status (generally on Form W-8BEN) or otherwise establishes an exemption.

     The payment of proceeds from the sale or other taxable disposition of common stock effected by or through a U.S. office of a broker (whether U.S. or foreign) generally will be subject to information reporting to the IRS and U.S. backup withholding tax at the rate of 28%, unless a Non-U.S. Holder certifies its non-U.S. status (generally on Form W-8BEN) or otherwise establishes an exemption. The payment of proceeds from the sale or other taxable disposition of common stock effected by or through a foreign office of a foreign broker generally will not be subject to information reporting to the IRS or U.S. backup withholding tax. The payment of proceeds from the sale or other taxable disposition of common stock effected by or through a foreign office of broker generally will be subject to information reporting to the IRS (but not U.S. backup withholding tax) if such broker is (a) a U.S. person, (b) a foreign person that derived 50% or more of its gross income for certain periods from the conduct of a trade or business within the U.S., (c) a "controlled foreign corporation" under Section 957 of the Code, or (d) a foreign partnership at least 50% of the capital or profits interest in which is owned by U.S. persons or that is engaged in a trade or business within the U.S., unless such broker has documentary evidence of a Non-U.S. Holder's non-U.S. status or the Non-U.S. Holder otherwise establishes an exemption.

     Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such Non-U.S. Holder furnishes required information to the IRS. Each Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and U.S. backup withholding tax rules.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering we will have          shares of common
stock issued and outstanding, assuming we raise $15,000,000 at an offering price
of $         per unit, based on 27,722,370 shares of common stock outstanding as of August 17, 2005. All of the shares of common stock sold in this offering will be freely transferable without restriction or further registration or qualification, except that shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock or make it difficult for us to raise additional equity capital in the future.

LOCK-UP AGREEMENTS

     All of our shareholders are subject to an Investor Rights Agreement dated March 3, 2003, as amended. Under the terms of the Investor Rights Agreement, each shareholder has agreed that it would enter into a lock up arrangement imposed by the agent in connection with a qualified initial public offering of our common stock. This offering is expected to satisfy the requirements of a qualified initial public offering, and each shareholder and we are expected to comply with the lock up arrangements imposed by the agents in connection with this offering. See "Description of Securities -- Investor Rights Agreement."

     We anticipate that all of the shares of our common stock currently outstanding will be subject to lock-up agreements. Under the terms of the proposed lock up agreements, our shareholders are expected to agree not to, without the prior consent of the lead agent, directly or indirectly, offer, sell or otherwise dispose of any common stock except as follows:

     - during the first twelve months following the termination of the offering, the greater of 5,000 shares or up to 20% of the number of shares of common stock held by a shareholder may be sold during each quarter;

     - during the period beginning after the first twelve months and ending eighteen months following the termination of the offering, the greater of 5,000 shares or up to 20% of the number of shares of common stock held by a shareholder may be sold during each quarter plus shares of common stock not previously sold during the prior quarter during the six month period; and

     - the lock up provisions terminate 18 months after the termination of the offering.

     Under the terms of the proposed lock up agreements, officers, directors and insiders of Gryphon Gold are expected to agree not to, directly or indirectly, offer, sell or otherwise dispose of any common stock except as follows:

     - during the period beginning six months after the termination of the offering, the greater of 5,000 shares or up to 20% of the number of shares of common stock held by an officer, director or insider may be sold during each quarter; and

     - the lock up provisions terminate 18 months after the termination of the offering.

     All shareholders will be required to enter into lock up agreements as a condition to closing of the offering.

     With the exception of the agency agreement, there are no present agreements between the agents and us or any of our executive officers or directors releasing them or us from these lock-up agreements. The lead agent may give this consent at any time without public notice.

     In addition, all of our executive officers and directors are subject to the escrow provisions under applicable Canadian securities regulatory policy. See "Escrowed Securities" described below.

RULE 144

     Rule 144 provides a safe harbor from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who owns shares that were acquired from us or one of our affiliates at least one year prior to the proposed sale will be entitled to sell, in any three-month period, a number of shares that does not exceed the greater of (a) 1% of the then-outstanding shares of our common stock, which will
equal approximately          shares after the offering or (b) the average weekly
trading volume in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of such sale is filed. Sales under Rule 144 are also subject to certain requirements concerning availability of public information, manner of sale, and notice of sale. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to publicly sell shares of our common stock that are not restricted securities. Our common stock will be eligible to be sold pursuant to Rule 144, subject to the volume restrictions and lock-up restrictions described above, beginning 90 days after the date of this prospectus.

RULE 144(K)

     Under Rule 144(k), a stockholder who is not one of our affiliates and has not been our affiliate for at least three months prior to the sale and who has beneficially owned restricted shares of our common stock for at least two years may resell the shares without limitation. In meeting the one and two year holding periods described above, a holder of restricted shares of our common stock can include the holding periods of a prior owner who was not our affiliate. The one and two year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares of our common stock from us or one of our affiliates. Based on the shares outstanding as of the date of this prospectus, an aggregate of approximately 1,585,000 shares of our common stock will be eligible to be sold pursuant to Rule 144(k) after the date of this prospectus. However, all such shares are subject to the Lock-up Agreement described above and will only become eligible for sale upon the expiration or termination of such agreements.

RULE 701

     In general, under Rule 701 of the Securities Act as currently in effect, each of our directors, officers, employees, consultants or advisors who purchased shares from us before the date of this prospectus in connection with a compensatory stock plan or other written compensatory agreement plan or other written compensatory agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with restrictions, including the holding period, contained in Rule 144.

STOCK PLANS

     On March 29, 2005, our board of directors adopted our 2004 Stock Option Plan, and the plan was approved by our shareholders on May 13, 2005. We reserved 3,000,000 shares of common stock for issuance to our employees, officers, directors, consultants and advisors under the plan. As of August 17, 2005, we had granted options exercisable to acquire 2,300,000 shares of common stock under the plan.

ESCROWED SECURITIES

     Following completion of our initial public offering, applicable Canadian securities regulatory policy requires that our promoters, officers, directors and 20% shareholders place their stock in us into escrow with ComputerShare Trust Company, Inc., our transfer agent. As of the closing of our initial public offering, the following securities will be placed into escrow.

                                                         NUMBER OF SECURITIES   PERCENTAGE OF
DESIGNATION OF CLASS                                        HELD IN ESCROW          CLASS
--------------------                                     --------------------   -------------
Common Stock(1)........................................       10,702,500(2)         38.6%

---------------

(1) Includes warrants and stock options.

(2) The aggregate number of shares of common stock will be released from escrow as to 25% on the closing of our initial public offering, as to a further 25% six months after the closing of our initial public offering, as to the next 25% 12 months after the closing of our initial public offering, and as to the remaining escrowed securities, 18 months after the closing of our initial public offering.

                              PLAN OF DISTRIBUTION

     We intend to enter into an Agency agreement with Desjardins Securities Inc. to serve as lead agent of our offering on a commercially reasonable "best efforts" basis. This means that the agent has not committed to buy any of our units, but shall use commercially reasonable efforts to sell our units for us. The units will be offered in the United States and each of the provinces of Canada. The units will be offered in the United States through Desjardins Securities International Inc.

     No public trading market currently exists for our units, common stock or warrants.

     We have agreed to pay the agent an 8% sales commission on the units sold, plus expenses. In addition, we have agreed to issue the agent compensation options exercisable to acquire a number of shares of common stock equal to 10% of the number of units sold. The agent compensation options are exercisable to
acquire shares of common stock at $         per share until          . The
shares of common stock issuable upon exercise of the agent's compensation options are registered under this prospectus.

     The agent will use commercially reasonable efforts to sell units in the aggregate amount of $15,000,000 before our offering terminates. The offering will not be completed unless Units having an aggregate purchase price of a
minimum of $         are sold. If subscriptions for such minimum number of Units have not been received by the termination date, being the date which is 90 days following the date of the (final) prospectus, the offering may not continue without the consent of those who have subscribed for Units on or before such date. We may elect to hold more than one closing until we have sold all of units offered or until our offering terminates. We have also granted to the agent an over-allotment option, exercisable for up to 30 days following the closing of this offering, to purchase units equal to 15% of the number of units sold in this offering.

     Our units in this offering contain one common share and one-half of one non-transferable Class A Warrant. Each Class A Warrant entitles its holder to
purchase one share of our common stock at the exercise price of $         at any
time after the effective date of this prospectus until          . Our Class A
Warrants will only be exercisable if we have an effective registration statement covering the common shares underlying our warrants or an exemption from registration is otherwise available. We will use commercially reasonable efforts to keep an effective registration statement in effect during the term of the Class A Warrants.

     The obligations of the agent under the agency agreement may be terminated by the agent in its discretion on the basis of its assessment of the state of the financial markets and may also be terminated in certain stated circumstances and upon the occurrence of certain stated events.

     The agent, or registered sub-agents who assist the agent in the distribution of the units offered hereunder, conditionally offer the units, subject to prior sale, if, as and when issued by us and accepted by the agent in accordance with the conditions contained in the agency agreement and subject to the approval of certain legal matters, on behalf of counsel to both us and the agents. While the agent will solicit expressions of interest and arrange for subscriptions for units prior to closing, the agent will not accept proceeds prior to closing. Subscriptions for the common stock and warrants constituting the units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice.

     We have agreed not to issue or sell, or enter into an agreement to issue or sell, any shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock without the prior written consent of the agent, for a period of 120 days after the date of the closing of this offering, subject to certain exceptions.

COMMISSIONS AND EXPENSES

     The agent has advised us that it proposes to offer the units directly to the public at the public offering price presented on the cover page of this prospectus, and to selected dealers, who may include the agent, at the public
offering price less a selling concession not in excess of $         per unit.
The agent may allow, and the selected dealers may reallow, a concession not in
excess of $         per unit to brokers and dealers. After the offering, the
agents may change the offering price and other selling terms.

     The following table summarizes the agent's discounts and commissions that we will pay to the agent in connection with this offering. These amounts are shown assuming a maximum offering.

                                                                         MAXIMUM OFFERING
                                                            PER UNIT   NUMBER OF UNITS(1)(2)
                                                            --------   ---------------------
Total Offering Proceeds...................................  $               $15,000,000
Agent's Commission........................................  $               $ 1,200,000
Agent's Expenses(3).......................................  $               $
                                                            -------         -----------
Proceeds to Gryphon Gold Corporation......................  $               $

---------------

(1) At an offering price of $         per unit.

(2) Assumes no exercise by the agents of their option to purchase up to 15% of the number of units sold in the offering to cover over-allotments, if any.

(3) Estimated.

INDEMNIFICATION

     We have agreed to indemnify the agents against certain liabilities related to the offering, including liabilities under the Securities Act of 1933, as amended, and applicable Canadian securities laws and liabilities arising from breaches of the representations and warranties contained in the agency agreement, and to contribute to payments that the agents may be required to make for these liabilities.

OFFERING PRICE DETERMINATION

     Prior to this offering, there has been no public market for our common stock. The initial public offering price has been negotiated between the agent and us. In determining the initial public offering price of our units, the agent considered

     - prevailing market conditions;

     - estimates of our business potential and prospects;

     - an overall assessment of our management; and

     - the consideration of these factors in relation to market valuation of similarly situated companies.

STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

     The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934.

     Pursuant to rules of certain Canadian securities regulators, the agent may not, throughout the period of distribution, bid for or purchase shares of common stock. The foregoing restriction is subject to certain exceptions, on the conditions that the bid or purchase not be engaged for the purpose of creating actual or apparent active trading in, or raising the price of, our common stock. Such exceptions include a bid or purchase permitted under applicable by-laws and rules of the relevant self-regulatory authorities relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Under the first-mentioned exception, in connection with this offering and subject to the foregoing, the agent may over-allot or effect transactions that stabilize or maintain the market price of our common stock at levels above that which would otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     The agent and its affiliates have performed, and may continue to perform, various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

                                    EXPERTS

     The consolidated financial statements as of March 31, 2005 and 2004 and for the year ended March 31, 2005 and for the period from April 24, 2003 (inception) to March 31, 2004, included in this prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

     The estimates of our mineralized material have been included in this prospectus in reliance upon the "Technical Report on the Mineral Resources of the Borealis Gold Project" dated May 23, 2005, prepared by Mr. Alan C. Noble, P.E. of Ore Reserves Engineering in Lakewood, CO, a "Qualified Person", as defined in National Instrument 43-101.

     The information contained in the "Technical Report -- Preliminary Scoping Study of Project Development for the Borealis Gold Project, Nevada, USA" dated June 7, 2004 prepared by Qingping Deng of Behre Dolbear and Company, Inc. in Denver, CO, a "Qualified Person", as defined in National Instrument 43-101.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                      ON ACCOUNTING AND FINANCIAL MATTERS

     Our financial statements included in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm for the years ended March 31, 2005 and 2004 and for the year ended March 31, 2005 and for the period from April 24, 2003 (inception) to March 31, 2004, as stated in their report appearing elsewhere herein, and are included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

     Effective on or about June 20, 2005, we terminated the services of our former independent auditor, DeVisser Gray, Chartered Accountants of Vancouver, British Columbia.

     No adverse opinion or disclaimer of opinion was issued during the past two years by our former accountant, and no opinion of our former accountant was qualified or modified as to uncertainty, audit scope or accounting principles.

     The change in auditors was recommended by our Board of Directors.

     During the two most recent fiscal years and the interim period preceding such dismissal, we are not aware of any disagreements with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of our former accountant, would have caused it to make references to the subject matter of the disagreement(s) in connection with its report.

     We are not aware of any events (reportable under Item 304 (a)(1)(B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of our former accountant.

     We have engaged Ernst & Young LLP, Vancouver, as our new principal independent accountant effective on or about June 20, 2005, to audit our financial records. During the two most recent fiscal years and the interim period preceding the appointment of Ernst & Young, we have not consulted Ernst & Young regarding either:

     - The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that we considered an important factor in reaching a decision as to the accounting or financial reporting issue; or

     - Any matter that was either the subject of a disagreement or event (reportable under Regulation S-B, Item 304(a)(1)(iv)(B)).

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 (including exhibits, schedules and amendments) under the Securities Act with respect to the shares of units to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to include those terms of such documents that we believe are material. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You may read and copy all or any portion of the registration statement or any other information that Gryphon Gold Corporation files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings, including the registration statement, are also available to you on the SEC's website at www.sec.gov.

     As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and, in accordance with those requirements, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC website referred to above.

                          GLOSSARY OF TECHNICAL TERMS

     Definitions of Certain terms used under U.S. and Canadian reporting standards.

     We report our reserves to two separate standards to meet the requirements for reporting in both the United States and Canada. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 (referred to as "NI 43-101"). The definitions given in NI 43-101 are adopted from those given by the Canadian Institute of Mining Metallurgy and Petroleum. These reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody differing approaches and definitions.

     We estimate and report our resources and reserves according to the definitions set forth in SEC Industry Guide 7 and modify and reconcile them as appropriate to conform to NI 43-101 for reporting in Canada. The definitions for each reporting standard are presented below with supplementary explanation and descriptions of the parallels and differences.

SEC INDUSTRY GUIDE 7 DEFINITIONS

RESERVE.......................   The term "reserve" refers to that part of a
                                 mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study(1) done to bankable standards that demonstrates the economic extraction. ("Bankable standards" implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

PROVEN RESERVE................   The term "proven reserve" refers to reserves
                                 for which (a) quantity is computed from
                                 dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape depth and mineral content of reserves are well-established.

PROBABLE RESERVE..............   The term "probable reserve" refers to reserves
                                 for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

MINERALIZED MATERIAL(2).......   The term "mineralized material" refers to
                                 material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

NON-RESERVES..................   The term "non-reserves" refers to mineralized
                                 material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

EXPLORATION STAGE.............   An "exploration stage" prospect is one which is
                                 not in either the development or production stage.

DEVELOPMENT STAGE.............   A "development stage" project is one which is
                                 undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production.
                                 This stage occurs after completion of a
                                 feasibility study.

PRODUCTION STAGE..............   A "production stage" project is actively
                                 engaged in the process of extraction and
                                 beneficiation of mineral reserves to produce a
                                 marketable metal or mineral product.
---------------

(1) For Industry Guide 7 purposes this study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

(2) This category is substantially equivalent to the combined categories of measured, indicated and inferred mineral resources specified in NI 43-101.

NI 43-101 DEFINITIONS

MINERAL RESERVE...............   The term "mineral reserve" refers to the
                                 economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. The study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that might occur when the material is mined.

MINERAL RESOURCE..............   The term "mineral resource" refers to a
                                 concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.
                                 The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

MEASURED MINERAL RESOURCE.....   The term "measured mineral resource" refers to
                                 that part of a mineral resource for which quantity grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

INDICATED MINERAL RESOURCE....   The term "indicated mineral resource" refers to
                                 that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gath-ered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

INFERRED MINERAL RESOURCE.....   The term "inferred mineral resource" refers to
                                 that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

QUALIFIED PERSON..............   The term "qualified person" refers to an
                                 individual who is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development, production activities and project assessment, or any combination thereof, including experience relevant to the subject matter of the project or report and is a member in good standing of a self-regulating organization.

DEFINITIONS OF TECHNICAL TERMS

     Following are definitions of certain technical terms used in this prospectus.

          AU.  The chemical symbol for gold.

          AEROMAGNETIC. Detection of changes in the Earth's magnetic field with survey instruments mounted in an aircraft. Provides an interpretation of subsurface geology and indications of the presence of certain mineral assemblages which may indicate traces of hydrothermal activity.

          ALLUVIUM/ALLUVIAL. Unconsolidated, to loosely consolidated, gravel, silt, sand, clay, etc. deposited in valleys, usually by water.

          ANDESITE. Igneous (formed from molten material) rock that solidified at the Earth's surface and is principally composed of plagioclase feldspar, biotite, and hornblende.

          ANDESITE FLOW.  A lava flow composed of andesite.

          ANOMALY. Geophysical or geochemical measurements that are outside of the normal, or average, range of values.

          ARGILLIZATION. The conversion of minerals to clay by either hydrothermal alteration, or during the weathering process.

          ASSAY. To analyze the proportions of metals in an ore; to test an ore or mineral for composition, purity, weight, or other properties of commercial interest.

          ASSAY TON. A weight of 29.166+ g, used in assaying to represent proportionately the assay value of an ore. Because it bears the same ratio to 1 mg that a ton of 2,000 lb bears to the troy ounce, the weight in milligrams of precious metal obtained from an assay ton of ore equals the number of ounces to the ton.

          BASIN AND RANGE. The geologic province centered on Nevada consisting of northerly striking mountain ranges and intervening valleys.

          BRECCIA. A rock made of fragments of one or more rock types that has formed as a result of movement along faults, or the activity of fluids that may carry mineralization.

          CHALCEDONIC.  Extremely fine-grained quartz.

          CHARGEABILITY. A geophysical measurement of how much electricity can be stored in the ground that is commonly used to development an estimate of the abundance of metallic sulfide minerals below the surface.

          CRETACEOUS. The geologic time that is part of the Mesozoic era covering the period from 144 to 66 million years ago.

          CRUSHED AND AGGLOMERATED ORE. That material which has been reduced in size mechanically by crushing, (and which may as a result contain a significant portion of very fine particles) which is then, with the aid of a binding agent such as cement, reconstituted into larger particles and subsequently leached in a heap. The agglomerated ore typically has greater strength allowing for higher stacked heaps and may allow better percolation of leach solutions if the ore has high clay or fine particle content.

          FAULT. A planar feature produced by breaking of the Earth's crust with movement on one, or both, sides of the plane.

          FEASIBILITY STUDY. A comprehensive study of a deposit in which all geological, engineering, operating, economic and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

          GEOPHYSICS/GEOPHYSICAL. Surveys that are conduced to measure the Earth's physical properties as a means of identify areas where anomalous features may exist.

          GOLD DEPOSIT. An accumulation of gold mineralization in the Earth's crust, with no reference to size and grade of the deposit.

          GOLD HEAP-LEACHING. A hydrometallurgical process whereby gold is recovered from ore by heaping broken ore on sloping impermeable pads, repeatedly spraying the heaps with a diluted cyanide solution which dissolves the gold content in the ore, collecting the gold-laden solutions, and stripping the solution of gold.

          GRANITE. An igneous (formed from molten material) rock that solidified within the Earth's crust and is principally composed of quartz, feldspar, and biotite.

          HYDROTHERMAL. Hot water that originates within the Earth's crust and ascend toward the surface. This water is commonly associated with the formation of mineral deposits and hot springs.

          HYDROTHERMAL ALTERATION. Changes brought about in rock by the exposure to hydrothermal solutions, or mineral laden hot water from within the Earth's crust.

          INDUCED POLARIZATION/IP. A geophysical survey technique that measures the passage of electrical current sent into the ground (see chargeability).

          LAHAR.  A mudflow composed principally of volcanic material.

          LITHOLOGY/LITHOLOGIC. A general term used to define specific types of rocks.

          LEACH. The dissolution of soluble constituents from a rock or orebody by the natural or artificial action of percolating solutions.

          MA.  In geological terms, a million years.

          MARCASITE. A yellow iron sulphide mineral similar to pyrite in physical and chemical properties but which is less stable; and at Borealis is an important ore forming mineral containing gold.

          MESOZOIC. A subdivision of geologic time that covers the period from about 245 to 66 million years ago.

          MINE. An opening or excavation in the ground for the purpose of extracting minerals; a pit or excavation from which ores or other mineral substances are taken by digging; an opening in the ground made for the purpose of taking out minerals; an excavation properly underground for digging out some usual product, such as ore, including any deposit of any material suitable for excavation and working as a placer mine; collectively, the underground passage and workings and the minerals themselves. At Borealis there is potential for both surface and underground mining operations.

          MINERALIZING/MINERALIZED. Material added by hydrothermal solutions, principally in the formation of ore deposits. Often refers to the presence of a mineral of economic interest in a rock.

          MIOCENE. This is a subdivision of geologic time that covers the period from about 5 to 24 million years ago.

          OPEN PIT MINING. The process of excavating an ore body from the surface in progressively deeper layered cuts or steps. Sufficient waste rock adjacent to the ore body is removed to maintain mining access and to maintain the stability of the resulting pit.

          OPEN PIT.  A surface mine working open to daylight, such as a quarry.

          OPT/OPT. Abbreviation for ounces per ton, generally used in this prospectus to refer to the number of ounces of gold per ton.

          ORE. The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives. The term is generally but not always used to refer to metalliferous material, and is often modified by the names of the valuable constituent; e.g., gold ore.

          OUNCE or "OZ.".  A unit of weight equal to 31.1 grams.

          OXIDIZATION/OXIDIZED. The conversion of sulfide minerals to oxide minerals, usually through weathering at, or near, the Earth's surface.

          PEDIMENT. A gravel covered bedrock surface that is along the margin of a mountain range. The bedrock surface commonly has a gentle dip into the valley, outward from the mountain range.

          PIPE-LIKE. Geologic masses that have two short dimensions and one long dimension, and commonly have a near vertical orientation.

          PROPYLITIC ALTERATION. A type of hydrothermal alteration that produces only a modest change in the character of the rock. This type of alteration is commonly found at the margins of mineralized areas.

          PYRITE. A yellow iron sulphide mineral, which at Borealis is an important ore forming mineral containing gold.

          RESISTIVITY. A measurement of conductivity of electricity through rock.

          "RC" or REVERSE CIRCULATION. The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air, or gas down the borehole outside the drill rods and upward inside the drill rods. Often used to describe an advanced drilling and sampling method that takes a discrete sample from a drill interval with the objective of maintaining sample integrity.

          RESERVE. Measurement of size and grade of a mineral deposit that infers parameters have been applied to assess the potential for economic development.

          RESOURCE. The measurement of size and grade of a mineral deposit, without any inferred economic parameters.

          RUN OF MINE ORE. Material which was fragmented by blasting only, and then stacked on the heaps without being further reduced in size by crushing or other beneficiation processes.

          STRATIGRAPHIC.  The relationship of layered rocks to each other.

          SEDIMENTS. Material that has been deposited on the surface of the Earth through geologic means, usually transported and deposited by water. This material may eventually be cemented into rock.

          SILICIFICATION. The process by which quartz is added to rock by hydrothermal solutions.

          STRIKE. The course or bearing of the outcrop of an inclined bed, vein, or fault plane on a level surface; the direction of a horizontal line perpendicular to the direction of the dip.

          STRUCTURAL ZONE. Area that commonly contain several faults and fractured rock.

          SULFIDE.  Minerals that contain metals combined with sulfur.

          TCV. Tertiary Coal Valley formation, a local sedimentary rock unit which in may areas at the Borealis Property covers rocks hosting gold mineralization.

          TERTIARY. A geologic time period ranging from approximately 66 to 26 million years before the present.

          TONS. A unit of weight measurement. In this prospectus it means dry short tons (2,000 pounds).

          UNCONFORMABLE. Two groups of sedimentary rocks that are separated by a break in the depositional cycle and commonly have different orientations.

          UNPATENTED MINING CLAIMS. Land which has been staked and recorded in appropriate mining registries and in respect of which the owner has the right to explore for and exploit the minerals contained in such land and to conduct mining operations thereon. In this prospectus, unpatented mining claims refers to lode claims (and not placer claims).

          VOLCANIC ROCK. A group of igneous rocks that consolidated from molten material at the surface of the earth.

                         INDEX TO FINANCIAL STATEMENTS

                            GRYPHON GOLD CORPORATION
                              A NEVADA CORPORATION

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED MARCH 31, 2005 AND
          THE PERIOD FROM APRIL 24, 2003 (INCEPTION) TO MARCH 31, 2004

Report of Independent Registered Public Accounting Firm.....    F-3

Consolidated Balance Sheets as of March 31, 2005 and March
  31, 2004..................................................    F-4

Consolidated Statements of Operations for the Year Ended
  March 31, 2005 and the Period from April 24, 2003
  (inception) to March 31, 2004.............................    F-5

Consolidated Statements of Stockholders' Equity for the Year
  Ended March 31, 2005 and the Period from April 24, 2003
  (inception) to March 31, 2004.............................    F-6

Consolidated Statements of Cash Flows for the Year Ended
  March 31, 2005 and the Period from April 24, 2003
  (inception) to March 31, 2004.............................    F-7

Notes to Consolidated Financial Statements..................    F-8

              UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2005 AND
          THE PERIOD FROM APRIL 24, 2003 (INCEPTION) TO JUNE 30, 2005

Consolidated Balance Sheets as of June 30, 2005 and March
  31, 2005..................................................   F-18

Consolidated Statements of Operations for the Three Months
  Ended June 30, 2005 and the Period from April 24, 2003
  (inception) to June 30, 2005..............................   F-19

Consolidated Statements of Stockholders' Equity for the
  Three Months Ended June 30, 2005 and the Period from April
  24, 2003 (inception) to June 30, 2005.....................   F-20

Consolidated Statements of Cash Flows for the Three Months
  Ended June 30, 2005 and the Period from April 24, 2003
  (inception) to June 30, 2005..............................   F-21

Notes to Unaudited Interim Consolidated Financial
  Statements................................................   F-22

Consolidated Financial Statements

GRYPHON GOLD CORPORATION
(an exploration stage company)
March 31, 2005 and 2004
(Stated in U.S. dollars)

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
GRYPHON GOLD CORPORATION
(AN EXPLORATION STAGE COMPANY)

     We have audited the accompanying consolidated balance sheets of Gryphon Gold Corporation (an exploration stage company) as of March 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended March 31, 2005 and the period from April 24, 2003 (inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gryphon Gold Corporation (an exploration stage company) at March 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the year ended March 31, 2005 and the period from April 24, 2003 (inception) to March 31, 2004, in conformity with U.S. generally accepted accounting principles.

Vancouver, Canada                                          /s/ Ernst & Young LLP
June 29, 2005,                                             Chartered Accountants
except as to Note 11 which
is as of August 17, 2005.

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                            (Stated in U.S. dollars)

                                                                  AS AT MARCH 31,
                                                              -----------------------
                                                                 2005         2004
                                                              ----------   ----------
                                       ASSETS
CURRENT
Cash........................................................  $3,065,436   $  975,551
Accounts receivable.........................................       8,735        1,504
Subscriptions receivable [note 7]...........................      54,360      289,125
Prepaid expenses............................................      27,615        7,734
                                                              ----------   ----------
TOTAL CURRENT ASSETS........................................   3,156,146    1,273,914
                                                              ----------   ----------
Reclamation deposit [note 9]................................      31,400           --
Subscriptions receivable [note 7]...........................          --      100,000
Equipment [note 3]..........................................      22,936       14,440
Mineral property costs [note 4].............................   1,775,326      199,753
                                                              ----------   ----------
                                                              $4,985,808   $1,588,107
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities....................  $  453,193   $   72,332
Mineral property acquisition obligation [note 4]............   1,000,000           --
Liability to issue shares...................................          --      136,500
                                                              ----------   ----------
TOTAL LIABILITIES...........................................   1,453,193      208,832
                                                              ----------   ----------
Commitments [note 10]
STOCKHOLDERS' EQUITY
Common stock................................................      21,692       14,376
Additional paid-in capital..................................   6,891,968    2,404,824
Deficit accumulated during the exploration stage............  (3,381,045)  (1,039,925)
                                                              ----------   ----------
TOTAL STOCKHOLDERS' EQUITY..................................   3,532,615    1,379,275
                                                              ----------   ----------
                                                              $4,985,808   $1,588,107
                                                              ==========   ==========

On behalf of the Board:

/s/ ALBERT J. MATTER                                     /s/ ANTHONY (TONY) D.J. KER
---------------------------------------------            ---------------------------------------------
Director                                                 Director

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Stated in U.S. dollars)

                                                               PERIOD FROM      PERIOD FROM
                                                              APRIL 24, 2003   APRIL 24, 2003
                                                 YEAR ENDED   (INCEPTION) TO   (INCEPTION) TO
                                                 MARCH 31,      MARCH 31,        MARCH 31,
                                                    2005           2004             2005
                                                 ----------   --------------   --------------
EXPENSES
Exploration and development [note 5]...........  $1,009,173     $  442,232       $1,451,405
Management salaries and consulting fees........     875,571        328,860        1,204,431
Legal and audit................................     217,457        105,083          322,540
Travel and accommodation.......................     125,950         83,709          209,659
General and administrative.....................     116,219         86,823          203,042
Amortization...................................       6,596          2,548            9,144
Gain on foreign exchange.......................        (200)        (7,510)          (7,710)
Interest income................................      (9,646)        (1,820)         (11,466)
                                                 ----------     ----------       ----------
NET LOSS AND COMPREHENSIVE LOSS FOR THE
  PERIOD.......................................  $2,341,120     $1,039,925       $3,381,045
                                                 ==========     ==========       ==========
Basis and diluted loss per share...............  $     0.15     $     0.13
                                                 ==========     ==========
Basic and diluted weighted average number of
  common shares outstanding....................  15,287,736      7,879,432
                                                 ==========     ==========

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Stated in U.S. dollars)

                                                                 DEFICIT
                                                               ACCUMULATED
                               COMMON STOCK       ADDITIONAL   DURING THE
                           --------------------    PAID-IN     EXPLORATION
                           SHARES (#)   AMOUNT     CAPITAL        STAGE         TOTAL
                           ----------   -------   ----------   -----------   -----------
Balance, April 24,
  2003...................          --   $    --   $       --   $        --   $        --
Shares issued:
  For private placements
     [note 6[a]].........  14,376,000    14,376    2,404,824            --     2,419,200
Net loss for the
  period.................          --        --           --    (1,039,925)   (1,039,925)
                           ----------   -------   ----------   -----------   -----------
Balance, March 31,
  2004...................  14,376,000    14,376    2,404,824    (1,039,925)    1,379,275
Shares issued:
  For private placements
     [note 6[a]].........   7,315,962     7,316    4,598,059            --     4,605,375
  Share issue costs [note
     6[a]]...............          --        --     (118,854)           --      (118,854)
Fair value of agent's
  warrants issued [note
  6[b]]..................          --        --        7,939            --         7,939
Net loss for the year....          --        --           --    (2,341,120)   (2,341,120)
                           ----------   -------   ----------   -----------   -----------
BALANCE, MARCH 31,
  2005...................  21,691,962   $21,692   $6,891,968   $(3,381,045)  $ 3,532,615
                           ==========   =======   ==========   ===========   ===========

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Stated in U.S. dollars)

                                                               PERIOD FROM      PERIOD FROM
                                                              APRIL 24, 2003   APRIL 24, 2003
                                                YEAR ENDED    (INCEPTION) TO   (INCEPTION) TO
                                                 MARCH 31,      MARCH 31,        MARCH 31,
                                                   2005            2004             2005
                                                -----------   --------------   --------------
OPERATING ACTIVITIES
Net loss for the period.......................  $(2,341,120)   $(1,039,925)     $(3,381,045)
Items not involving cash:
  Amortization................................        6,596          2,548            9,144
  Shares issued for consulting fee............        8,375         70,000           78,375
Changes in non-cash working capital items:
  Amounts receivable..........................       (7,231)        (1,504)          (8,735)
  Accounts payable and accrued liabilities....      380,861         72,332          453,193
  Prepaid expenses............................      (19,881)        (7,734)         (27,615)
                                                -----------    -----------      -----------
CASH USED IN OPERATING ACTIVITIES.............   (1,972,400)      (904,283)      (2,876,683)
                                                -----------    -----------      -----------


INVESTING ACTIVITIES
Reclamation deposit...........................      (31,400)            --          (31,400)
Purchase of equipment.........................      (15,092)       (16,988)         (32,080)
Mineral property expenditures.................     (575,573)      (199,753)        (775,326)
                                                -----------    -----------      -----------
CASH USED IN INVESTING ACTIVITIES.............     (622,065)      (216,741)        (838,806)
                                                -----------    -----------      -----------


FINANCING ACTIVITIES
Cash received for shares issued...............    4,460,500      2,096,575        6,557,075
Share issue costs.............................     (110,915)            --         (110,915)
Subscription receivables collected............      334,765             --          334,765
                                                -----------    -----------      -----------
CASH PROVIDED BY FINANCING ACTIVITIES.........    4,684,350      2,096,575        6,780,925
                                                -----------    -----------      -----------


INCREASE IN CASH DURING THE PERIOD............    2,089,885        975,551        3,065,436
Cash, beginning of period.....................      975,551             --               --
                                                -----------    -----------      -----------
CASH, END OF PERIOD...........................  $ 3,065,436    $   975,551      $ 3,065,436
                                                ===========    ===========      ===========

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Stated in U.S. dollars)

1.  NATURE OF OPERATIONS AND CONTINUANCE OF OPERATIONS

     Gryphon Gold Corporation and its subsidiary, Borealis Mining Company (collectively, "the Company"), were incorporated in the State of Nevada in 2003. The Company is an exploration stage company in the process of exploring its mineral properties, and has not yet determined whether these properties contain reserves that are economically recoverable.

     The recoverability of amounts shown for mineral property interests in the Company's consolidated balance sheets are dependent upon the existence of economically recoverable reserves, the ability of the Company to arrange appropriate financing to complete the development of its properties, the receipt of necessary permitting and upon achieving future profitable production or receiving proceeds from the disposition of the properties. The timing of such events occurring, if at all, is not yet determinable.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     These consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of any contingent assets and liabilities as at the date of the consolidated financial statements as well as the reported amounts of expenses incurred during the period. Significant areas requiring the use of management estimates include the determination of potential impairments of asset values, the calculation of fair values of options and warrants, and rates for depreciation of equipment. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of current assets and current liabilities the fair value of which approximate their carrying values due to their short-term nature. Financial risk is the risk arising from fluctuations in foreign currency exchange rates. The Company does not use any derivative or hedging instruments to reduce its exposure to fluctuations in foreign currency exchange rates or metal prices.

MINERAL PROPERTY ACQUISITION COSTS

     The costs of acquiring mineral properties are capitalized and will be amortized over their estimated useful lives following the commencement of production or written-off if the properties are sold or abandoned.

     Cost includes cash consideration and the fair market value of shares issued on the acquisition of mineral properties. Properties acquired under option agreements, whereby payments are made at the sole discretion of the Company, are recorded in the accounts at such time as the payments are made.

     The recoverable amounts for mineral properties is dependent upon the existence of economically recoverable reserves; the acquisition and maintenance of appropriate permits, licenses and rights; the ability of the Company to obtain financing to complete the development of the properties and upon future profitable production or alternatively upon the Company's ability to recover its spent costs from the sale of its interests.

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

The amounts recorded as mineral properties reflect actual costs incurred and are not intended to express present or future values.

EXPLORATION AND DEVELOPMENT COSTS

     Exploration and development costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION

     The U.S. dollar is the functional currency of the Company. Transactions involving foreign currencies for items included in operations are translated into U.S. dollars using average exchange rates; monetary assets and liabilities are translated at the exchange rate prevailing at the balance sheet date and all other balance sheet items are translated at the historical rates applicable to the transactions that comprise the amounts. Translation gains and losses are included in the determination of net income.

EQUIPMENT

     Equipment is recorded at cost and is comprised of office furniture and computer equipment which is amortized over its estimated useful life on a straight line basis over 5 years.

INCOME TAXES

     Income taxes are accounted for using the liability method of tax allocation. Under this method deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment. In addition, deferred tax assets are recognized to the extent their realization is more likely than not.

STOCK-BASED COMPENSATION

     As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share Based Payment ("SFAS No. 123(R)), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations for its employee stock-based compensation. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of the grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant.

LOSS PER SHARE

     Loss per common share is determined based on the weighted average number of common shares outstanding during the year. Diluted earnings per share are calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted earnings per share assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are applied to repurchase common shares at the average market price for the period. Stock options and warrants are dilutive when the Company has income from continuing operations and when the average market price of the common shares during the period exceeds the exercise price of the options and warrants.

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

ASSET RETIREMENT OBLIGATIONS

     The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that results from the acquisition, construction, development or normal use of the assets with a corresponding increase in the carrying amount of the related long-lived asset. This liability is subsequently allocated to expense over its expected life. Currently, the Company has no asset retirement obligations.

RECENT ACCOUNTING PRONOUNCEMENTS

     On April 15, 2005, the U.S. Securities and Exchange Commission ("SEC") announced that it would provide for a phased-in implementation process for FASB Statement No. 123(R), Share-Based Payment ("SFAS 123(R)"). The SEC would require that registrants adopt SFAS 123(R)'s fair value method of accounting for share-based payments to employees no later than the beginning of the first interim or annual period beginning after December 15, 2005. The Company now plans to adopt SFAS 123(R) effective January 1, 2006.

     On March 30, 2005, the Financial Accounting Standards Board ("FASB") ratified the consensus of the Emerging Issues Task Force ("EITF") of the FASB Issue 04-6 that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. This consensus is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. The Company plans to adopt the consensus effective April 1, 2006.

3.  EQUIPMENT

                                                                 MARCH 31, 2005
                                                        ---------------------------------
                                                                  ACCUMULATED    NET BOOK
                                                         COST     AMORTIZATION    VALUE
                                                        -------   ------------   --------
Office equipment......................................  $32,080      $9,144      $22,936

                                                                 MARCH 31, 2004
                                                        ---------------------------------
                                                                  ACCUMULATED    NET BOOK
                                                         COST     AMORTIZATION    VALUE
                                                        -------   ------------   --------
Office equipment......................................  $16,988      $2,548      $14,440

4.  MINERAL PROPERTY

     The Company initially entered into a property option agreement dated July 21, 2003 to acquire up to a 70% interest in the Borealis property in Nevada, USA from Golden Phoenix Minerals, Inc. ("GPXM") for cash consideration of $125,000 and the obligation to make qualifying expenditures over several years. On January 28, 2005, the Company purchased outright the rights to a full 100% interest in the property for $1,400,000. A cash payment of $400,000 was made on closing with four quarterly payments of $250,000 to be made over the following 12 months. The Company pledged 15% of the shares of its subsidiary, Borealis Mining Company, as security to GPXM against non-payment of the outstanding obligation.

                                                                 2005        2004
                                                              ----------   --------
ACQUISITION COSTS, OPENING..................................  $  199,753   $     --
Current expenditures........................................   1,575,573    199,753
                                                              ----------   --------
ACQUISITION COSTS, CLOSING..................................  $1,775,326   $199,753
                                                              ==========   ========

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

5.  EXPLORATION AND DEVELOPMENT

                                                                PERIOD FROM
                                                               APRIL 23, 2003    PERIOD FROM
                                                  YEAR ENDED   (INCEPTION) TO   INCORPORATION
                                                  MARCH 31,      MARCH 31,      TO MARCH 31,
                                                     2005           2004            2005
                                                  ----------   --------------   -------------
NEVADA, USA
BOREALIS PROPERTY
Exploration and development
  Property maintenance..........................  $  461,105      $118,371       $  579,476
  Project management............................     198,343       149,826          348,169
  Drilling......................................     129,014         5,480          134,494
  Engineering...................................     119,299        23,476          142,775
  Geological....................................      66,641       115,376          182,017
  Metallurgy....................................      30,673         3,938           34,611
  Maps, reports and reproductions...............       4,098        25,765           29,863
                                                  ----------      --------       ----------
TOTAL EXPLORATION AND DEVELOPMENT...............  $1,009,173      $442,232       $1,451,405
                                                  ==========      ========       ==========

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

6.  CAPITAL STOCK

a] Authorized capital stock consists of 60,000,000 common shares with a par value of $0.001 per share and 15,000,000 preferred shares with a par value of $0.001 per share.

Issued common shares:

                                                                         ADDITIONAL
                                PRICE PER   NUMBER OF                     PAID-IN
                                  SHARE     SHARES (#)   PAR VALUE        CAPITAL           TOTAL
                                ---------   ----------   ---------   ------------------   ----------
Balance, at inception.........   $   --             --    $    --        $       --       $       --
Issued for:
  private placements..........     0.10      3,000,000      3,000           297,000          300,000
  private placements..........     0.15      3,500,000      3,500           521,500          525,000
  private placements..........     0.20      7,116,000      7,116         1,416,084        1,423,200
  private placements..........    0.225        760,000        760           170,240          171,000
                                            ----------    -------        ----------       ----------
Balance at March 31, 2004.....       --     14,376,000     14,376         2,404,824        2,419,200
Issued for:
  private placements..........     0.35        500,000        500           174,500          175,000
  private placements..........     0.65      6,815,962      6,816         4,423,559        4,430,375
Less:
     share issue costs
        -- cash...............       --             --         --          (110,915)        (110,915)
     share issue costs -- fair
       value of agent's
       warrants...............       --             --         --            (7,939)          (7,939)
Fair value of warrants issued
  to agent as compensation for
  services provided(b)........       --             --         --             7,939            7,939
                                            ----------    -------        ----------       ----------
BALANCE AT MARCH 31, 2005.....              21,691,962    $21,692        $6,891,968       $6,913,660
                                            ==========    =======        ==========       ==========

     During fiscal 2005, the private placements at $0.65 were for units comprising one common share and 1/2 of one common share warrant. Each whole warrant entitles the holder to purchase a common share at a price of $0.90 per share for a period of 24 months from the date of issue or 9 months following the date the Company becomes listed on a recognized stock exchange, whichever is earlier. The Company also issued compensation warrants ("broker warrants") to an agent with respect to a private placement of common shares.

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

b]  Warrants:

     The following table contains information with respect to all warrants:

                                                               NUMBER OF     FAIR VALUE OF
                                                              WARRANTS (#)     WARRANTS
                                                              ------------   -------------
WARRANTS OUTSTANDING, MARCH 31, 2004........................          --        $   --
Issued for:
  private placements........................................   3,407,981            --
  agent's compensation......................................     141,008         7,939
Exercised...................................................          --            --
                                                               ---------        ------
WARRANTS OUTSTANDING, MARCH 31, 2005........................   3,548,989        $7,939
                                                               =========        ======

     The following table summarizes information about warrants outstanding as at March 31, 2005:

                         WARRANTS OUTSTANDING AND EXERCISABLE
--------------------------------------------------------------------------------------
                                    AVERAGE LIFE                    WEIGHTED
        SHARES (#)                      YEARS                     AVERAGE PRICE
---------------------------  ---------------------------   ---------------------------
          3,407,981                      1.9                          $0.90
           141,008                       2.8                           0.65
                                         ---                          -----
          3,548,898                      1.9                          $0.89
                                         ===                          =====

     The fair value of agent's warrants issued has been estimated using the Black-Scholes Option Pricing Model based on the following assumptions: a risk-free interest rate of 3.02%; expected life of 3 years; an expected volatility of 0% (the stock has no trading history and accordingly volatility is not determinable); and no expectation for the payment of dividends.

c]  Stock options:

     On March 29, 2005, the Board of Directors adopted the 2004 Stock Incentive Plan ("the Plan") and on May 13, 2005 the Plan was approved by the shareholders. Under the Plan total of 3,000,000 stock options may be granted over a 10 year period, with vesting provisions determined by the Board. On the date of adoption 2,000,000 options were granted to directors, officers and a consultant, which vested immediately and are exercisable for 5 years at a price of $0.75 per share

     The following table summarizes information about stock options outstanding as at March 31, 2005:

                         OPTIONS OUTSTANDING AND EXERCISABLE
--------------------------------------------------------------------------------------
                                  WEIGHTED AVERAGE
                                  CONTRACTUAL LIFE
        SHARES (#)                      YEARS                    EXERCISE PRICE
---------------------------  ---------------------------   ---------------------------
          2,000,000                      5.0                          $0.75

     There would be no effect on the net loss for the year had the Company recognized stock-based compensation using a fair value method for all stock awards granted, modified or settled during the year,

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

because the fair value of each option estimated on the date of the grant using the Black-Scholes option pricing model and the assumptions described below, is nil.

                                                               2005      2004
                                                              -------   -------
Dividend yield..............................................       0%        --
Expected volatility.........................................       0%        --
Risk free interest rate.....................................    3.24%        --
Expected lives..............................................  4 years        --

     Options pricing models require the input of highly subjective assumptions, particularly as to the expected price volatility of the stock. Changes in these assumptions can materially affect the fair value estimate and therefore it is management's view that the existing models do not necessarily provide a single reliable measure of the fair value of the Company's equity instruments.

7.  RELATED PARTY TRANSACTIONS

     All transactions with related parties have occurred in the normal course of operations and are measured at their exchange amount as determined by management. All material transactions and balances with related parties not disclosed elsewhere are described below.

     Directors and officers of the Company were paid $429,946 in 2005 [$395,817 for the period from inception to March 31, 2004] through consulting arrangements for technical and management services. As at March 31, 2005, $10,250 was included in accounts payable and accrued liabilities for the above services (2004: $1,500).

     The Company issued common shares to officers and directors for which proceeds of $54,360 are receivable at March 31, 2005 [2004 -- $389,125].
Promissory notes bearing interest of 1.5% and 2% for full amounts outstanding have been issued to the Company as partial consideration for these shares and the Company is holding the related share certificates.

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

8.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax balances are as follows:

                                                                 2005         2004
                                                              -----------   --------
DEFERRED TAX ASSETS
Net operating loss carryforwards............................  $   953,044   $273,282
Exploration and development costs...........................       87,885     27,531
                                                              -----------   --------
Total deferred tax assets...................................    1,040,929    300,813
Valuation allowance.........................................   (1,039,505)  (297,675)
                                                              -----------   --------
Net deferred tax assets.....................................        1,425      3,138
                                                              -----------   --------


DEFERRED TAX LIABILITIES
Equipment...................................................         (776)      (272)
Prepaid expenses............................................         (648)    (2,866)
                                                              -----------   --------
Total deferred tax liabilities..............................       (1,425)    (3,138)
                                                              -----------   --------
                                                              $        --   $     --
                                                              ===========   ========

     The potential income tax benefits relating to the deferred tax assets have not been recognized in the consolidated financial statements as their realization did not meet the requirements of "more likely than not" under the liability method of tax allocation. Accordingly, no deferred tax assets have been recognized as at March 31, 2005 and 2004.

     The reconciliation of income taxes attributable to continuing operations computed at the statutory income tax rates to income tax recovery, at the statutory tax rate of 37.06% [2004 -- 37.06%] is as follows:

                                                                2005        2004
                                                              ---------   ---------
Tax at statutory tax rates..................................  $(784,081)  $(353,575)
State taxes, net of federal benefit.........................    (61,175)    (24,548)
Non-deductible items........................................    103,426      80,447
Change in valuation allowance...............................    741,830     297,675
                                                              ---------   ---------
                                                              $      --   $      --
                                                              =========   =========

     At March 31, 2005 the Company has non-capital losses of approximately $2.6 million in the United States available for future deduction from taxable income and which expire prior to 2025. The Company has not recognized as an asset any of these potential deductions as it cannot be considered likely that they will be utilized.

9.  RECLAMATION DEPOSIT

     The Company has purchased a performance bond for $31,400 from an insurance company in support of its potential future obligations under a Plan of Operation for exploration filed with the U.S. Forest Service. At March 31, 2005, the Company had no outstanding performance obligations related to reclamation work

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)

following drilling activities secured by this bond. The Company continues to hold the bond in support of potential future obligations under the Plan of Operation for exploration filed with the U.S. Forest Service.

10.  COMMITMENTS

     A portion of the Borealis Property is subject to a mining lease. The Company is required to make monthly lease payments of $8,614, adjusted annually based on the Consumer Price Index, for the duration of the lease term. In addition, production of precious metals from the Borealis Property will be subject to the payment of a royalty under the terms of the mining lease. The mining lease expires in 2009, but may be renewed by the Company annually thereafter, so long as mining activity continues on the Borealis Property. The Company has the option to terminate the mining lease at any time prior to expiry in 2009.

11.  SUBSEQUENT EVENTS

a] Subsequent to March 31, 2005, 6,030,408 units comprising one share of common stock and 1/2 of one common share warrant, were issued pursuant to private placements at a price of $0.65 per unit. An additional 130,000 compensation warrants were issued pursuant to the private placement described above.

b] On August 2, 2005, the Company granted stock options for a total of 300,000 shares to two newly appointed directors. These options vest immediately and are exercisable for 5 years at a price of $0.75 per share.

c] Effective August 11, 2005, the Company increased its authorized capital from 60,000,000 shares of common stock with a par value of $0.001 per share to 150,000,000 shares of common stock with a par value of $0.001 per share and 15,000,000 shares of preferred stock with a par value of $0.001 per share.

d] On August 17, 2005, a registration statement and prospectus was filed with the United States Securities and Exchange Commission and all provincial securities regulatory authorities in Canada in respect of an initial public offering of securities by the Company.

Unaudited Interim Consolidated Financial Statements

GRYPHON GOLD CORPORATION
(an exploration stage company)
June 30, 2005
(Stated in U.S. dollars)

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                            (Stated in U.S. dollars)
                                  (Unaudited)

                                                                      AS OF:
                                                              -----------------------
                                                               JUNE 30,    MARCH 31,
                                                                 2005         2005
                                                              ----------   ----------
                                       ASSETS
CURRENT
Cash........................................................  $5,859,298   $3,065,436
Accounts receivable.........................................       3,308        8,735
Subscriptions receivable....................................          --       54,360
Prepaid expenses............................................      28,396       27,615
                                                              ----------   ----------
TOTAL CURRENT ASSETS........................................   5,891,002    3,156,146
                                                              ----------   ----------
Reclamation deposit [note 7]................................      31,400       31,400
Equipment [note 3]..........................................      23,817       22,936
Mineral property costs [note 4].............................   1,775,326    1,775,326
                                                              ----------   ----------
                                                              $7,721,545   $4,985,808
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities....................  $  397,371   $  453,193
Mineral property acquisition obligation [note 4]............     750,000    1,000,000
                                                              ----------   ----------
TOTAL LIABILITIES...........................................   1,147,371    1,453,193
                                                              ----------   ----------
Commitments [note 8]
STOCKHOLDERS' EQUITY
Common stock................................................      27,722       21,692
Additional paid-in capital..................................  10,745,415    6,891,968
Deficit accumulated during the exploration stage............  (4,198,963)  (3,381,045)
                                                              ----------   ----------
TOTAL STOCKHOLDERS' EQUITY..................................   6,574,174    3,532,615
                                                              ----------   ----------
                                                              $7,721,545   $4,985,808
                                                              ==========   ==========

On behalf of the Board:

/s/ ALBERT J. MATTER                                     /s/ ANTHONY (TONY) D. J. KER
---------------------------------------------            ---------------------------------------------
Director                                                 Director

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Stated in U.S. dollars)
                                  (Unaudited)

                                                                             PERIOD FROM
                                                             THREE MONTHS   APRIL 24, 2003
                                                                ENDED        (INCEPTION)
                                                               JUNE 30,      TO JUNE 30,
                                                                 2005            2005
                                                             ------------   --------------
EXPENSES
EXPLORATION AND DEVELOPMENT [note 5].......................   $  340,072     $ 1,791,477
Management salaries and consulting fees....................      196,301       1,400,732
Legal and audit............................................      169,859         492,399
Travel and accommodation...................................       53,986         263,645
General and administrative.................................       79,091         282,133
Depreciation...............................................        1,735          10,879
Foreign exchange loss......................................       14,763           7,053
Interest income............................................      (37,889)        (49,355)
                                                              ----------     -----------
NET LOSS FOR THE PERIOD....................................   $ (817,918)    $(4,198,963)
                                                              ==========     ===========


Basic and diluted loss per share...........................   $    (0.03)
                                                              ==========


Basic and diluted weighted average number of common shares
  outstanding..............................................   26,150,210
                                                              ==========

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Stated in U.S. dollars)
                                  (Unaudited)

                                                                     DEFICIT
                                                                   ACCUMULATED
                              COMMON STOCK                         DURING THE
                          --------------------     ADDITIONAL      EXPLORATION
                          SHARES (#)   AMOUNT    PAID-IN CAPITAL      STAGE         TOTAL
                          ----------   -------   ---------------   -----------   -----------
Balance, April 24,
  2003..................          --   $    --     $        --     $        --   $        --
Shares issued:
  For private
     placements.........  14,376,000    14,376       2,404,824              --     2,419,200
Net loss for the
  period................          --        --              --      (1,039,925)   (1,039,925)
                          ----------   -------     -----------     -----------   -----------
Balance, March 31,
  2004..................  14,376,000    14,376       2,404,824      (1,039,925)    1,379,275
Shares issued:
  For private
     placements.........   7,315,962     7,316       4,598,059              --     4,605,375
  Share issue costs.....          --        --        (118,854)             --      (118,854)
Fair value of agent's
warrants issued [note
  6[b]].................          --        --           7,939              --         7,939
Net loss for the year...          --        --              --      (2,341,120)   (2,341,120)
                          ----------   -------     -----------     -----------   -----------
Balance, March 31,
  2005..................  21,691,962    21,692       6,891,968      (3,381,045)    3,532,615
Shares issued:
  For private
     placements.........   6,030,408     6,030       3,913,735              --     3,919,765
  Share issue costs.....          --        --         (65,588)             --       (65,588)
Fair value of agent's
  warrants issued [note
  6[b]].................          --        --           5,300              --         5,300
Net loss for the
  period................          --        --              --        (817,918)     (817,918)
                          ----------   -------     -----------     -----------   -----------
BALANCE, JUNE 30,
  2005..................  27,722,370   $27,722     $10,745,415     $(4,198,963)  $ 6,574,174


                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Stated in U.S. dollars)
                                  (Unaudited)

                                                                             PERIOD FROM
                                                             THREE MONTHS   APRIL 24, 2003
                                                                ENDED       (INCEPTION) TO
                                                               JUNE 30,       MARCH 31,
                                                                 2005            2005
                                                             ------------   --------------
OPERATING ACTIVITIES
Net loss for the period....................................   $ (817,918)    $(4,198,963)
Items not involving cash:
  Depreciation.............................................        1,735          10,879
  Shares issued for consulting fee.........................           --          78,375
Changes in non-cash working capital items:
  Amounts receivable.......................................        5,427          (3,308)
  Accounts payable and accrued liabilities.................      (55,822)        397,371
  Prepaid expenses.........................................         (781)        (28,396)
                                                              ----------     -----------
CASH USED IN OPERATING ACTIVITIES..........................     (867,359)     (3,744,042)
                                                              ----------     -----------


INVESTING ACTIVITIES
Reclamation deposit........................................           --         (31,400)
Purchase of equipment......................................       (2,616)        (34,696)
Mineral property expenditures..............................     (250,000)     (1,025,326)
                                                              ----------     -----------
CASH USED IN INVESTING ACTIVITIES..........................     (252,616)     (1,091,422)
                                                              ----------     -----------


FINANCING ACTIVITIES
Cash received for shares issued............................    3,919,765      10,476,840
Share issue costs..........................................      (60,288)       (171,203)
Subscription receivables collected.........................       54,360         389,125
                                                              ----------     -----------
CASH PROVIDED BY FINANCING ACTIVITIES......................    3,913,837      10,694,762
                                                              ----------     -----------


INCREASE IN CASH DURING THE PERIOD.........................    2,793,862       5,859,298
Cash, beginning of period..................................    3,065,436              --
                                                              ----------     -----------
CASH, END OF PERIOD........................................   $5,859,298     $ 5,859,298
                                                              ==========     ===========

                             See accompanying notes

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Stated in U.S. dollars)
                                  (Unaudited)

1.  NATURE OF OPERATIONS AND CONTINUANCE OF OPERATIONS

     Gryphon Gold Corporation and its subsidiary, Borealis Mining Company (collectively, "the Company"), were incorporated in the State of Nevada in 2003. The Company is an exploration stage company in the process of exploring its mineral properties, and has not yet determined whether these properties contain reserves that are economically recoverable.

     The recoverability of amounts shown for mineral property interests in the Company's consolidated balance sheets are dependent upon the existence of economically recoverable reserves, the ability of the Company to arrange appropriate financing to complete the development of its properties, the receipt of necessary permitting and upon achieving future profitable production or receiving proceeds from the disposition of the properties. The timing of such events occurring, if at all, is not yet determinable.

2.  BASIS OF PRESENTATION

     These interim unaudited consolidated financial statements have been prepared by the Company in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial statements, applied on a consistent basis. These interim financial statements follow the same significant accounting policies and methods of application as those disclosed in Note 2 to the Company's audited consolidated financial statements as at and for the year ended March 31, 2005 (the "Annual Financial Statements"). Accordingly, they do not include all disclosures required for annual financial statements. These interim unaudited consolidated financial statements and notes thereon should be read in conjunction with the Annual Financial Statements.

     The preparation of these interim unaudited consolidated financial statements and the accompanying notes requires management to make estimates and assumptions that affect the amounts reported. In the opinion of management, these interim unaudited consolidated financial statements reflect all adjustments (which include only normal, recurring adjustments) necessary to state fairly the results for the periods presented. Actual results could vary from these estimates and the operating results for the interim periods presented are not necessarily indicative of the results expected for the full year.

3.  EQUIPMENT

                                                                  JUNE 30, 2005
                                                        ---------------------------------
                                                                  ACCUMULATED    NET BOOK
                                                         COST     DEPRECIATION    VALUE
                                                        -------   ------------   --------
Office equipment......................................  $34,696     $10,879      $23,817

                                                                 MARCH 31, 2005
                                                        ---------------------------------
                                                                  ACCUMULATED    NET BOOK
                                                         COST     DEPRECIATION    VALUE
                                                        -------   ------------   --------
Office equipment......................................  $32,080      $9,144      $22,936

4.  MINERAL PROPERTY

     The Company initially entered into a property option agreement dated July 21, 2003 to acquire up to a 70% interest in the Borealis property in Nevada, USA from Golden Phoenix Minerals, Inc. ("GPXM") for cash consideration of $125,000 and the obligation to make qualifying expenditures over several years. On January 28, 2005, the Company purchased outright the rights to a full 100% interest in the property for $1,400,000. A cash payment of $400,000 was made on closing with four quarterly payments of $250,000 to be

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)
                                  (Unaudited)

made over the following 12 months. The Company pledged 15% of the shares of its subsidiary, Borealis Mining Company, as security to GPXM against non-payment of the outstanding obligation.

                                                                  2005
                                                               ----------
ACQUISITION COSTS, MARCH 31, 2005...........................   $1,775,326
Current expenditures........................................           --
                                                               ----------
ACQUISITION COSTS, JUNE 30, 2005............................   $1,775,326
                                                               ==========

5.  EXPLORATION AND DEVELOPMENT

                                                                             PERIOD FROM
                                                             THREE MONTHS   APRIL 24, 2003
                                                                ENDED       (INCEPTION) TO
                                                               JUNE 30,        JUNE 30,
                                                                 2005            2005
                                                             ------------   --------------
NEVADA, USA
BOREALIS PROPERTY
Exploration and development
  Property maintenance.....................................    $ 66,803       $  646,279
  Project management.......................................       5,023          363,192
  Drilling.................................................     160,362          284,856
  Engineering..............................................          --          142,775
  Geological...............................................     107,884          290,901
  Metallurgy...............................................          --           34,611
  Maps, reports and reproductions..........................          --           28,863
                                                               --------       ----------
TOTAL EXPLORATION AND DEVELOPMENT..........................    $340,072       $1,791,477
                                                               ========       ==========

6.  CAPITAL STOCK

a] Authorized share capital consists of 60,000,000 common shares with a par value of $0.001 per share and 15,000,000 preferred shares with a par value of $0.001 per share. (See subsequent event note 9.)

b]  Warrants:

     The following table contains information with respect to all warrants:

                                                                NUMBER OF     FAIR VALUE OF
                                                               WARRANTS (#)     WARRANTS
                                                               ------------   -------------
WARRANTS OUTSTANDING, MARCH 31, 2005........................    3,548,989        $ 7,939
Issued for:
  private placement.........................................    3,015,204             --
  agent's compensation......................................      130,000          5,300
Exercised...................................................           --             --
                                                                ---------        -------
WARRANTS OUTSTANDING, JUNE 30, 2005.........................    6,694,193        $13,239
                                                                =========        =======

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)
                                  (Unaudited)

     The following table summarizes information about warrants outstanding as at June 30, 2005:

                         WARRANTS OUTSTANDING AND EXERCISABLE
---------------------------------------------------------------------------------------
                                AVERAGE REMAINING LIFE
        SHARES (#)                       YEARS                WEIGHTED AVERAGE PRICE
---------------------------   ---------------------------   ---------------------------
         6,423,185                        1.7                          $0.90
          271,008                         2.2                           0.65
        ----------                        ---                          -----
         6,694,193                        1.8                          $0.89
        ----------                        ===                          =====
        ----------

     The fair value of agent's warrants issued has been estimated using the Black-Scholes Option Pricing Model based on the following assumptions: a risk-free interest rate of 3.02% and [3.24%]; expected life of 3 and 2 years depending on their terms; an expected volatility of 0% (the stock has no trading history and accordingly volatility is not determinable); and no expectation for the payment of dividends.

c]  Stock options:

     On March 29, 2005, the Board of Directors adopted the 2004 Stock Incentive Plan ("the Plan") and on May 13, 2005 the Plan was approved by the shareholders. Under the Plan total of 3,000,000 stock options may be granted over a 10 year period, with vesting provisions determined by the Board. On the date of adoption 2,000,000 options were granted to directors, officers and a consultant, which vested immediately and are exercisable for 5 years at a price of $0.75 per share

     The following table summarizes information about stock options outstanding as at June 30, 2005:

                            OPTIONS OUTSTANDING AND EXERCISABLE
--------------------------------------------------------------------------------------------
                             WEIGHTED AVERAGE CONTRACTUAL LIFE
        SHARES (#)                         YEARS                       EXERCISE PRICE
---------------------------  ---------------------------------   ---------------------------
          2,000,000                         5.0                             $0.75

     There would be no effect on the net loss for the year had the Company recognized stock-based compensation using a fair value method for all stock awards granted, modified or settled during the year, because the fair value of each option estimated on the date of the grant using the Black-Scholes option pricing model and the assumptions described below, is nil.

                                                               2005      2004
                                                              -------   -------
Dividend yield..............................................       0%        --
Expected volatility.........................................       0%        --
Risk free interest rate.....................................    3.24%        --
Expected lives..............................................  4 years        --

     Options pricing models require the input of highly subjective assumptions, particularly as to the expected price volatility of the stock. Changes in these assumptions can materially affect the fair value estimate and therefore it is management's view that the existing models do not necessarily provide a single reliable measure of the fair value of the Company's equity instruments.

7.  RECLAMATION DEPOSIT

     The Company has purchased a performance bond for $31,400 from an insurance company in support of its potential future obligations under a Plan of Operation for exploration filed with the U.S. Forest Service. At June 30, 2005, the Company recorded a reclamation liability of $10,000 related to drilling activity during the

                            GRYPHON GOLD CORPORATION
                         (AN EXPLORATION STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                            (Stated in U.S. dollars)
                                  (Unaudited)

quarter The Company continues to hold the bond in support of current and future obligations under the Plan of Operation for exploration filed with the U.S. Forest Service.

8.  COMMITMENTS

a] A portion of the Borealis Property is subject to a mining lease. The Company is required to make monthly lease payments of $8,614, adjusted annually based on the Consumer Price Index, for the duration of the lease term. In addition, production of precious metals from the Borealis Property will be subject to the payment of a royalty under the terms of the mining lease. The mining lease expires in 2009, but may be renewed by the Company annually thereafter, so long as mining activity continues on the Borealis Property. The Company has the option to terminate the mining lease at any time prior to expiry in 2009.

b] During the first quarter of 2006, the Company entered into leases for office space in Lakewood, CO and Vancouver, BC for 5 and 3 year terms respectively. The following are related commitments in the next 5 years:

                                                                 $
                                                               ------
2006........................................................   42,000
2007........................................................   68,000
2008........................................................   68,700
2009........................................................   48,000
2010........................................................   38,000

9.  SUBSEQUENT EVENTS

a] On August 2, 2005, the Company granted stock options for a total of 300,000 shares to two newly appointed directors. These options vest immediately and are exercisable for 5 years at a price of $0.75 per share.

b] Effective August 11, 2005, the Company increased its authorized capital from 60,000,000 shares of common stock with a par value of $0.001 per share to 150,000,000 shares of common stock with a par value of $0.001 per share and 15,000,000 shares of preferred stock with a par value of $0.001 per share.

c] On August 17, 2005, a registration statement and prospectus was filed with the United States Securities and Exchange Commission and all provincial securities regulatory authorities in Canada in respect of an initial public offering of securities by the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            GRYPHON GOLD CORPORATION

                                              UNITS

     Each unit will be offered at a price of $         per unit and will consist
of one (1) share of our common stock and one-half of one (1/2) non-transferable Class A Warrant; each whole Class A Warrant is exercisable to acquire one share
of common stock at a price of $         until 5:00 p.m. (New York time)
on         .

--------------------------------------------------------------------------------

                                   PROSPECTUS

                                         , 2005

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or the representative. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as agents and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 23.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the agent's discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fees and the Toronto Stock Exchange listing fees.

                                                               AMOUNT TO
                                                                BE PAID
                                                               ---------
SEC registration fee........................................   $3,502.33
NASD filing fee.............................................   $3,476.00
TSX listing fee.............................................       *
Legal fees and expenses.....................................       *
Accounting fees and expenses................................       *
Printing expenses...........................................       *
Blue sky fees and expenses (including legal fees)...........       *
Transfer agent and registrar fees...........................       *
Miscellaneous...............................................       *
  Total.....................................................       *

---------------

* To be supplied by amendment.

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws and Articles of Incorporation (the "Certificate of Incorporation") provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section
78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since our inception we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act of 1933, as amended.

          On or about May 15, 2003, we issued 3,000,000 shares of common stock to our founding shareholders at $0.10 per share. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about June 15, 2003, we issued 1,980,000 shares of common stock at $0.15 per share to our directors and 75,000 shares of common stock at $0.20 per share. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about August 15, 2003, we issued 1,802,500 shares of common stock at $0.20 per share and 637,500 shares of common stock at $0.225 per share payable by installment promissory notes. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about September 16, 2003, we issued 270,000 shares of common stock at $0.15 per share to a director, 1,400,000 shares of out common stock at $0.20 per share, and an additional 100,000 shares of our common stock at $0.225 per share payable by installment promissory notes. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about December 17, 2003, we issued 3,488,500 shares of common stock at $.20 per share and 122,500 shares of common stock at $0.225 per share payable by installment promissory notes. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about March 8, 2004, we issued 1,500,000 shares of common stock at $0.15 per share. We offered and sold shares outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act and in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On September 7, 2004, we reserved for issuance and later sold 500,000 shares of common stock to Tom Sitar, our chief financial officer at $0.35 per share under the terms of his employment agreement. The shares were issued in a private transaction not involving a public offering pursuant to exemptions available under Section 4(2) of the Securities Act.

          On September 28, 2004, we sold 778,500 shares of common stock at $0.65 per share and subsequently issued 389,250 share purchase warrants to each purchaser exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On January 26, 2005, we sold 1,410,077 units at $0.65 per unit. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On March 28, 2005, we sold 4,627,385 units at $0.65 per unit. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On or about March 29, 2005, we granted options exercisable to acquire 2,000,000 shares of common stock at $0.75 per share to officers, directors, employees and a consultant in compensatory transactions not involving a public offering pursuant to exemptions available under Rule 701 of the Securities Act.

          On April 1, 2005, we sold 1,300,000 units at $0.65 per unit. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On April 25, 2005, we sold 4,221,154 units at $0.65 per unit. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On June 22, 2005, we sold 509,254 units at $0.65 per unit. Each unit consisted of one share of common stock and one-half of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at $0.90 per share until the earlier of two years from the date of issuance or nine months after our shares of common stock are listed for trading on a recognized exchange. We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

          On August 3, 2005, we granted options exercisable to acquire 300,000 shares of common stock at $0.75 per share to two new independent directors in compensatory transactions not involving a public offering pursuant to exemptions available under Rule 701 of the Securities Act.

ITEM 26.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The following is a list of exhibits filed as part of this Registration
Statement:

  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
   1.1*        Form of Agency Agreement

   3.1         Articles of Incorporation of Gryphon Gold Corporation, filed
               April 24, 2003

   3.2         Certificate of Amendment to Articles of Incorporation of
               Gryphon Gold Corporation, filed August 9, 2005

   3.3         Bylaws of Gryphon Gold Corporation

   3.4         Articles of Incorporation of Borealis Mining Company, filed
               June 5, 2003

   3.5         Bylaws of Borealis Mining Company

   4.1*        Specimen Common Stock certificate

   4.2*        Form of Warrant Indenture

   5.1*        Opinion of United States Counsel

  10.1         Investor Rights Agreement by and among Gryphon Gold
               Corporation and the Stockholders Party Hereto, dated as of May 1, 2003, as amended

  10.2 Assignment of Borealis Mining Lease, dated January 10, 2005, between Golden Phoenix Mineral Company and Borealis Mining
               Company

  10.3         Agreement and Consent to Assignment of Borealis Mining
               Lease, entered into as of January 26, 2005, between Richard
               J. Cavell, Hardrock Mining Company, John W. Whitney, Golden
               Phoenix Minerals, Inc., Borealis Mining Company and Gryphon
               Gold Corporation

  10.4         Escrow Agreement, dated January 10, 2005, between Borealis
               Mining Company, Gryphon Gold Company and Lawyers Title
               Agency of Arizona (Regarding Purchase Agreement dated
               January 10, 2005)

  10.5         Purchase Agreement dated January 10, 2005, as amended,
               Seller: Golden Phoenix Minerals, Inc., Buyer: Borealis
               Mining Company and Guarantor: Gryphon Gold Corporation

  10.6         Agreement between Golden Phoenix Minerals, Inc. and Borealis
               Mining Company (Borealis Property, Mineral County, Nevada), dated July 21, 2003

  10.7         Agency Agreement/Investment Advisory Retainer, between
               Gryphon Gold Corporation and Desjardins Securities Inc., signed March 9, 2005

  10.8         Service Agreement between Gryphon Gold Corporation and The
               Kottmeier Resolution Group Ltd., dated May 17, 2005

  10.9         Office Building Lease dated June 22, 2005, related to
               Lakewood, Colorado office

  10.10 Executive Compensation Agreement, dated October 1, 2003, between Gryphon Gold Corporation and Allen Gordon dba
               Evergreen Mineral Ventures LLC

  10.11        Assignment Assumption Agreement between Gryphon Gold
               Corporation and Allen Gordon

  10.12 Executive Compensation Agreement, dated October 1, 2003, between Gryphon Gold Corporation and Albert Matter

  10.13 Executive Compensation Agreement, dated February 1, 2004, between Gryphon Gold Corporation and Tony Ker

  10.14 Executive Compensation Agreement, dated November 1, 2004, between Gryphon Gold Corporation and Thomas Sitar

  10.15        Executive Compensation Agreement, dated June 1, 2005 between
               Gryphon Gold Corporation and Donald Ranta

  10.16        Gryphon Gold Corporation 2004 Stock Incentive Plan

  10.17*       Form of Escrow Agreement

  10.18*       Form of Lock Up Agreement


  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
  14.1*        Code of Business Conduct and Ethics

  23.1         Consent of Ernst & Young LLP

  23.2* Consent of United States Counsel (included in the opinion filed as Exhibit 5.1.)

  23.3         Consent of Mr. Alan C. Noble, P.E. of Ore Reserves
               Engineering in Lakewood, CO

  23.4         Consent of Qingping Deng of Behre Dolbear and Company, Inc.
               in Denver, CO

  24.1         Powers of Attorney (included on Signature Page)

  99.1         "Technical Report on the Mineral Resources of the Borealis
               Gold Project" dated May 23, 2005, prepared by Mr. Alan C.
               Noble, P.E. of Ore Reserves Engineering in Lakewood, CO

  99.2         "Technical Report -- Preliminary Scoping Study of Project
               Development for the Borealis Gold Project, Nevada, USA" dated June 7, 2004 prepared by Quigping Deng of Behre
               Dolbear and Company, Inc. in Denver, CO

---------------

 * To be filed by amendment.

     (b) Financial Statement Schedules.

     Omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

ITEM 27.  UNDERTAKINGS.

     The Registrant hereby undertakes to provide to the Agent at the closing specified in the Agency Agreement, certificates in such denominations and registered in such names as required by the Agents to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, British Columbia, Canada, on August 17, 2005.

                                          GRYPHON GOLD CORPORATION

                                          By: /s/ ALLEN S. GORDON
                                            ------------------------------------
                                            ALLEN S. GORDON
                                            President and Director
                                            (Chief Executive Officer)

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:



    /s/ ALLEN S. GORDON                                   Director, President and        August 17, 2005
------------------------------------------------          Chief Executive Officer
    ALLEN S. GORDON                                    (Principal Executive Officer)


    /s/ ALBERT J. MATTER                                  Executive Chairman and         August 17, 2005
------------------------------------------------           Chairman of the Board
    ALBERT J. MATTER


    /s/ DONALD E. RANTA                                          Director                August 17, 2005
------------------------------------------------
    DONALD E. RANTA


    /s/ CHRISTOPHER E. HERALD                                    Director                August 17, 2005
------------------------------------------------
    CHRISTOPHER E. HERALD


                                                                 Director
------------------------------------------------
    RICHARD E. HUGHES


    /s/ ROHAN HAZELTON                                           Director                August 17, 2005
------------------------------------------------
    ROHAN HAZELTON


    /s/ DONALD W. GENTRY                                         Director                August 17, 2005
------------------------------------------------
    DONALD W. GENTRY


    /s/ ANTHONY (TONY) D. J. KER                                 Director                August 17, 2005
------------------------------------------------
    ANTHONY (TONY) D. J. KER


    /s/ THOMAS SITAR                                      Chief Financial Officer        August 17, 2005
------------------------------------------------         (Principal Financial and
    THOMAS SITAR                                            Accounting Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Allen Gordon and Thomas Sitar his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                        DATE
                    ---------                                      -----                        ----

   /s/ ALLEN S. GORDON                                    Director, President and         August 17, 2005
------------------------------------------------
   ALLEN S. GORDON                                        Chief Executive Officer


   /s/ ALBERT J. MATTER                                   Executive Chairman and          August 17, 2005
------------------------------------------------
   ALBERT J. MATTER                                        Chairman of the Board


   /s/ DONALD E. RANTA                                           Director                 August 17, 2005
------------------------------------------------
   DONALD E. RANTA


   /s/ CHRISTOPHER E. HERALD                                     Director                 August 17, 2005
------------------------------------------------
   CHRISTOPHER E. HERALD


                                                                 Director
------------------------------------------------
   RICHARD E. HUGHES


   /s/ ROHAN HAZELTON                                            Director                 August 17, 2005
------------------------------------------------
   ROHAN HAZELTON


   /s/ DONALD W. GENTRY                                          Director                 August 17, 2005
------------------------------------------------
   DONALD W. GENTRY


   /s/ ANTHONY (TONY) D. J. KER                                  Director                 August 17, 2005
------------------------------------------------
   ANTHONY (TONY) D. J. KER


   /s/ THOMAS SITAR                                       Chief Financial Officer         August 17, 2005
------------------------------------------------
   THOMAS SITAR                                        (Principal Financial Officer)